As filed with the Securities and Exchange Commission on May 22, 2003
                                     An Exhibit List can be found on page II-10.

                                                     Registration No. 333-103900




                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
--------------------------------------------------------------------------------

                               AMENDMENT NO. 1 TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933
                          -----------------------------

                                  INSYNQ, INC.
                 (Name of small business issuer in its charter)


     NEVADA                          6510                         22-3894506
(State or other          (Primary Standard Industrial         (I.R.S. Employer
Jurisdiction of          Classification Code Number)         Identification No.)
Incorporation or

 Organization)

                         1127 BROADWAY PLAZA, SUITE 202
                            TACOMA, WASHINGTON 98402
                                 (253) 284-2000

        (Address and telephone number of principal executive offices and principal place of business)

                            JOHN P. GORST, PRESIDENT
                         1127 BROADWAY PLAZA, SUITE 202
                            TACOMA, WASHINGTON 98402
                                 (253) 284-2000
            (Name, address and telephone number of agent for service)

                                   Copies to:

                             GREGORY SICHENZIA, ESQ.
                              STEPHEN FLEMING, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.


If this Form is filed to register additional securities for an offering pursuant
o Rule 462(b) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(C) under he Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.___________


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. _____X______

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ------------------ --------------------
   TITLE OF EACH CLASS OF          AMOUNT TO BE         PROPOSED          PROPOSED           AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)        MAXIMUM           MAXIMUM         REGISTRATION FEE
                                                        OFFERING         AGGREGATE
                                                       PRICE PER       OFFERING PRICE
                                                         SHARE
------------------------------- -------------------- ---------------- ------------------ --------------------

Common Stock, $.001 par             195,065,396(2)      $.05(3)          $9,753,269.80              $789.04
value, issuable upon
conversion of convertible
debentures

------------------------------- -------------------- ---------------- ------------------ --------------------

Common Stock, $.001 par               9,200,000(4)      $.25(5)          $2,300,000.00              $186.07
value, issuable upon
exercise of warrants

------------------------------- -------------------- ---------------- ------------------ --------------------

Total                               204,265,396                         $12,053,269.80             $975.11*

------------------------------- -------------------- ---------------- ------------------ --------------------

* $1,091.17 was paid by registrant in connection with the initial filing of this registration statement.

--------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and the exercise of outstanding warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.


(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations. The shares being registered herewith are issuable pursuant to convertible debentures issued in connection with private placements entered in June 2001 and January 2002 with four investors.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 20, 2003.


(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.25 per share to account for antidilution and price protection adjustments.


(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of the warrants. The shares being registered herewith are issuable pursuant to warrants issued in connection with private placements entered in June 2001 and January 2002 with four investors.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MAY 22, 2003


                                  INSYNQ, INC.


                              204,265,396 SHARES OF


                                  COMMON STOCK


         This prospectus relates to the resale by the selling stockholders of up to 204,265,396 shares of our common stock, based on current market prices. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "ISYN". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on May 20, 2003, was $.05.


INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  THE DATE OF THIS PROSPECTUS IS _______, 2003.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Insynq, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                                  INSYNQ, INC.


         We are an application service provider, or ASP and we have been delivering outsourced software application hosting and managed information technology services through our IQ Data Utility Services and IQ Delivery System since 1997. We install software applications on our servers located at the data center, allowing our customers, with a Web-enabled computer, access to computing services. This service is called application hosting. We are also a provider of managed software services (through on-site customer premise equipment and application hosting), Web-hosting services, and access to Internet marketing assistance and related services. We offer these services as an integrated whole, either sold directly or on a fee or subscription basis.

         Although we are still devoting substantially all of our present efforts to establishing our core business, our planned operations have commenced, and, operating revenues are being generated. As a result, we have a history of losses, and have not achieved profitability. We have an accumulated deficit through February 28, 2003 of $24,660,710, which includes approximately $12,873,754 related to non-cash stock-based compensation and non-cash interest expense. For the nine and three months ended February 28, 2003, we generated revenues in the amount of $757,631 and $271,527 and net losses of $2,063,720 and $813,205, respectively. In addition, for the year ended May 31, 2002, we generated revenue in the amount of $889,136 and a net loss of $4,599,430. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity our auditors, in their audit report dated September 6, 2002, have expressed substantial doubt about our ability to continue as going concern. We anticipate that we will increase our investment in our business and, therefore, we are incurring, and expect to continue to incur, for the foreseeable future, significant operating losses and negative cash flow.


         Our principal offices are located at 1127 Broadway Plaza, Suite 202, Tacoma, Washington 98402, and our telephone number is (253) 284-2000. We are a Nevada corporation.


              The Offering

              Common stock offered by selling stockholders.................Up to 204,265,396 shares, based on current market prices and assuming full
                                                                           conversion of the convertible debentures,
                                                                           with accrued interest to date, and the full
                                                                           exercise of the warrants (includes a good
                                                                           faith estimate of the shares underlying
                                                                           convertible debentures and shares underlying
                                                                           warrants to account for market fluctuations,
                                                                           and antidilution and price protection
                                                                           adjustments, respectively). This number
                                                                           represents 90.3% of our current outstanding
                                                                           stock.

              Common stock to be outstanding after the offering............Up to 226,298,731 shares


              Use of proceeds..............................................We will not receive any proceeds from the sale of the common stock.

                                       2

              Over-The-Counter Bulletin Board Symbol.......................ISYN



         The above information regarding common stock to be outstanding after the offering is based on 22,033,335 shares of common stock outstanding as of May 6, 2003 and assumes the subsequent conversion of all of the issued convertible debentures, with interest, and exercise of all of the warrants by our selling stockholders.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with accredited investors on June 29, 2001, for the sale of (i) $1,200,000 in convertible debentures, and (ii) warrants to buy 2,400,000 shares of our common stock, and on January 24, 2002, for the sale of
(i) $550,000 in convertible debentures, and (ii) warrants to buy 2,200,000 shares of our common stock. The debentures bear interest at 12% and matured one year from the date of issuance. The debentures issued pursuant to the June 2001 and January 2002 Securities Purchase Agreement were issued at various times and, therefore, matured at various times. The debentures issued pursuant to the June 2001 Securities Purchase Agreement matured as follows:

         o on June 29, 2002, a debenture in the amount of $550,000 matured;
         o on August 15, 2002, a debenture in the amount of $100,000 matured;
         o on October 18, 2002, a debenture in the amount of $150,000 matured; and
         o on November 2, 2002, a debenture in the amount of $400,000 matured.

         The debentures issued pursuant to the January 2002 Securities Purchase Agreement were also issued at various times and matured, or would have matured, as follows:

         o on January 24, 2003, a debenture in the amount of $300,000 matured; and
         o on July 10, 2003, a debenture in the amount of $250,000 would have matured.

         On March 6 2003, the Company and the selling stockholders extended the maturity date of all debentures to March 6, 2004 and amended the conversion price of the debentures. The conversion price of these debentures is now, the lower of (i) $0.30 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on its principal market for the 20 trading days before but not including the conversion date. The number of shares of common stock issuable upon conversion of the debentures is determined by dividing that portion of the principal of the debenture and accrued interest, if any, to be converted by the conversion price. For example, assuming conversion of $10,000, of debentures including accrued interest, a conversion price of $.02 per share, the number of shares issuable upon conversion would be 500,000 shares, which would result from dividing $10,000 by $.02. If the conversion price were $.01 per share, we would be required to issue 1,000,000 shares of common stock. Accordingly, as the debentures are converted and the additional shares of common stock that are issued as a result thereof cause the trading price to decline, the conversion price declines, causing a larger number of shares to be issued, and there is in fact no limit on the number of shares into which the debentures may be converted.

         The securities included in this registration statement were subject to a previous registration statement, but are being registered again as a result of a change in the terms of the securities pursuant to an amendment on March 6, 2003 of the June 2001 and January 2002 private placements.


         The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISK RELATING TO OUR BUSINESS:

      WE HAVE HISTORICALLY OPERATED AT A LOSS, HAVE EXPERIENCED NEGATIVE OPERATING CASH FLOWS, AND ANTICIPATE THAT LOSSES WILL CONTINUE, AND IF LOSSES CONTINUE WE MAY BE REQUIRED TO CEASE OR CURTAIL OUR OPERATIONS.


         We have experienced net losses and negative cash flows since we began implementing our current business plan. For the three and nine months ended February 28, 2003, we have incurred a net loss of $813,205 and $2,063,720, respectively. In addition, for the year ended May 31, 2002, we incurred a net loss of $4,599,430. We expect that the ongoing implementation of our current business plan will increase our net losses and our negative cash flows for the foreseeable future as we continue to incur significant operating expenses and make capital investments in our business. We may never generate sufficient revenues to achieve profitability, and if we are unable to make a profit, we may not be able to continue to operate our business. Even if we do become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis.


      WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR AUDITORS INDICATING THERE IS DOUBT AS TO WHETHER WE CAN REMAIN IN BUSINESS.

         In its audit report dated September 6, 2002, our auditors indicated that there was substantial doubt as to our ability to continue as a going concern and that our ability to continue as a going concern was dependant upon our obtaining additional financing for our operations or reaching profitability. There can be no assurance that we will be able to achieve either of these.

      WE ARE DELINQUENT IN THE PAYMENT OF BUSINESS AND PAYROLL TAXES. IF WE ARE UNABLE TO NEGOTIATE WORKOUT ARRANGEMENTS OR TO MAKE TIMELY PAYMENTS, WE COULD EXPERIENCE A SEVERE NEGATIVE IMPACT ON OUR BUSINESS OR OUR RESOURCES.


         As of May 6, 2003, we are delinquent in the payment of approximately $504,200 of business and payroll taxes, plus an estimated $311,000 of related assessed penalties and interest. The majority of the past due amount of approximately $732,000 is for payroll taxes, penalties and interest due to the Internal Revenue Service. In April 2002, the IRS filed a Federal Tax Lien on our assets for all past due employment taxes, penalties and accrued interest. We submitted an Offer In Compromise to the Internal Revenue Service seeking relief on a portion of our overall obligation and to structure a payment plan on the settled amount of taxes due. We were notified on April 1, 2003 that the Offer In Compromise was denied. Management will resubmit a second offer or appeal the decision of the IRS. Unless the IRS agrees to a mutually agreeable workout, the IRS could take possession of our assets or we will be forced to cease operations and/or to file for bankruptcy protection.

         As of May 6, 2003, we have two remaining workout agreements for past due taxes with State of Washington taxing authorities, the Department of Revenue in the amount of $10,425, and the Department of Labor and Industries in the amount of $6,175. As of March 25, 2003, we paid off two other workout arrangements. Terms of these two remaining workouts require us to pay $2,000 and $530, respectively, per month until each tax obligation is fulfilled. These two taxing agencies have either filed a lien or a warrant with the local county authorities to protect their position during the respective workout periods.

         Additionally, two liens have been filed by two other states for past due taxes, plus accrued interest and penalties. One lien was filed by the State of Utah for approximately $28,000 for prior year's income taxes assessed to our predecessor company. This amount is in dispute and amended returns to correct this deficiency have been filed, but not yet approved or denied. The second lien was filed by the State of California for approximately $26,337 for past due payroll taxes, assessed penalties and accrued interest. Recently, the Company submitted a proposal for a long-term workout of the tax debt. We believe the proposal is currently in review and under consideration with the state authorities.

         There can be no assurances, however, that we will be able to agree or commit to any proposed terms set forth by the Internal Revenue Service or favorably negotiate terms with other taxing authorities. If we are unsuccessful, the taxing authorities could take possession of some or all of our assets. Should this occur, we likely would be forced to cease our operations.

      WE ARE IN DEFAULT ON AN EQUIPMENT LEASE OBLIGATION IN THE AMOUNT OF APPROXIMATELY $868,600 AS OF MAY 6, 2003, AND, IF WE ARE UNABLE TO SUCCESSFULLY RESTRUCTURE THIS LEASE OBLIGATION, WE MAY NOT BE ABLE TO DELIVER TO OUR CUSTOMERS THEIR CONTRACTED SERVICES.

         As of May 6, 2003, we are in default on an equipment lease obligation in the amount of approximately, $868,600. We are attempting to renegotiate with the lessor and have initiated contact with them. When they are prepared to enter discussions we will attempt to negotiate for a lesser amount owed and we believe that given the current market conditions, we should be successful in such negotiations. However, there is no assurance that we will be successful in such attempts. If we are unable to successfully restructure this lease obligation, we may be required to seek other equipment or methods of delivering our services. In the meantime, we have signed an additional lease agreement for equipment to support our customer base. However, there is no assurance that we would be able to locate other necessary equipment or methods on acceptable terms, or at all. In addition, because we are in default we may be obligated to pay penalties. As such, the lessor could repossess the equipment. Moreover, any such actions could negatively impact our ability to obtain services for the maintenance of our equipment under applicable warranties, and ultimately make it difficult for our business to continue.

      WE ARE DELINQUENT IN THE PAYMENT OF CERTAIN TRADE PAYABLES IN THE AMOUNT OF APPROXIMATELY $805,400 AS OF MAY 6, 2003. IF WE ARE UNABLE TO NEGOTIATE WORKOUT ARRANGEMENTS OR TO MAKE TIMELY PAYMENTS, WE COULD EXPERIENCE A SEVERE NEGATIVE IMPACT ON OUR BUSINESS OR OUR RESOURCES.

         As of May 6, 2003, we were late in payment of certain creditor trade payables in the amount of approximately $805,400. We have initiated contact with these vendors and have offered three separate payment plans and definitive agreements have been finalized with some, but not all, of these vendors. If we are unable to negotiate payment plans with the remaining vendors, or if we are unable to execute such negotiated payment plans with those who have accepted such plans, we could experience a severe negative impact on our business resources.

      OUR STOCK COULD BE THE VICTIM OF SHORT SELLING AND, IF THIS OCCURS, THE MARKET PRICE OF OUR STOCK COULD BE ADVERSELY AFFECTED AND, IN TURN, ADVERSELY EFFECT OUR ABILITY RAISE ADDITIONAL CAPITAL THROUGH THE SALE OF OUR COMMON STOCK.

         It is conceivable that our stock could be subject to the practice of short selling. Short selling, or "shorting," occurs when stock is sold which is not owned directly by the seller; rather, the stock is "loaned" for the sale by a broker-dealer to someone who "shorts" the stock. In most situations, this is a short-term strategy by a seller, and based upon volume, may at times drive stock values down. If such shorting occurs in our common stock, there could be a negative effect on the trading price of our stock. If the trading price of our common stock decreases, this may negatively impact our ability to raise additional capital through the sale of our common stock.


      IN ORDER TO EXECUTE OUR BUSINESS PLAN, WE WILL NEED TO RAISE ADDITIONAL CAPITAL. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO ACHIEVE OUR BUSINESS PLAN AND YOU COULD LOSE YOUR INVESTMENT.

         We need to raise additional funds through public or private debt or equity financings as well as obtain credit from our vendors to be able to fully execute our business plan. Any additional capital raised through the sale of equity may dilute your ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds or credit from our vendors, we will be unable to execute our business plan and you could lose your investment.

         Our future capital requirements will depend upon many factors, including the following:

         o Costs to develop and maintain our on-line hosting of hardware and software;
         o        The rate at which we expand our operations;
         o        The extent to which we develop and upgrade our technology;
         o        The occurrence, timing, size and success of acquisitions; and
         o        The response of competitors to our service offerings.

         We have recently negotiated with many of our vendors to reduce the amounts owed or to extend more favorable payment terms. While these negotiated terms have reduced cash out-lays and expenditures, we cannot rely on future relationships with these vendors, which could result in limiting our purchasing and credit abilities.


         WE HAVE GRANTED A SECURITY INTEREST IN ALL OF OUR ASSETS TO THE FOUR INVESTORS IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENTS ENTERED IN JUNE 2001, JANUARY 2002 AND SEPTEMBER 2002 AND IF WE ARE TO DEFAULT ON THE PAYMENT OF THE DEBENTURES, THE INVESTORS WOULD BE ENTITLED TO TAKE POSSESSION OF ALL OF OUR ASSETS.

         In consideration of the receipt of the funding received by the Company in connection with the issuance of the debentures under the Securities Purchase Agreements entered into in June 2001, January 2002 and September 2002, the Company provided the investors, AJW Offshore Ltd., AJW Partners, LLC, New Millennium Capital Partners II, LLC and AJW Qualified Partners, LLC, a security interest in essentially all of our assets. In the event that we were to default on the payment of the debentures, the investors would be entitled to take possession of all of our assets and, as a result our operations would cease.

      IF WE ARE UNABLE TO OBTAIN KEY SOFTWARE APPLICATIONS AND HARDWARE COMPONENTS FROM CERTAIN VENDORS, WE WILL BE UNABLE TO DELIVER OUR SERVICES, WHICH MAY RESULT IN THE TERMINATION OF OUR OPERATIONS.

         We rely on third-party suppliers, including Microsoft, Citrix, and Cisco to provide us with key software applications and hardware components for our infrastructure. Certain components or applications are only available from limited sources. If we are unable to obtain these products or other services, including connectivity services, in a timely manner at an acceptable cost or at all, it may substantially inhibit our ability to deliver our services, which may result in the termination of our operations.

      SOME OF OUR APPLICATION SERVICE PROVIDER SERVICE CONTRACTS GUARANTEE CERTAIN SERVICE LEVELS AND IF WE CONTINUE TO FAIL TO MEET THESE SERVICES LEVELS, OUR APPLICATION SERVICE PROVIDER CUSTOMERS ARE ENTITLED TO RECEIVE CERTAIN SERVICES FOR FREE AND MAY BE ENTITLED TO CANCEL THEIR CONTRACT, WHICH SUCH CANCELLATIONS WOULD REDUCE OUR REVENUE AS WELL AS DAMAGE OUR REPUTATION.


         Some of our application service provider contracts contain service guarantees that obligate us to provide our hosted applications at a guaranteed level of performance. To the extent we fail to meet those service levels we may be obligated to provide our customers certain services free of charge. If we continue to fail to meet these service levels, our application service provider customers have the right to cancel their contracts with us. These credits or cancellations will cost us money and damage our reputation with our customers and prospective customers.


      WE DEPEND HEAVILY ON OUR MANAGEMENT TEAM AND THE LOSS OF ANY OR ALL OF THE MEMBERS OF SUCH MANAGEMENT TEAM COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION AS WELL AS THE
IMPLEMENTATION OF OUR BUSINESS PLAN.


         Our success depends, to a significant extent, upon the efforts and abilities of John P. Gorst, President, Chairman of the Board and Chief Executive Officer, as well as on the efforts of other officers and senior management. Loss of the services of any or all of our executive management team could materially adversely affect our business, results of operations and financial condition, and could cause us to fail to successfully implement our business plan.

      THERE IS INTENSE COMPETITION FOR QUALIFIED TECHNICAL PROFESSIONALS AND SALES AND MARKETING PERSONNEL, AND OUR FAILURE TO ATTRACT AND RETAIN THESE PEOPLE COULD AFFECT OUR ABILITY TO RESPOND TO RAPID TECHNOLOGICAL CHANGES AND TO INCREASE OUR REVENUES.

         Our future success also depends upon our ability to attract and retain qualified technical professionals and sales and marketing personnel. Competition for talented personnel, particularly technical professionals, is intense. This competition could increase the costs of hiring and retaining personnel. We may not be able to attract, retain, and adequately motivate our personnel or to integrate new personnel into our operations successfully.


      WE MAY NOT BE ABLE TO PROTECT OUR PATENTS, COPYRIGHTS, TRADEMARKS AND PROPRIETARY AND/OR NON-PROPRIETARY TECHNOLOGY, AND WE MAY INFRINGE UPON THE PATENTS, COPYRIGHTS, TRADEMARKS AND PROPRIETARY RIGHTS OF OTHERS, WHICH COULD AFFECT OUR ABILITY TO COMPETE EFFECTIVELY AND OUR RESULTS OF OPERATIONS.


         Our services are highly dependent upon proprietary technology, which allows us to upgrade and manage the customer's computing environment, both at the data center and customer level. In addition, we rely on contracts, confidentiality agreements, and copyright, patent, trademark, and trade-secrecy laws to protect our proprietary rights in our technology. We have also obtained, or are pursuing, several trademark, copyright, and patent registrations for our various product names. The protective steps we have taken may not be adequate to deter misappropriation of our proprietary information. In addition, some end-user license provisions protecting against unauthorized use, copying, transfer and disclosure of a licensed program may be unenforceable under the laws of certain jurisdictions and foreign countries. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States. Failure to adequately protect our intellectual property could harm our brand name, devalue our proprietary content, and affect our ability to compete effectively. Furthermore, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could materially adversely affect our business, results of operations and financial condition. Also, it is possible that our competitors or others will adopt product or service brands similar to ours, possibly leading to customer confusion.

      WE UTILIZE OPEN SOURCE SERVICES AND CODE FOR SOME PRODUCTS. WHILE WE CAN MODIFY OPEN SOURCE AND CHARGE FOR IT, WE MUST RELEASE CERTAIN CHANGES BACK TO THE OPEN SOURCE COMMUNITY, WHICH MAY INCLUDE COMPETITORS. THIS COULD NEGATIVELY AFFECT OUR ABILITY TO COMPETE EFFECTIVELY AND HAVE A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Some of our technology, including our proprietary code, performs functions similar to technology available from third parties. Therefore, we could be subject to claims that our technology infringes the proprietary rights of third parties. Claims against us, even if without merit, could subject us to costly litigation and could divert the time and attention of our technical and management teams. A claim of infringement may require us, and our customers, to obtain one or more licenses from third parties. We cannot assure you that we or our customers will be able to obtain necessary licenses from third parties at a reasonable cost or at all. Any failure to obtain a required license could negatively affect our ability to do business.

      DISRUPTIONS TO THE DATA CENTERS, OR TO THE OFFSITE BACKUP STORAGE FACILITIES OF THIRD PARTIES WITH WHOM WE DO BUSINESS, COULD MATERIALLY AFFECT OUR BUSINESS.

         The continued and uninterrupted performance of our computer systems, and of the backup storage facilities of third parties with whom we do business, is critical to our success. Any system failure that causes interruptions in our ability to deliver our products and services to our customers, including failures that affect our customers' abilities to access our hosted hardware, software, and stored data, could reduce customer satisfaction and, if sustained or repeated, would reduce the attractiveness of our services or result in material liabilities or costs.


         Our hardware and software hosting business strategy, including data backup and storage, depends on the consistent performance of the data centers and those of third parties. We offer offsite back-up storage of data for all customers. The current data centers, and those of third parties, may be vulnerable to interruption from fire, earthquake, flood, power loss, connectivity failures, vandalism and other malicious acts, and other events beyond our control, including natural disasters. If the data centers are damaged in any way, a customer whose data is stored there may lose some or all data, despite routine backup procedures. Our operations are dependent on our ability to protect our computer system, and customer systems, applications and data against damages, including, but not limited to those from computer viruses, fire, earthquake, flood, power loss, connectivity failures, vandalism and other malicious acts, and other events beyond our control, including natural disasters. Damage to our computer system, or to the systems, applications, or data of our customers, could delay or prevent delivery of our products and, result in the loss of our customers or in material liabilities. In addition, a failure of our telecommunication providers to provide the data communications capacity in the time frame required by us for any reason could cause interruptions in the delivery of our products. Substantially all of our computer and communications hardware is located at two facilities and the loss of this hardware or the data it contains would cause severe business interruptions. In the event that we experience significant disruptions that affect the data centers, we could lose customers or fail to attract new customers.

      WE COULD EXPERIENCE BREACHES OF SECURITY WHEN TRANSMITTING DATA TO OR FROM OUR CUSTOMERS, INCLUDING THE USE OF THIRD PARTY VENDOR SECURITY TECHNOLOGIES AND METHODOLOGIES, AND THE OCCURRENCE OF ANY BREACH OF SECURITY COULD RESULT IN THE LOSS OF CUSTOMERS, DAMAGE TO OUR REPUTATION OR EXPOSURE TO LIABILITY.


         Our business depends upon our ability to securely transmit confidential information between the data centers, third-party backup locations, and the servers of our customers, including the use of third-party vendor security technologies and methodologies. Despite our physical design and setup and the implementation of a variety of security measures, there exists the risk that certain unauthorized access, computer viruses, accidental or intentional disturbances could occur. We may need to devote substantial capital and personnel resources to protect against the threat of unauthorized penetration of our delivery system or to remedy any problems that such penetration might cause. The occurrence of any of these events could cause us to lose customers, cause harm to our reputation, and expose us to material liability.


      WE DEPEND ON LICENSED SOFTWARE APPLICATION AND IF THESE LICENSES ARE TERMINATED WE MAY BE REQUIRED TO CEASE OUR OPERATIONS.


         We depend on contracts with third-party software manufacturers to allow their software applications to be hosted or run at the data centers and provided to our customers. We have entered into non-exclusive agreements with third-party companies, including, but not limited to, Microsoft and Citrix, that allow us to host some of their software applications at the data center or re-license their software applications to our customers. Under most of these agreements, the software manufacturer can terminate its relationship with us for any reason by giving us as little as 30 days notice. In these instances, the software manufacturer is not liable to us, or to our customers, for any damages resulting from termination. If our relationships with these software manufacturers are terminated, or if these or other software manufacturers do not allow our customers to obtain a license to operate the software application on the data centers, our ability to do business would be severely inhibited.


      THE HARDWARE AND SOFTWARE WE USE IS COMPLEX AND MAY CONTAIN DEFECTS AND THESE DEFECTS COULD RESULT IN SERVICE INTERRUPTIONS, OR THE LOSS OF DATE, WHICH COULD IMPAIR OUR REVENUE OR DELAY MARKET ACCEPTANCE OF OUR SERVICE.


         Our service offerings depend on complex hardware and software that may contain defects, particularly when initially introduced or when new versions are released. Although we test internal and third party software applications prior to deployment, we may not discover software defects that could affect our new or current services or enhancements until deployed. These defects could cause service interruptions or the loss of data, which could damage our reputation, increase our operating costs, impair our ability to generate or collect revenue, delay market acceptance or divert our management and technical resources. Any software modifications we perform as part of our integration services could cause problems in application delivery. Also, because we offer an open-source software solution to our customers, they are likely to hold us accountable for any problems associated with their software, even if the manufacturer caused the problem or defect. Typically, software manufacturers disclaim liability for any damages suffered as a result of software defects and provide only limited warranties. As a result, we may have no recourse against the providers of defective software applications.


      GROSS MARGINS ON CERTAIN PRODUCTS OR LINES OF BUSINESS MAY DECLINE OVER TIME, WHICH MAY RESULT IN A DECREASE TO OUR NET INCOME.


         Gross margins may be adversely affected by increases in material or labor costs, heightened price competition, changes in channels of distribution, or in the mix of products sold. We have recently introduced several new products, and we plan to release additional new products in the future. If warranty costs associated with new products are greater than we have experienced historically, gross margins may be adversely affected. Geographic mix, as well as the mix of configurations within each product group, may also impact our gross margins. We continue to expand third party and indirect distribution channels, which generally result in reduced gross margins. In addition, increasing third party and indirect distribution channels generally results in greater difficulty in forecasting the mix of our products, and to a certain degree, the timing of our orders.

      WE ARE INVOLVED IN, AND MAY BECOME INVOLVED IN, LEGAL PROCEEDINGS WITH FORMER EMPLOYEES, CONSULTANTS, AND OTHER THIRD PARTIES THAT, IF DETERMINED AGAINST US, COULD REQUIRE US TO PAY DAMAGES. THE PAYMENT OF DAMAGES COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND, THEREFORE, OUR ABILITY TO ACHIEVE OUR BUSINESS PLAN.

         We are involved in the current legal proceedings:

         o We are a party to a lawsuit, dated May 31, 2001, in which our former vice president of sales and marketing seeks payment for various claims in the amount of approximately $115,000. We have reached a partial settlement of the matter.

         o We are a party to a lawsuit, dated August 6, 2001, in which one of our vendors seeks payment for goods and services provided in the amount of $20,760. We have reached a partial settlement of the matter.

         o We are a party to a lawsuit, dated October 4, 2001, by our former landlords. The allegations relate to the default by us of our long-term lease obligations and a settlement agreement dated May 2001.

         o We were a party to a lawsuit, dated July 2, 2002, by our former director of sales and marketing. The lawsuit alleges breach of contract, wage and hour violations and violation of the Washington law against discrimination. We have reached a settlement of the matter.


         In the past, we have negotiated with third parties and entered into contracts, in the normal course of our business, with advisors, consultants and others based on business plans and strategies that we may no longer be pursuing. We believe that such negotiations were terminated and that those contracts are no longer effective. However, it is possible that the other parties to those negotiations and contracts could claim that we did not fulfill our obligations. If a court finds that we are obligated under any of those contracts, arrangements or otherwise, we could be liable for an undeterminable amount of compensation or stock or both.

         If any such litigation occurs, it is likely to be expensive for us. If such suits are determined against us and a court awards a material amount of cash damages, our business, results of operations and financial condition will be materially adversely affected. In addition, any such litigation could divert our management's attention and resources.

      MANY COMPANIES USE NAMES SIMILAR IN SOUND OR SPELLING TO "INSYNQ." INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AGAINST US, EVEN IF WITHOUT MERIT, COULD BE EXPENSIVE TO DEFEND AND DIVERT MANAGEMENT'S ATTENTION FROM OUR BUSINESS. IF A CLAIM TO STOP US FROM USING OUR NAME IS SUCCESSFUL, WE WILL HAVE TO EITHER BUY THE RIGHT TO USE OUR NAME, WHICH MAY BE EXPENSIVE, OR CHANGE OUR NAME WHICH MAY ALSO BE EXPENSIVE.

         We are aware that other companies have claimed use of names similar to "Insynq" for products or services similar to our own. We are in the process of investigating the rights, if any, others may have to the name. In addition, we are attempting to register "Insynq" as a trademark in the United States, Europe, and Canada. However, we may not be able to obtain proprietary rights to the use of this name. We will incur expenses if called to defend our use of the "Insynq" name. Any such litigation, even if without merit, may be time consuming and expensive to defend. It also could divert our management's attention and resources and require us to enter into costly royalty or licensing agreements. In addition, if any company in our industry is able to establish a use of the "Insynq" name that is prior to our use, we could be liable for damages and could be forced to stop using the name unless we are able to buy the right to use the name. If we were unable to buy the right to use our name after we lose an infringement claim, we would have to change our name, which may require us to spend money to build new brand recognition and incur other costs. Third parties may assert other infringement claims against us. Any of these events could divert management attention and complicate our ability to do business.

      OUR INDUSTRY IS CHARACTERIZED BY RAPIDLY CHANGING TECHNOLOGY WITH CONTINUOUS IMPROVEMENTS IN BOTH

COMPUTER HARDWARE AND SOFTWARE, AND RAPID OBSOLESCENCE OF CURRENT SYSTEMS. IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGE IN OUR INDUSTRY, WE WILL NOT BE ABLE TO EFFECTIVELY SELL OUR SERVICES AND OUR SALES WILL MATERIALLY ADVERSELY DECLINE.

         We must continually buy new computer hardware and license new computer software systems to effectively compete in our industry. Our software delivery methodologies must be able to support changes in the underlying software applications that are delivered to our customers. The rapid development of new technologies increases the risk that current or new competitors could develop products or services that would reduce the competitiveness of our products or services. We rely on software providers to produce software applications that keep pace with our customers' demands.

         There is no assurance that we will successfully develop or adopt new technologies, introduce new services or enhance our existing services on a timely basis, or that new technologies, new services or enhancements we use or develop will achieve market acceptance. If we fail to address these developments, we will lose sales to our competitors.


      ALTHOUGH OUR CURRENT OPERATIONS INCLUDE OPERATING AS A TECHNOLOGY FOCUSED COMPANY, OUR PREVIOUS BUSINESS ACTIVITIES INCLUDED GAMING, NATURAL RESOURCE MINING, AND EXPLORATION. AS A RESULT, WE MAY BE EXPOSED TO UNKNOWN ENVIRONMENTAL AND OTHER LIABILITIES THAT COULD REQUIRE US TO EXPEND OUR FINANCIAL RESOURCES AND MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION.


         The assets of a predecessor company were acquired by a publicly-traded company that was engaged, prior to August 1999, in gaming, and prior to 1993, in natural resource exploration and development, including mining, and oil and gas. We no longer own any mining, oil and gas, or gaming-related assets. The mining, mineral processing, and oil and gas industries are subject to extensive governmental regulations for the protection of the environment, including regulations relating to air and water quality, site reclamation, solid and hazardous waste handling and disposal and the promotion of occupational safety. We could be held responsible for any liabilities relating to our previous involvement in gaming, mining or oil and gas exploration and development, which liabilities would result in our spending our cash resources.

      WE HAVE NOT INDEPENDENTLY VERIFIED THE RELIABILITY OF MARKET DATA CONTAINED HEREIN AND SUCH DATA MAY BE INCOMPLETE AND/OR INACCURATE.

         Market data used within this report was obtained from internal sources and from industry publications. Such industry publications typically contain a statement to the effect that the information contained therein was obtained from sources considered to be reliable, but that the completeness and accuracy of such information is not guaranteed. While we believe that the market data presented herein is reliable, we have not independently verified such data. Similarly, market data supplied by internal sources, which we believe to be reliable, has not been verified by independent sources.

RISKS RELATED TO OUR INDUSTRY:

      THE FAILURE OF THE INTERNET TO GROW OR REMAIN A VIABLE COMMERCIAL MEDIUM COULD HARM OUR GROWTH.

         Our success depends in large part on the maintenance of the Internet infrastructure as a reliable network frame that provides adequate speed, data capacity, and security. Our success also depends on the timely development of products, such as high-speed modems, that enable reliable Internet access and services. The Internet may continue to experience significant growth in the number of users, frequency of use and amount of data transmitted. The Internet infrastructure may not be able to support the demands placed on it and the performance or reliability of the Internet may be adversely affected by this continued growth. In addition, the Internet could lose its commercial viability if the number of people who use the Internet does not continue to grow. A number of factors, including unreliable service, unavailability of cost-effective, high-speed access to the Internet or concerns about security, could impede this growth. The infrastructure or complementary products and services necessary to maintain the Internet, as a viable commercial medium may not be developed, and, as a result, the Internet may not continue to be a viable commercial medium for us.

      IF THE GOVERNMENT ADOPTS REGULATIONS THAT CHARGE INTERNET ACCESS FEES OR IMPOSE TAXES ON SUBSCRIPTIONS TO OUR WEB-BASED PRODUCTS, OUR OPERATING EXPENSE WILL INCREASE.

         Currently, there are few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted that address issues such as pricing and the characteristics of products and services. In addition, several connectivity companies have petitioned the Federal Communications Commission to regulate Internet and on-line service providers in a manner similar to long-distance telephone carriers and to impose access fees on them. This regulation, if imposed, could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel, obscenity and personal privacy are applicable to the Internet. Finally, state tax laws and regulations relating to the provision of products and services over the Internet are still developing. A few states have tried to impose taxes on products and services provided over the Internet. If additional states try to do so, our operating costs may increase and we may not be able to increase the price that we charge for our products to cover these costs. Any new laws or regulations or new interpretations of existing laws and regulations relating to the Internet could decrease the growth in the use of the Internet, decrease the demand for traffic on our Website, increase our operating expenses, or otherwise adversely affect our business.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

      THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         As of May 6, 2003, we had 22,033,335 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 112,532,699 shares of common stock at current market prices, and outstanding options and warrants to purchase 5,500,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


      THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXITING STOCKHOLDERS.


         Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures in the amount of $1,950,653.96 (including accrued interest) issued pursuant to the Securities Purchase Agreements entered in June 2001 and January 2002, and convertible debentures in the amount of $450,000 issued or to be issued pursuant to the Securities Purchase Agreement entered in September 2002, based on market prices 25%, 50% and 75% below the market price, as of May 20, 2003 of $.05.


                                                                Number                  % of
% Below          Price Per         With Discount               of Shares            Outstanding
MARKET            SHARE              AT 60%                    ISSUABLE                STOCK
------            -----              ------                    --------                -----

25%               $.0375           $.015                     160,043,597               87.90%
50%               $.0250           $.01                      240,065,396               91.59%
75%               $.0125           $.005                     480,130,792               95.61%


         As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. In the event that the market price of our shares substantially decreases below the current market price, we may not have an adequate number of shares of common stock to support the conversion of all of our convertible debentures. For example, as of May 20, 2003, we had 22,033,335 shares of common stock outstanding. If the price of our common stock were to decrease to $.0125 or 75% below our current market price of $.05, then we would be obligated to issue 480,130,792 shares of common stock upon conversion of all of our outstanding convertible debentures, which would require the issuance of 2,164,127 shares of common stock in excess of our authorized shares. We will be in default under the convertible debentures if we are not able to fully satisfy the conversion due to the unavailability of shares of common stock.

      THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE

INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The convertible debentures are convertible into shares of our common stock at a 60% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

      THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.


         The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including the investors in this offering.

         As of April 30, 2003, we had an aggregate of $1,950,653.96 secured convertible debentures, including accrued interest, issued pursuant to the Securities Purchase Agreements entered into in June 2001 and January 2002 outstanding. In addition, we also have $300,000 secured convertible debentures issued pursuant to the Securities Purchase Agreement entered into in September 2002 outstanding. As of April 30, 2003, warrants to purchase 5,200,000 shares of common stock issued to the purchasers of the debentures were outstanding. These warrants are exercisable for a term of five years from the date of issuance at a price equal to $.25 per share. There are 4,600,000 shares of common stock issuable upon exercise of these warrants are being registered pursuant to this registration statement.

         As of May 20, 2003, 1,001,442 shares of common stock were reserved for issuance upon exercise of our outstanding warrants and options other than those issued in connection with the debentures being registered herewith, and an additional 145,779,317 shares of common stock were reserved for issuance upon conversion of the debentures and exercise of the warrants issued in connection with the debentures being registered herewith. As of May 20, 2003, there were 22,033,335 shares of common stock outstanding. Of these outstanding shares, 8,516,075 shares were freely tradable without restriction under the Securities Act of 1933, as amended, unless held by affiliates.


      IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.


         In September 2002, we entered into a Securities Purchase Agreement for the sale of an aggregate of $450,000 principal amount of convertible debentures. In addition, we have also entered into Securities Purchase Agreements in June 2001 and January 2002 for an aggregate of $1,750,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 12% interest, one year from the date of issuance, unless sooner converted into shares of our common stock. Although under the September 2002 Securities Purchase Agreement, we currently have $300,000 convertible debentures outstanding, the investor is obligated to purchase additional convertible debentures in the aggregate of $150,000. In addition, any event of default as described in the convertible debentures could require the early repayment of the convertible debentures, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we were required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.


RISK RELATING TO OUR COMMON STOCK:


      IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.


         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.


      OUR DIRECTORS AND EXECUTIVE OFFICERS BENEFICIALLY OWN APPROXIMATELY 52.7% OF OUR STOCK, THEIR INTERESTS COULD CONFLICT WITH YOURS, SIGNIFICANT SALES OF STOCK HELD BY THEM COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE, STOCKHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.

         As of May 20, 2003, our executive officers, directors and affiliated persons beneficially owned approximately 52.7% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:


         o        elect or defeat the election of our directors;
         o amend or prevent amendment of our articles of incorporation or bylaws;
         o effect or prevent a merger, sale of assets or other corporate transaction; and
         o control the outcome of any other matter submitted to the stockholders for vote.

         As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.


      OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.


         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

        o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o obtain financial information and investment experience objectives of the person; and
         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and
         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

      ANTI-TAKEOVER ACTIONS AND/OR PROVISION COULD PREVENT OR DELAY A CHANGE IN CONTROL.

         Provisions of our certificate of incorporation and bylaws and Nevada law may make it more difficult for a third party to acquire us, even if so doing would be beneficial to our stockholders. These include the following:

         o Our board of directors is authorized to issue of up to 10,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions of those shares without any further vote or action by the stockholders, which may be used by the board to create voting impediments or otherwise delay or prevent a change in control or to modify the rights of holders of our common stock;

         o A prohibition on cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect directors; and

         o Limitations on who may call annual and special meetings of stockholders.

                                 USE OF PROCEEDS


         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants for the following:

         o        cash reserves for economic down time;

         o        upgrade of server equipment;

         o        sales and marketing initiatives;

         o        mergers and acquisitions; and

         o        general operating expenses.



            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "ISYN". Our common stock has been quoted on the OTCBB since November of 1997.

         For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. This table gives effect to our two for one stock forward split that occurred on August 3, 2000 and our one for one hundred reverse stock split that occurred on December 23, 2002.

                                                 High ($)               Low ($)
        2000
        May 31, 2000                             1,000.00               200.00

        2001
        August 31, 2000                          625.00                 175.00
        November 30, 2000                        250.00                 69.00
        February 29, 2001                        94.00                  31.00
        May 31, 2001                             72.00                  5.00

        2002
        August 31, 2001                          9.00                   4.50
        November 30, 2001                        5.00                   1.30
        February 28, 2002                        1.30                   1.00
        May 31, 2002                             1.20                   0.55

        2003
        August 31, 2002                          2.00                   0.80
        November 30, 2002                        3.00                   3.00
        February 28, 2003                        0.07                   0.05



                                     HOLDERS


         As of May 20, 2003, we had approximately 1,020 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Colonial Stock Transfer Company, Inc., 66 Exchange Place, Salt Lake City, Utah 84111.

         We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         o        discuss our future expectations;
         o contain projections of our future results of operations or of our financial condition; and
         o        state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW


         We were incorporated as in the State of Utah on May 22, 1980, as Ward's Gas & Oil, Inc. to engage in the oil and gas business, which business was terminated a few years after operations commenced. We then changed our name to Palace Casinos, Inc. and from November 1992 until approximately 1995, we were engaged, through our wholly owned subsidiary, in the development of a dockside gaming facility in Biloxi, Mississippi. On December 1, 1994, together with our wholly owned subsidiary we each filed voluntary petitions for bankruptcy under Chapter 11 of the federal bankruptcy laws. On June 16, 1999, the bankruptcy court confirmed a plan of reorganization whereby our obligations to our creditors were satisfied. On February 18, 2000, we closed an asset purchase agreement with Insynq, Inc., a Washington company formed on August 31, 1998, in which we acquired substantially all of the assets of Insynq. Subsequent to the asset purchase transaction, we continued to develop the business of Insynq. On August 3, 2000, at a special meeting of our stockholders, we completed a re-incorporation merger with a wholly owned subsidiary, Insynq, Inc., a Delaware corporation. On December 23, 2002, Insynq, Inc., a Delaware corporation, merged with and into its wholly owned subsidiary, Insynq, Inc., a Nevada corporation whereby Insynq, Inc. (Delaware) was reincorporated as a Nevada corporation. Pursuant to the merger, each holder of Insynq Delaware common stock received one share of common stock of Insynq Nevada for every one hundred shares of common stock and the holders of preferred stock in Insynq Delaware received ten shares of common stock of Insynq Nevada for every share of preferred stock of Insynq Nevada. Today, as the combined and surviving entity, Insynq, Inc. continues to develop the IQ Data Utility Service.


         We provide managed and hosted software services, Web hosting services, Web-based local and wide area networks, and access to Internet marketing assistance and related equipment and services. These products and services are offered as components or as an integrated whole, either sold directly or on a fee or subscription basis.

         We target small and medium enterprises and the high-end segment of the small office and home office market for the sale of hosted software and access to Internet-related services. We provide products and services to our customer subscriber base, which allows our customers to adopt "Web-based" computing that serves as an alternative to both traditional local wide area networks and traditional client-server implementations. Generally, we market our self as an Internet utility company that can provide all of the computer software, connectivity and Internet-access needs for its customers on a cost effective basis.

         The complete IQ Data Utility Service includes managed network and application services, which can span from a customer's keyboard to the data center. The service can also include Internet-access services provided by us or by a user selected telecommunications partner/provider. The final piece is the data center, which is located in Bellingham, Washington. This facility, with redundant power, bandwidth, and cooling, houses the servers and routers and equipment.

         In fiscal 2003 (fiscal year ending May 31, 2003), we plan to focus on sales growth, controlling expenses and restructuring our debt. We will strive to build on our core value of customer service and delivery of our hosted services at a competitive price.


RESULTS OF OPERATIONS - FOR THE THREE MONTHS AND NINE MONTHS ENDED FEBRUARY 28, 2003 AND THE THREE MONTHS AND NINE MONTHS ENDED FEBRUARY 28, 2002

         We incurred a net loss of $813,205 and $2,063,720 for the three months and nine months ended February 28, 2003 as compared to a net loss of $706,230 and $3,570,406 for the three months and nine months ended February 28, 2002. The net loss for the three and nine months ended February 28, 2003 resulted primarily from:

         o discounted or free services as we marketed our products and services;
         o        professional and consulting fees;
         o issuance and amortization of common stock, warrants and options for services;
         o        contract settlements; and
         o        interest expense.

         The decrease in the net loss for the nine months ended February 28, 2003 of $1,506,686 as compared to the nine months ended February 28, 2002 resulted primarily from:

         o        increase in net revenues;
         o        decrease in legal and consulting fees;
         o        decrease in wages, related taxes and benefits;
         o        decrease in co-location and rent; and
         o        decrease in abandoned leasehold improvements.

         Total revenue for three months ended February 28, 2003 and 2002 was $271,527 and $285,626, respectively, representing a modest 4.9% decrease, or $14,099. The primary sources of revenue during the three-month period ended February 28, 2003 were generated from the following:

         o        seat subscription revenue - $188,191, net of discounts;
         o        managed software and support service revenue - $34,558; and
         o        licensing and other services revenue - $48,778.

         Total revenue for the nine months ended February 28, 2003 and 2002 was $757,631 and $707,919, respectively. This is an improvement of $49,712 or a 7.0% growth rate over the prior year. Primary revenue sources for the nine-month period ended February 28, 2003 were generated from the following:

         o        seat subscriptions - $564,756, net of discounts;
         o        managed software services - $57,492; and
         o        licensing and other services - $135,383.

         Seat revenue for the nine months ended February 28, 2003 increased 5.5% over the same nine month period ended February 28, 2002. For the nine months ended February 28, 2003, seat revenue accounted for approximately 74.5% of total revenue. While we have experienced overall growth in revenue in recent periods, prior growth rates should not be considered as necessarily indicative of future growth rates or operating results for fiscal ending 2003. We expect future revenue from all sources to trend away from our practice of providing discounts and free offerings, as experienced in the first three quarters of Fiscal 2003, because we are continuing to develop our sales programs, implement our sales and marketing strategies, increase consumer understanding and awareness of our technology, and prove our business model.

         Our continued growth is significantly dependent upon our ability to generate sales relating to our subscription and managed software services. Our main priorities relating to revenue are as follows:

         o increase market awareness of our products and services through our strategic marketing plan;

         o        growth in the number of customers and seats per customer;
         o        continue to accomplish technological economies of scale; and
         o continue to streamline and maximize efficiencies in our system implementation model.



COSTS AND EXPENSES


         During the three months ended February 28, 2003, we incurred direct costs of services provided of $193,735. This represents a 30.3% decrease, or $84,383, as compared to the same three month period ended February 28, 2002. For the nine-month periods ended February 28, 2003 and February 28, 2002, we incurred $573,044 and $952,656 in direct costs, and, $3,408 and $36,526 in network and infrastructure costs, respectively. Both classifications show significant improvement in containing costs over the prior comparable period.

         Selling and general and administrative expenses were $595,621 and $629,648 the three months ended February 28, 2003 and 2002, respectively. Non-cash compensation for the three months ended February 28, 2003, resulted in a 89.5%, or $161,906 increase over the same comparable period one year ago. Non-cash compensation is generally representative of the fair value of common stock, options and warrants issued for services, and the amortization of unearned compensation. Cash expenses for the three months ended February 28, 2003 and 2002 were $252,843 and $448,776, respectively. This is a significant decrease of these expenses of $195,933 or 43.7%.

         For the nine months ended February 28, 2003 and 2002, selling, general and administrative expenses were $1,460,248 and $2,656,559, respectively, a positive change of $1,196,311. Non-cash compensation for the nine months ended February 28, 2003 and 2002 was $595,339 and $959,514, respectively. Cash compensation for the nine months ended February 28, 2003 and 2002 was $864,909 and $1,697,045, respectively.

         Of significance is the reduction of the professional and consulting fees. These specific expenses accounted for approximately 49.0% and 60.4% of the total selling, general and administrative expenses for the nine months ended February 28, 2003 and 2002, respectively. Accordingly, there was over a $890,000 reduction in these fees as recorded between these two comparable periods. This reduction accounts for approximately 74.4% of the total selling, general and administrative reduction between these two respective periods. The overall reduction is a direct result from management's concerted and diligent efforts to reduce and control these critical expenses.

         Overall, we reduced total operating expenses for the three and nine months ended February 28, 2003, as compared to the three and nine months ended February 28, 2002, by over $135,000 and $1,718,800, respectively, but maintained an average consistent growth rate in total revenue of approximately 7.0% for the nine months ended February 28, 2003 as compared to February 28, 2002.

         Interest expense was $303,993 for the three months ended February 28, 2003 as compared to $438,011 for the same period ended February 28, 2002. Interest expense is primarily comprised of: (a) accruing interest on the related party promissory notes, convertible debentures, and capitalized leases and (b) accounting for non-cash interest recognized on the fair value of convertible debentures and warrants issued. Interest expense for the nine months ended February 28, 2003 and 2002 was $1,177,512 and $966,037, respectively.

         Accounting for non-cash interest resulted in $287,831 and $311,570 of reported expense for the three months ended February 28, 2003 and 2002, respectively, and, $1,119,540 and $658,964 for the nine month periods ended February 28, 2003 and 2002, respectively. The primary classifications of non-cash interest expense for the nine months ended February 28, 2003 are as follows:

         o        amortization of discounts on debentures - $691,291;
         o        accrued interest on debentures and notes - $313,266;
         o        accrued interest and discount on a capitalized lease -
                  $79,918; and
         o        other - $35,065.

RESULTS OF OPERATIONS - FOR THE YEARS ENDED MAY 31, 2002 AND 2001

         We incurred a net loss of $4,599,430 and $14,075,218 for the years ended May 31, 2002 and 2001, respectively. The respective annual losses resulted primarily from:


         o providing discounted or free services as we marketed our products and services;
         o initial and continuing network, infrastructure, and research and development costs associated with both operational and the start-up of operations;
         o salaries, deferred compensation and other employee related benefits;
         o        professional and consulting fees;
         o        the issuance of warrants and options for services; and
         o        interest expense.


         Total revenue for the years ended May 31, 2002 and May 31, 2001 was $889,136 and $493,008, respectively, representing an increase of $396,128 over the prior year, or approximately 80.4%. The primary sources of revenue are as follows:

                             YEAR ENDED MAY 31, 2002        YEAR ENDED MAY 31, 2001          2002 INCREASE OVER 2001
                             -----------------------        -----------------------          -----------------------

         Revenue                                 Percent of
           Source                     Amount        Total          Amount      Percent of Total   Amount          Percent
---------------------------        -----------------------------------------------------------------------------------------
1. Seat subscriptions,
net of discounts ............        $711,595         80.0%        $379,423         76.9%        $332,172         87.6%

2. Managed software and
support .....................          79,540          8.9           76,208         15.5            3,332          4.4%

3. License rentals, hardware
and software sales, and other          98,001         11.1           37,377          7.6           60,624        162.2%

          Total .............        $889,136        100.0%        $493,008        100.0%        $396,128         80.4%

         The increase in revenue can be directly attributed to the acquisition of 126 seats from another application service provider company and the result of increased marketing over the Internet. While we have experienced growth in revenue in each year of our existence, prior growth rates should not be considered as necessarily indicative of future growth rates or operating results for the fiscal ending 2003. We expect future revenue from all sources to trend away from our practice of providing discounts and free offerings experienced in the fiscal years 2001 and the fiscal 2002, as we continue to develop our sales, implement our sales and marketing strategies, increase consumer understanding and awareness of our technology, and prove our business model.

         Our continued growth is significantly dependent upon our ability to generate sales relating to our subscription and managed software services. Our main priorities relating to revenue are:


         o increase market awareness of our products and services through our strategic marketing plan;
         o        growth in the number of customers and seats per customer;
         o        continue to accomplish technological economies of scale; and
         o continue to streamline and maximize efficiencies in our system implementation model.


COSTS AND EXPENSES

         During the fiscal 2002, we incurred direct costs of services provided of $1,150,849. This represents a decrease over the prior year of $108,083. Network and infrastructure costs were $37,347 and $154,445, for the fiscal years 2002 and 2001, respectively.

         Selling and general and administrative costs were $3,143,112 and $8,814,076 for the fiscal years ended 2002 and 2001, respectively. The decrease in expenses can be directly attributed to our management's committed efforts, beginning in the fall of 2000, to restructure our operations and reduce our expenses. Of significance for the year ended May 31, 2002, is a $3,166,613 decrease of comparable period expenses requiring non-cash compensation. Non-cash compensation is generally representative of the fair value of common stock, options and warrants issued for services, and the amortization of unearned compensation. Cash expenses for the years ended May 31, 2002 and 2001 was $2,067,653 and $4,572,004, respectively. The decrease, $2,504,351, is significant and reflects well on management's plans and continual efforts to cut costs in all departments, yet still be able to provide excellent support for its customers, vendors, investors and employees.

         Overall, we reduced the fiscal 2002 operating expenses, as compared to the fiscal 2001, by over $6,069,000.

         Interest expense was $1,459,886 for the year ended May 31, 2002 versus $3,941,175 for the year ended May 31, 2001. A decrease of $2,481,289 in the prior period due primarily to:

         o accounting for non-cash interest recognized on the fair value of warrants issued with notes payable and convertible debentures,
         o interest recognized for the beneficial conversion features on the conversion of debentures and notes payable, and
         o reductions in the original conversion prices offered significantly below the fair market value of the common stock on the conversion dates.

         Accounting for non-cash interest resulted in a decrease of $2,665,539 between the two comparable fiscal years 2002 and 2001. Cash interest increased $184,250 over the fiscal 2001, which was due to primarily the interest accrued on the 12% convertible debentures, related party promissory notes and interest assessed by various taxing agencies. For the year ended May 31, 2002, non-cash interest expense included $987,329 related to discount amortization of the 12% convertible debentures.

         We have reported other income of $474,528 for the year ended May 31, 2002. The reported amount represents approximately $463,000 of favorable vendor and creditor negotiated settlements.

LIQUIDITY AND CAPITAL RESOURCES


         Our financial statements for the three months and nine months ended February 28, 2003 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. For the nine months ended February 28, 2003, we had a net loss of $2,063,720 and a negative cash flow from operations of $453,632. We had a working capital deficit of $6,630,898 and a stockholders' deficit of $6,310,104 at February 28, 2003. Our working capital deficit as of February 28, 2003 may not enable us to meet certain financial objectives as presently structured.

         We had cash of $27,824 as of February 28, 2003, and a deficit in working capital of $6,630,898 at the same date. For the nine months ended February 28, 2003, we used cash in our operating activities totaling $453,632 as compared to the same period one year ago of $1,525,419. The decrease in our usage of cash of over $1,071,700 was the direct result of managements' execution of its expense reduction plan, yet all the while increasing sales and maintaining customer service.

         We finance our operations and capital requirements primarily through private debt and equity offerings. For the nine months ended February 28, 2003, we received cash totaling $506,926 from:

         o        borrowings on our credit line - $2,887;
         o        release of restricted cash held in escrow - $10,355;
         o        issuances of convertible debentures - $490,000;
         o        issuance of a short term note payable - $2,000; and
         o        loans from an officer/stockholder - $1,684.

         As of February 28, 2003, we had $7,010,994 in current liabilities and past due obligations. Of the total current debt, approximately $246,300 is deemed as a current trade payable, accrual or taxes due. Effective March 6,

2003 an amendment to two convertible debenture agreements, originally dated June 29, 2001 and January 24, 2002 extended the maturity dates to each of the defaulted issuances, totaling $1,423,950, to March 6, 2004.

         As of February 28, 2003, we are late in payment of certain creditor trade payables of approximately $796,000.

         Recently, management has initiated re-negotiations with many of its creditors by offering them cash payments for substantially less than the amounts due, or request a total forgiveness of the debt. We believe by continuing this important effort with a high degree of intensity, we will be able to reduce a significant part our past due creditor trade obligations. However, if we are not able to negotiate and execute payment plans or complete cash settlements with these creditors/vendors, we could experience a severe negative impact on our business resources and we may be forced to cease operations.

         Currently, we have three capitalized equipment leases, each expiring in 2003. As of February 28, 2003, our principal capital lease obligation for computer hardware, printers and related infrastructure is in default in the amount of approximately $868,600. We have initiated discussions to restructure these remaining obligations and given the current market conditions, believe we will be successful in such attempts. If we are unable to successfully restructure these obligations, options remain open to us including, for example, returning the equipment and purchasing new equipment on the open market. As a precautionary measure, in fiscal 2002, we signed an additional operating lease agreement for similar equipment to support our current customer base. If negotiations do not go as planned, there still is no assurance that we would be able to locate other similar and necessary equipment or raise the funds necessary to make such further purchases or execute new leases. If all other methods fail, we might be able to outsource our data center function; however, there is no assurance that such methods will be available to us on favorable terms, or at all. If this were to occur then we may be unable to deliver to our customers their contracted services. In December 2002, we settled one lease for approximately $9,500 in cash.

         As of February 28, 2003, we are delinquent in the payment of approximately $508,200 of business and payroll taxes, plus an estimated $276,800 of related assessed penalties and interest. The majority of the past due amount is for payroll taxes, penalties and interest due to the Internal Revenue Service. In April 2002, the IRS filed a Federal Tax Lien on our assets for all past due employment taxes, penalties and accrued interest. We submitted an Offer In Compromise to the Internal Revenue Service seeking relief on a portion of its overall obligation and to structure a payment plan on the settled amount of taxes due. We were notified on April 1, 2003 that the Offer In Compromise was denied. Management expects to resubmit a second offer or appeal the decision of the IRS. Unless the IRS agrees to a mutually agreeable workout, the IRS could take possession of our assets or we will be forced to cease operations and/or to file for bankruptcy protection.

         We have two remaining workout agreements for past due taxes with the taxing authorities. As of March 25, 2003, we paid off two other workout arrangements. As of April 18, 2003, the total principal balance due for the remaining two workouts is approximately $17,000. Terms of the two remaining workouts require us to pay $530 and $2,000 per month until each respective tax obligation is fulfilled. These two taxing agencies have either filed a lien or a warrant with the local county authorities to protect their position during the respective workout periods.

         Additionally, two liens have been filed by two other states for past due taxes, plus accrued interest and penalties. One lien was filed by the State of Utah for approximately $28,000 for prior year's income taxes assessed to our predecessor company. This amount is in dispute and amended returns to correct this deficiency have been filed, but not yet approved or denied. The second lien was filed by the State of California for past due payroll taxes, assessed penalties and accrued interest. Recently, the Company submitted a proposal for a long-term workout of the tax debt. We believe the proposal is currently in review and under consideration with the state authorities.

         There can be no assurances, however, that we will be able to agree or commit to any proposed terms set forth by the Internal Revenue Service or favorably negotiate terms with any of the other taxing authorities. If we are unsuccessful in our negotiations or fail to make our workout payments timely, the taxing authorities could take possession of some or all of our assets. Should this occur, we likely would be forced to cease our operations.

         As of February 28, 2003, we have approximately $340,600 of employee agreement related obligations in the form of accrued and deferred salaries and vacation benefits. These obligations are primarily a result of applying the terms of existing employment agreements or company personnel policies against that which we actually paid. In July 2002, an officer forgave $24,501 of deferred compensation in consideration for 3,500 shares of common stock with a market value of $1,050.

         The Company is obligated to the investors who purchased secured convertible debentures over three separate private financing transactions. On March 6, 2003, the Company entered into an agreement with two groups of the investors to extend the maturity dates of certain debentures that were past due, and modify the conversion prices as described below. A summary of the material transactions and balances due, as of April 30, 2003, are as follows:

                                                                                                           TOTAL AMOUNT    WARRANTS
                                                                                                             DUE PER       ISSUED IN
                                           ISSUED                                                          CONVERTIBLE    CONNECTION
                                         CONVERTIBLE     UNAMORTIZED  PRINCIPAL   PRINCIPAL    ACCRUED      DEBENTURE        WITH
 DATE OF ISSUANCE   DATE OF MATURITY*     DEBENTURE        DISCOUNT   REDEEMED   AMOUNT DUE    INTEREST      ISSUANCE    CONVERTIBLE
                                                                                                                           DEBENTURE

------------------- ------------------- -------------- ------------- ----------  ----------   ---------    ------------  -----------


FIRST ISSUANCE
JUNE 29, 2001       MARCH 6, 2004*           $550,000          $--    $76,050     $473,950      $87,988        $561,938    1,100,000
AUGUST 10, 2001     MARCH 6, 2004*            100,000           --         --      100,000       18,021         118,021      200,000
OCTOBER 17, 2001    MARCH 6, 2004*            150,000           --         --      150,000       26,444         176,444      300,000
NOVEMBER 2, 2001    MARCH 6, 2004*            400,000           --         --      400,000       70,091         470,091      800,000

                                        -------------- ------------ ---------- ------------ ------------ --------------- -----------

                    TOTALS                 $1,200,000           --    $76,050   $1,123,950     $202,544      $1,326,494    2,400,000

                                        -------------- ------------ ---------- ------------ ------------ --------------- -----------

SECOND ISSUANCE
JANUARY 24, 2002    MARCH 6, 2004*           $300,000          $--        $--     $300,000      $48,847        $348,847    1,200,000
JULY 3, 2002        MARCH 6, 2004*            250,000       47,718         --      250,000       25,313         275,313    1,000,000

                                        -------------- ------------ ---------- ------------ ------------ --------------- -----------

                    TOTALS                   $550,000      $47,718        $--     $550,000      $74,160        $624,160    2,200,000

                                        -------------- ------------ ---------- ------------ ------------ --------------- -----------


THIRD ISSUANCE
SEPTEMBER 30, 2002  SEPTEMBER 30, 2003       $120,000      $49,616        $--     $120,000       $8,660        $128,660      240,000
NOVEMBER 6, 2002    NOVEMBER 6, 2003           30,000       15,433         --       30,000        1,778          31,778       60,000
DECEMBER 6, 2002    DECEMBER 6, 2003           30,000       18,014         --       30,000        1,417          31,417       60,000
JANUARY 31. 2003    JANUARY 31, 2004           60,000       45,233         --       60,000        1,793          61,793      120,000

                                        -------------- ------------ ---------- ------------ ------------ --------------- -----------

MARCH 20, 2003      MARCH 20, 2004             30,000       26,547                  30,000          405          30,405       60,000

                                        -------------- ------------ ---------- ------------ ------------ --------------- -----------

MARCH 31, 2003      MARCH 31, 2004             30,000       27,452                  30,000          306          30,306       60,000

                                        -------------- ------------ ---------- ------------ ------------ --------------- -----------

                    TOTALS                   $300,000     $182,295        $--     $300,000      $14,359        $314,359      600,000

                                        -------------- ------------ ---------- ------------ ------------ --------------- -----------

GRAND TOTAL                                $2,050,000     $230,013    $76,050   $1,973,950     $291,063      $2,265,013    5,200,000

                                        ============== ============ ========== ============ ============ =============== ===========

                        * AMENDED
                      MATURITY DATES



TERMS OF THE FIRST ISSUANCE OF CONVERTIBLE DEBENTURES

         On June 29, 2001, we entered into a private financing transaction with three investors for a total of $1,200,000, 12% secured convertible debentures. The debentures are convertible into shares of common stock at the lesser of (i) $0.30 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by sixty percent (60%). The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,400,000 shares of common stock at $0.25 per share. The terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, we may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis. As of April 30, 2003, principal in the amount of $1,123,950 plus accrued interest of approximately $202,544 is outstanding. These obligations were to be repaid or converted into common stock on or before the original conversion (maturity) date, one year from the date each issuance. However, these convertible debentures have been amended on March 6, 2003 to provide a maturity date of March 6, 2004 upon which these obligations are to be repaid or converted into common stock at the investor's option.

TERMS OF THE SECOND ISSUANCE OF CONVERTIBLE DEBENTURES

         On January 24, 2002, we entered into a second agreement to issue $550,000, 12% secured convertible debentures, and 2,200,000 warrants to four investors. The debentures are convertible into shares of common stock at the lesser of (i) $0.30 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by sixty percent (60%). The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,200,000 shares of common stock at $0.25 per share. Terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, we may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis. As of April 30, 2003, principal in the amount of $550,000 plus accrued interest of approximately $74,160 is outstanding. These obligations were to be repaid or converted into common stock on or before the original conversion (maturity) date, one year from the date of issuance. However, these convertible debentures have been amended on March 6, 2003 to provide a maturity date of March 6, 2004 upon which these obligations are to be repaid or converted into common stock at the investor's option.

TERMS OF THE THIRD ISSUANCE OF CONVERTIBLE DEBENTURES

         On September 27, 2002, we entered into a third securities purchase agreement with four investors for the sale of (i) $450,000 in convertible debentures and (ii) the issuance of warrants to buy 900,000 shares of its common stock. As of April 18, 2003, the investors are obligated to provide us with the funds as follows: (a.) $300,000 has already been disbursed, and, (b.) disburse the remaining $150,000 at the rate of $30,000 per month on the final business day of each successive month.

         Terms of these debentures were amended on March 6, 2003, and bear interest at 12% per annum, mature on one year from the date of issuance, and are convertible into common stock, at the investors' option, at the lower of:

         o        (a.) $0.30 per share; or
         o (b.) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days prior to, but not including, the conversion date.

         The full principal amount of the convertible debentures is due upon default under the terms of convertible debentures. In addition, we granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.25 per share. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant. The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the investor's position. The investors have contractually agreed to restrict their ability to convert their convertible debentures or exercise their exercise of warrants and receive shares of our common stock such that the number of shares of common stock in the aggregate, held by them and their affiliates, after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. We granted the investors a security interest in all of its assets against the convertible debentures.

         As of April 1, 2003, investors have purchased a total of $2,050,000 of convertible debentures, and have converted $76,050 of debentures and $27,993 of accrued interest into 193,232 shares of common stock.

         For the nine months ended February 28, 2003, the Company amortized $691,291 of discounts on the convertible debentures as interest expense. The unamortized discount at February 28, 2003 and April 30, 2003 is $257,680 and $230,013 respectively.

         The March 6, 2003 amendments to the convertible debentures increased the discount price of the common stock upon conversion, and also increased the number of warrants issued in connection with the debentures. The Company will re-value the beneficial conversion feature and the warrants in the fourth quarter of the fiscal year 2003. This will result in additional interest expense on the convertible debentures in future periods.

         As of February 28, 2003, summarized below are our general and contractual obligations:

                                                                           Payments Due By Period

                                              ---------------------------------------------------------------------------------

                                                             Less than One Year

                                                        ------------------------------

                Obligations                   Total         Current        Past Due      One to     Four to     More than
                                                                                      Three Years   Five Years  Five Years

--------------------------------------------- ------------------------------ -------------------------- ----------- -----------


Short Term Notes Payable .............     $   18,586     $   12,567     $    6,019      $              $         $

Related Party Notes Payable ..........      1,308,274      1,308,274

Accounts Payable - trade .............        840,939         45,000        795,939
Accrued Liabilities
        Salaries, benefits and related        223,763        105,270        118,493
        Taxes - Payroll ..............        464,068          6,913        457,155
        Taxes - Business .............         58,855          7,873         50,982
        Taxes - Penalties and Interest        276,801        276,801
        Interest .....................        585,973        585,973
        Licenses, Consulting and Other        536,290         68,645        467,645

Convertible Debentures ...............      1,913,950      1,423,950        490,000

Customer Deposits ....................         45,230         45,230

Deferred Compensation ................        116,033        116,033

Capital Lease Obligations ............        879,912        879,912

                                            ---------      ---------     ----------     ----------     -------     --------


        Total Cash Obligations .......     $7,268,674     $  246,268     $6,487,176     $  535,230     $  --       $   --

                                           ==========     ==========     ==========     ==========     =======     ========



         Our continuation as a going concern is dependent on our ability to obtain additional financing, and, generate sufficient cash flow from operations to meet our obligations on a timely basis. Our ability to raise capital in the future will be difficult because our securities purchase agreements with our debenture investors prohibit us from entering into any financial arrangement, which would involve the issuance of common stock for a period of two years without offering a right of first refusal to the debenture investors. Moreover, our ability to raise capital would also be difficult because our debentures issued in connection with the June 29, 2001, January 24, 2002 and September 27, 2002 private placements have floating conversion features which, when converted, would cause purchasers of our common stock to experience a substantial dilution of their investment.

         On September 6, 2001, we were served with a summons and complaint by our former landlords, asserting: (a.) a breach of a settlement agreement entered into in May 2001 to register 5,000 shares of common stock, valued at $80,000, in partial settlement of the then existing lease, and, (b.) a default by us on two new long-term lease obligations. Terms of the first lease call for base monthly payments of $12,046 for the period of August 1, 2001 to July 31, 2006, plus estimated triple net charges currently at $3,038 per month and beginning in year two, annual consumer price index with a minimum annual increase of 3%. Minimum aggregate lease payments and triple net charges approximate $954,500 over the term of the lease, excluding late fees, interest, legal fees and other charges. Terms of the second lease called for monthly payments, beginning in June 2001 of approximately $4,000 per month, or a total of $80,000 for the remaining term of the lease from August 1, 2001 to May 31, 2003. On October 4, 2001, our former landlords filed a summons and complaint with the Superior Court of Washington for Pierce County for a summary judgment motion on all claims. All claims under this motion were denied. On May 10, 2002, the Court awarded a partial summary judgment in favor of the former landlords for approximately $170,000. We anticipate filing a motion requesting the court to vacate the summary judgment in light of new evidence and/or appeal the court's decision.

         We deny the allegations under this claim and believe it is without merit. It is the opinion of our management and our legal counsel that the settlement agreement signed in May 2001 that required the signing of the new leases were entered into under economic duress, based on misrepresentation and fraud and were signed in bad faith on the part of the former landlords. As such, it is our managements' opinion that the settlement agreement and the lease agreement are void. We intend to continue to vigorously defend against this lawsuit.

         We currently have no material commitments for capital requirements. If we were forced to purchase new equipment to replace the equipment we currently lease, any new leases would constitute a material capital commitment; however, we are currently unable to quantify such amounts. If this occurs, we will attempt to raise the necessary finances to make such purchases, but there is no assurance that we will be able to do so. Without the ability to quantify these amounts, we nonetheless believe that it would have a material impact on our business and our ability to maintain our operations.

         Since September 2000, we began the implementation of an internal cost restructuring of our operations, both in sales and marketing, as well in our executive management team, and other critical cost cutting measures. In June 2001, we negotiated with many of our vendors to materially reduce amounts owed or attain more favorable long-term payment terms. Between October 2001 and June 2002, we further reduced our staffing requirements and as a result of these measures, we have tightened the controls over our use of cash and, additionally, have taken steps to improve the billing and collection process. Our management forecasts the continuing effects of these changes will result in a substantial improvement of monthly cash flows. In addition to these changes, we have implemented a marketing program through our recently developed accounting vertical, which has dramatically reduced customer acquisition costs. The combination of the internal restructuring efforts and increased operational efficiencies will allow us to move toward profitability and to achieve our business plan and goals. We are also pursuing opportunities to merge and/or acquire compatible companies with which to leverage management, financial and operational resources. We believe these changes and strategies will position us well for future opportunities.

         Effective December 21, 2002, we renewed our contract for another year with a large U.S. telecommunication firm who will re-market, via private label, hosted software applications and managed services, such as, MS Exchange, virus protection, data storage and other products and services to be bundled with broadband solutions. These bundled services or products will be delivered on a subscription basis.

         We have recently launched our e-Accounting Center portal located at WWW.CPA-ASP.COM, which has been designed to help the accounting professional manage and expand their business. It includes resources for marketing, promotion, professional education, and web design, as well as, step-by-step tips for transforming a traditional accounting business into an e-Accounting practice. In addition, we host the Intuit QuickBooks software application in our secure data center for CPA firms throughout the country. By centrally hosting the application and data in our data center, we give the CPA secure central access to all his remote client's data. This gives the CPA the ability to manage more clients with fewer staff and, thereby, generating greater profitability for the CPA firm.

         This, in addition to an agreement with an accounting affiliation of approximately 60,000 subscribers, and the adoption of the IQ Data Utility Service solution by these and other accountants is providing access to professional accounting organizations and their client bases. Other services include business functions such as e-commerce, sales force automation, customer support, human resource and financial management, messaging and collaboration, and professional services automation. We believe that technology outsourcing, focused on these business fundamentals, will be the primary adopters of application service providers and managed service solutions in the next year. We are focusing all possible resources in developing our domain expertise in these areas to gain additional leverage and build broader service offerings that compliment our current services already being delivered to those markets. There can be no assurances, however, that we will substantially increase our monthly recurring revenues.

         We currently have no arrangements or commitments for accounts receivable financing. We believe our need for additional capital going forward will be met from private debt and equity offerings, and, increasingly, from revenues from operations as we continue to implement our strategic plan; however, future operations will be dependent upon our ability to secure sufficient sources of financing and adequate vendor credit. However, there can be no assurance that we will achieve any or all of these requirements.

         We are currently developing and refining our acquisition and expansion strategy. If we expand more rapidly than currently anticipated, if our working capital needs exceed our current expectations, or if we consummate acquisitions, we will need to raise additional capital from equity or debt sources. We cannot be sure that we will be able to obtain the additional financings to satisfy our cash requirements or to implement our growth strategy on acceptable terms or at all. Our ability to raise capital in the future will be difficult because our securities purchase agreements with our debenture investors grant a security interest in all of our assets and prohibit us from entering into any financial arrangement which would involve the issuance of common stock for a period of two years from the date this registration statement becomes effective without offering a right of first refusal to the debenture investors. In addition, substantially all of our assets have a tax lien against them and, therefore, they cannot be pledged in order to secure additional financing. If we cannot obtain such financings on terms acceptable to us, our ability to fund our planned business expansion and to fund our on-going operations will be materially adversely affected. If we incur debt, the risks associated with our business and with owning our common stock could increase. If we raise capital through the sale of equity securities, the percentage ownership of our stockholders will be diluted. In addition, any new equity securities may have rights, preferences, or privileges senior to those of our common stock.


RECENT ACCOUNTING PRONOUNCEMENTS


         In April 2002, the FASB issued SFAS 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 rescinds the provisions of SFAS No. 4 that requires companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding transition to the Motor Carrier Act of 1980 and amends the provisions of SFAS No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS 145 related to classification of debt extinguishments are effective for fiscal years beginning after May 15, 2002. Earlier application is encouraged. The Company does not believe the adoption of this standard will have a material impact the financial statements.

         In July 2002, the FASB issued SFAS No. 146, "Accounting for Restructuring Costs." SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts and relocating plant facilities or personnel. Under SFAS 146, the Company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require the Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Under SFAS 146, a company cannot restate its previously issued financial statements and the new statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3. The Company does not believe the adoption of this standard will have a material impact the financial statements.

         In December 2002, the Financial Accounting Standards Board Issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123", ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock-based compensation and the related pro-forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002.

                                    BUSINESS

GENERAL

         Except for historical information, the following description of our business contains forward-looking statements based on current expectations that involve risks and uncertainties. Our actual results could differ materially from those set forth in these forward-looking statements as a result of a number of factors, including those set forth in this prospectus under the heading "Risk Factors."

         We are an application service provider, or ASP and we have been delivering out-sourced software application hosting and managed information technology services through our IQ Data Utility Service since 1997. We host software applications on our servers located at the data center, rent computing services to our customers for a monthly fee, and perform remote management and maintenance of our customers' servers from our network operations center. Our customers connect to our facilities over the Internet, through a dedicated telecommunications line or by wireless connection. Our goal is to provide our services with the speed, simplicity and reliability of a utility service. Like a utility company, we allow business customers to "turn on", or access, their software applications and data instantly through any web enabled computer, regardless of operating system. We currently have 939 users, which can freely access their software and data in real time from any computer, anywhere in the world.

         We provide our customers with the tools necessary to implement business workflow and process ideas quickly and cost effectively. We make it possible for many businesses to take advantage of technology solutions that have typically been reserved for larger business enterprises. These solutions enable our customers to benefit from reliable technology operations, which can grow to accommodate increasing business needs and can be delivered without undertaking the difficulty and expense associated with building the required expertise in-house.

         We provide our services through our IQ Data Utility Service, which allow us to consistently deploy our customers operations across multiple locations and to maintain those services through our centralized operations center. Among other things, our services enable our customers to:


         o quickly expand their Internet presence as business opportunities arise in new geographies; and
         o efficiently incorporate new technologies into their existing business operations as these technologies evolve.



         The application service provider model of distributing computer processing services over the Internet has proven itself to deliver a lower total cost of ownership as compared to building and maintaining physically separated information technology systems. This is due in part to the increasing complexities of successfully deploying and maintaining the various components of software solutions, as well as the hardware and connectivity required for a successful Internet business operation. In addition, the in-house expertise required to meet these challenges is significant and typically requires a host of technical specialists.

         We target small and medium enterprises and the high-end segment of the small office and home office market for the sale of hardware and hosted software and access to Internet-related services. We provide products and services to our customer subscriber base that allows our customers to adopt "Web-based" computing that serves as an alternative to both local area networks and traditional network implementations. Generally, we market ourselves as an Internet utility company that can provide all of the computer software, hardware, connectivity and Internet-access needs for its customers on a cost effective basis.

HISTORY

         Our predecessor company, Xcel Management, Inc., formerly known as "Palace Casinos, Inc.," was inactive from the end of 1995 until the consummation of an asset purchase transaction with Insynq, Inc., a Washington corporation. During the two-year period prior to the transaction with Insynq, Xcel and its management, worked to complete a plan of reorganization confirmed in the United States Bankruptcy Court under Chapter 11 of the federal bankruptcy laws. Xcel also undertook necessary steps to position Xcel to seek new business combinations, including either a merger or reorganization, or an acquisition transaction. These efforts resulted in Xcel entering into the asset purchase agreement with Insynq, which was completed in February 2000.

         Xcel was originally incorporated in the state of Utah on May 22, 1980, under the name Ward's Gas & Oil, to engage in the oil and gas business. This business was terminated after a few years of operations. From November 1992 until approximately the end of 1995, Xcel (then called Palace Casinos, Inc.), was engaged, through its then wholly-owned subsidiary, Maritime Group, Ltd., in the development of a dockside gaming facility in Biloxi, Mississippi. In April 1994, the subsidiary completed the development of the Biloxi gaming facility, Palace Casino, and commenced operations.

         On December 1, 1994, Xcel and its subsidiary separately filed voluntary petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the District of Utah, Central Division. Xcel's Chapter 11 proceedings were then transferred to the United States Bankruptcy Court for the Southern District of Mississippi. On September 22, 1995, Xcel, having been operating as a debtor-in-possession in connection with the bankruptcy proceeding, entered into an asset purchase agreement under the terms of which it agreed, subject to the approval of the bankruptcy court, to sell substantially all of its subsidiary's operating assets. This transaction was approved by the bankruptcy court and completed in the end of 1995, which resulted in all of the net proceeds of the transaction being distributed to creditors. Following the completion of the sale of the subsidiary's assets, Xcel had essentially no assets and liabilities and its business operations ceased.

         In February 1999, Steve Rippon and Edward D. Bagley, Xcel's management, submitted to the bankruptcy court a plan of reorganization, which was confirmed by the bankruptcy court on June 16, 1999. Under the terms of the plan:

         o        all of Xcel's priority creditors were paid a total of $5,000;

         o unsecured creditors, holding between $300,000 and $500,000 in claims, were issued pro rata a total of 900 shares of post-bankruptcy common stock in full satisfaction of such obligations; and

         o all of the equity holders of Xcel common stock were issued, pro rata, a total of approximately 900 shares of common stock in lieu of a total 87,944 shares of preferred and common stock issued and outstanding, which resulted in 0.000102 shares of common stock of Xcel being issued for each previously outstanding share of common stock and preferred stock.

         Under the terms of the plan, all of Xcel's outstanding warrants and options expired. In connection with the plan, Messrs. Rippon and Bagley, creditors of the bankruptcy estate and the plan proponents, were elected as Xcel's officers and directors and were issued a total of 16,200 shares of common stock (8,100 shares each) in consideration of their contributions of services and approximately $20,000 in cash provided to pay for legal services and costs incurred in the plan confirmation process and related activities.

         Following the confirmation of the plan in June 1999, Xcel completed the plan in accordance with its terms. Immediately following the confirmation of the plan, Xcel had a total of approximately 18,000 shares of common stock issued and outstanding. On December 3, 1999, the bankruptcy court, after reviewing the efforts by the plan proponents, issued an order closing the bankruptcy estate.

         Subsequent to the completion of the plan, Xcel completed updated financial statements, prepared and filed updated periodic reports with the Securities and Exchange Commission, and undertook actions to enable Xcel to seek a business opportunity for merger or acquisition. These efforts resulted in the entering of the asset purchase transaction with Insynq.

         On January 26, 2000, Xcel entered into an asset purchase agreement with Insynq. Since September 1998, Insynq was engaged in the business of providing hardware, software, computer Internet and related connectivity services and products to the small to medium enterprise and the high-end small office home office markets. The terms of the asset purchase agreement entered between Xcel and Insynq were substantially completed on February 18, 2000. Under the terms of the asset purchase agreement, Xcel acquired substantially all of the assets of Insynq and assumed substantially all of the obligations of Insynq, in exchange for the issuance by Xcel of a total of 76,041 shares of restricted common stock of Xcel to the Insynq shareholders pro rata. As a result of the transaction, Xcel had a total of approximately 94,041 shares issued and outstanding, of which the former Insynq shareholders held 76,041 shares, or approximately 80.9%. In connection with the asset purchase agreement, Insynq obtained approval of the sale of its assets by its shareholders at a duly called and convened shareholders' meeting.

         As a result of the asset purchase agreement, Xcel acquired essentially all of the assets, tangible and intangible, of Insynq and became engaged in Insynq's business. These assets included computer hardware and software and related equipment, furniture and fixtures, proprietary technology developed by Insynq, all contractual rights including capitalized lease equipment and other leasehold rights, trade names and trademarks, all client lists and marketing data and materials, cash and cash equivalents, accounts receivable, inventory, work-in-progress and related assets. Xcel also assumed essentially all of the obligations and liabilities of Insynq, including capital lease obligations on equipment, accounts payable, accrued payroll and other business taxes, notes payable, and other liabilities. In addition to such liabilities, Xcel agreed to assume all other contractual obligations of Insynq. In that regard, Xcel entered into employment contracts with certain individuals who were executives or key employees of Insynq on substantially the same terms as the terms of employment between Insynq and such individuals.

         Prior to September 1998, the business, which ultimately became Insynq's business was under development as a potential product/services line of Interactive Information Systems Corporation, a company wholly owned by M. Carroll Benton, our secretary, treasurer and chief administrative officer. In September 1998, Interactive transferred to Charles Benton, husband of Ms. Benton and then a creditor of Interactive, in satisfaction of a debt obligation owed by Interactive to Charles Benton, all of Interactive's right, title and interest in and to the following:


         o        certain equipment and other tangible personal property; and

         o the intellectual properties, computer software, trademarks, copyrights, ideas, work-in-progress, and other tangible and intangible property comprising the system known as the "Insynq Project" which later developed into our IQ Delivery System.

         Mr. Benton then contributed all of the Insynq Project intellectual property assets to Insynq in exchange for the initial shares of common stock issued by Insynq at the time of its formation. Mr. Benton also sold the equipment and other tangible property to the newly formed Insynq in exchange for a note. Mr. Benton then sold all of his shares of Insynq common stock to M. Carroll Benton and John P. Gorst, our chief executive officer, chairman of the board and president. Insynq continued the development of the Insynq Project business until February 18, 2000, when Xcel acquired all of that business under the terms of the asset purchase agreement.

         Under the asset purchase agreement, Xcel also agreed to assume all equipment leases, leaseholder obligations covering office space utilized by Insynq, all consulting contracts, and all other contract obligations. Finally, at the time of completion of the Insynq asset acquisition, Insynq had outstanding to various shareholders a number of warrants and options which entitled the holders to purchase shares of restricted common stock of Insynq, which warrants and options were converted into like warrants and options to purchase shares of Xcel's common stock.

         On August 3, 2000, at a special meeting of stockholders, Xcel completed a re-incorporation merger with its wholly owned subsidiary, Insynq, Inc., a Delaware corporation, pursuant to a plan of merger dated June 30, 2000. Pursuant to the plan of merger, each stockholder of Xcel received two (2) shares of Insynq common stock for each one (1) share of Xcel stock held on the date of the merger and the Company's state of incorporation was changed to the State of Delaware. On December 23, 2002, Insynq, Inc., a Delaware corporation, merged with and into its wholly owned subsidiary, Insynq, Inc., a Nevada corporation whereby Insynq, Inc. (Delaware) was reincorporated as a Nevada corporation. Pursuant to the merger, each holder of Insynq Delaware common stock received one share of common stock of Insynq Nevada for every one hundred shares of common stock and the holders of preferred stock of Insynq Delaware received ten shares of common stock of Insynq Nevada for every share of preferred stock of Insynq Nevada.

INDUSTRY BACKGROUND

THE INTERNET

         The Internet is fundamentally changing the way businesses interact with their customers, partners and other businesses and has become an important medium for both commerce and communications. Improvements in the quality and reliability of global telecommunications networks and common Internet protocols permit large volumes of data to be delivered to end users over a variety of Internet-enabled devices. Businesses are now able to access and distribute a wide array of software services over the Internet, allowing them to, among other things, implement supply chain management solutions and enable other operating functions on-line, market and sell products and services to customers and offer web-based customer self-service programs. As a result, businesses are substantially increasing their investments in Internet sites, services, software, network infrastructure, information technology personnel and hardware to utilize the reach and efficiency of the Internet.

         Even as companies have increased their investments in Internet infrastructure, the complexity of successfully deploying and maintaining Internet business operations continues to increase. In particular, the software infrastructure required to deploy and maintain Internet business operations has become increasingly complex. For example, businesses deploying Internet business operations can choose from multiple software applications with varying levels of functionality and complexity, all of which must integrate to become a seamless information system. In addition, with increasing globalization, businesses often must maintain their operations in multiple locations and design their infrastructure to accommodate local standards, while remaining synchronized with operations in other geographies.

         The in-house expertise required to meet these challenges is significant and typically requires a host of technical specialists, including network administrators, systems administrators, database administrators, security experts, monitoring and management experts, project managers, software operations specialists, troubleshooting specialists and performance engineers. It is often difficult, time consuming and costly to hire and retain these experts. Even if businesses can effectively hire and retain these experts, deploying this talent to maintain a business' Internet infrastructure is inefficient as it diverts these resources from enhancing a business' core competencies.

         To effectively manage the increasing complexity of Internet business operations, we believe that companies require a new set of infrastructure services to run Internet business operations on an automated and global basis. A reliable, secure, expandable and cost-effective software infrastructure network would permit businesses to focus on their core competencies and provide greater functionality and flexibility than they could otherwise attain on their own. Businesses could also access a global and robust technology infrastructure without incurring the time or financial costs associated with building equivalent functionality on their own. In addition, businesses would be able to access the operational capacity they require to efficiently run their Internet-based software applications, and to efficiently increase or reduce that capacity as business needs dictate. The solution would also consistently deploy and maintain businesses' operations across multiple locations via centralized network operations centers.

         We believe that we provide all of these services in an affordable and easy to deliver package and that corporate information technology departments have a resource that they can depend on to deliver advanced technology solutions.

THE INDUSTRY

         An application service provider can be defined as an entity that supplies another company with leased applications, information technology infrastructure and support services. Instead of buying hardware and business software from vendors and using its own information technology staff to implement and maintain the system, a

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

customer contracts with an application service provider for software applications and services that may include system administration, upgrades and day-to-day operations such as backup, recovery and security.

         This arrangement enables customers to focus on getting value from leased applications, free of the need to administer, maintain and upgrade them. Renting rather than buying may provide a financial advantage, since such services are treated as operating expenses, rather than capital investments.

         There are many benefits available to organizations that utilize the services of application service providers. We believe these benefits include a solution to the scarcity of information technology staff, rapid software application deployment, and a lower total cost of ownership. By avoiding the time and cost of developing internal systems, customers also save money that would otherwise be spent on maintenance, updates and training, raising their overall productivity. Finally, application service provider customers are protected from technological obsolescence and benefit from the latest applications and services.

THE TECHNOLOGY

         We believe that the following key features of our technology allow us to provide dependable and affordable services to our clients:

         Our IQ Data Utility Service was originally developed by Interactive, a computer integration company located in Tacoma, Washington. The early stages of the IQ Data Utility Services was purchased by Insynq in September 1998 and were subsequently assumed by Xcel as part of the Insynq asset purchase agreement entered into between Xcel and Insynq in February 2000. The complete IQ Data Utility Service includes managed network and application services and can span from a customer's keyboard to the data center. The final piece of the service is the data center, which is located in Bellingham, Washington. This facility houses our server equipment and routers and has redundant power, bandwidth, and cooling.

         In the process of developing the IQ Data Utility Service, we believe we developed valuable technological expertise. We created new methodologies and produced hardware and software that we believe is essential to the configuration and effective management of Internet-based networks and outside deployment of shared software applications.

         To support Microsoft Corporation's Windows-based applications, the IQ Data Utility Service uses proprietary Citrix Systems, Inc. independent computer architecture software to increase end-user performance and reduce a customer's total cost of owning and maintaining computer hardware and software. Our technology allows us to manage all hosted application processing functions. The centrally managed servers also house customers' data, provide storage and backup, file and directory security, and anti-virus protection.

         The IQ Data Utility Service receives and transmits information in the form of images rather than data, requiring less bandwidth than traditional network configurations. Customers may connect to the IQ Data Utility Service via a variety of carriers and connectivity technologies, including public access over the Internet with encryption, through private connections, or other available access methods. Properly provisioned connections, whether public or private, generally provide a quality end-user experience.

         The first type of customer configuration, Internet browser-based Thin Client devices, also called Internet Appliances, allow a user to interact with the images transmitted over the Internet using only a monitor, keyboard, and a mouse. The Internet Appliance actually does very little since its functions are limited to sending user instructions to centrally managed servers. Using the IQ Data Utility Services, an Internet Appliance communicates the user's data-entry and retrieval commands to servers located at the data center, where all computing functions are performed. Internet Appliances do not have disk or tape drives which generally increases customer productivity by restricting users' ability to install extraneous software applications, such as computer games, or tamper with a computer's operating system. This access device imposes a singleness of purpose upon the operation, and improves manageability, simplicity, and reliability.

         The traditional computer workstation, utilizing a central processing unit and disk resources, constitutes the second type of customer configuration. These customers may need to use fully equipped workstations for certain individuals that utilize non-Windows software applications or very specialized, complex applications such as computer aided design used, for example, in engineering. This is not our recommended option because it does not free the customer from the technical problems and service costs associated with maintaining this type of configuration. Customers may choose to use existing workstations to connect to the IQ Data Utility Services, however, because this machine uses an operating system that we do not manage, the workstation may be more susceptible to various failures.

         Once connected to the IQ Data Utility Service, users can acquire any of the following computer services:

VIRTUAL OFFICE - We can establish a virtual office for a customer, allowing professionals, employers, employees, clients, and customers to utilize a wide variety of software applications and/or interact directly in a network environment. This office is always open, irrespective of the time of day or the user's location.

OFFICE SOFTWARE SUITE - Customers may select from one (1) of three (3) Office Software Suites as part of the virtual desktop subscription. Customers may also select from a wide variety of other fully supported Windows-based software applications. We serve some vertical markets and in many cases incorporate specialized software for these customers. We regularly test new applications and make them available to our customers. If a customer wishes to use Windows-based software that is not already offered for use with our service, we may test, and subsequently configure, load, and maintain compatible applications for an additional monthly fee.

INTERNET CONNECTION - We may provide customers with connectivity to the Internet through their Virtual Office as part of our service. Our customers must provide their own local Internet connection in order access their service with us. Customers may also provide private connections to our data centers.

WEB SITE HOSTING - For an additional fee, we may put the customer's Internet Web site on one of our servers and host the site for them. Further, we can assist our customer in performing Web site changes and updates.

DATA BACK-UP AND STORAGE - The IQ Data Utility Service provides daily automatic backup of customer data on high-speed tape and logs the activity. Upon request, a customer can receive their backup data and related backup logs. On average we provide one (1) gigabyte of data storage with each business subscription. For larger customers, we tailor storage requirements to the customers' needs and price it accordingly.

SECURITY - We believe our IQ Data Utility Service generally raise the level of a customer's computer security in several ways. First, our servers are located in secured rooms with keycard access. Second, customers utilizing thin client technology additionally prevents unauthorized disk installation and installation of extraneous software, both of which can introduce computer corruptions and viruses. Third, access to customer data is restricted through the use of secured application servers located at the data centers, which are protected by firewall filters and Internet protocol based networking rules. Last, customer data is rarely transmitted; transmissions between the customer's site and the servers located in the data centers generally occur in the form of indecipherable, encrypted images.

REDUNDANCY - Our IQ Data Utility Service secures customer data on redundant disk arrays with ready spare disk drives. We make a best effort to assure application redundancy, so that if one server fails, we can reroute customers to similar servers, thereby minimizing customer downtime.

                               OUR STRATEGIC PLAN

MARKET DRIVERS

         We believe that the information technology requirements of midsize enterprises are almost identical to those of Fortune 1000 enterprises. Despite their large numbers and information technology requirements, small to medium sized enterprises have limited budgets, which rarely makes them the direct target of sophisticated professional service providers who are considered our competitors. As a result, this sector of the economy remains open to the services of emerging professional services providers like us.

KEY DIFFERENTIATORS

         We believe we are different from other service providers due to our focus on the information technology needs of both the small to medium sized enterprise and the small office home office customers for low cost services. These businesses require the same level of reliable information technology services as Fortune 1000 businesses, but generally do not have the financial resources to make the required investment for Internet business operations. We enable these customers to rent, on an as needed basis, their information technology needs.

CHALLENGES

         Our greatest challenge is to educate our target markets regarding the cost savings and productivity enhancements gained through using Internet based computing services as an alternative to traditionally deployed computer networks.

STRATEGY

         We will continue to position our products and services as a cost effective way to utilize the latest computer network technologies without making a significant investment in computer equipment, software or private telecommunications network infrastructure.

         We market and sell our services primarily through the sales organizations of independent software vendors, telecommunications and Internet service providers, managed service providers and technology consultants.

         We intend to continue to invest in the development and integration of additional services that address the evolving needs of our customers. Our goal is to integrate additional product enhancements that extend the capabilities of our services across a large universe of existing and potential customers. We believe that by continuing to broaden our service offerings, we will be viewed by our customers as the single and best source for all of their information technology service requirements. There can be no assurance, however, that we will be successful in accomplishing our goal.

         In addition to expanding the scope of our services, we are also developing services geared to the needs of particular segments of our customer base. We will continue to review the applicability of our service offerings to our target customers and create additional category- specific offerings based on the size and profitability of the market segment.

         While we believe that it is paramount that we remain focused on our plan, we must have the ability inherent in any company to adapt to changing market conditions.

         In addition to internally generated growth, we intend to expand our business through strategic acquisitions in the United States and possibly abroad. We believe our acquisitions will allow us to accelerate our penetration of key geographical markets, broaden our offerings of products and services, expand our technical staff, as well as our market entry points. To attain this goal, we are aggressively pursuing opportunities to merge and/or acquire compatible companies with which to utilize management, financial and operational resources. We presently do not have any current plans to enter into an acquisition, financing or other business combination.

  SALES AND MARKETING

         We focus our sales and marketing efforts on the small to medium size enterprise and the small office home office market. Although specific definition for these market segments vary somewhat, we view the high-end small office home office market to represent small offices with up to ten employees, and the small to medium size enterprise market to represent companies that employs approximately 11 to 500 people. We will occasionally pursue larger opportunities. We sell to these segments through the sales organizations of the software publishers, information technology consultants, telecommunication carriers and Internet service providers.

         We have developed a packaged service offering targeting these small businesses that delivers a combination of software and marketing services designed for these market segments.

COMPETITION

         The market for Internet based data processing and information technology services is rapidly evolving and intensely competitive. In addition to internally built and supported operations, our primary current and prospective competitors include:

         o        providers of computer equipment;
         o        co-location, web site hosting and related services;
         o technology vendors that have recently announced their intentions to offer some of the services that we offer currently to a portion of our targeted customer base; and
         o providers of Internet based systems integration or professional services.

         Many of our competitors have been in business longer than us, have significantly greater financial, technical, and other resources, or greater name recognition. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Competition could negatively impact our ability to sell additional services on terms favorable to us. Competitive pressures could cause us to lose market share or to reduce the price of our services, either of which could harm our business, financial condition and operating results.

         We believe that the principal competitive factors in our market include:

         o        quality and reliability of services offered;
         o        scope of supported applications and technology platforms;
         o        ability to expand the operational environments supported;
         o extent to which the services offered provide a complete solution to a potential customer's operations requirements;
         o engineering and technical expertise and development of automation software;
         o        rapid deployment of services;
         o        quality of customer service and support;
         o        and price.

GOVERNMENT REGULATION

         There are currently few laws or regulations directly governing access to, or commerce upon, the Internet. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services.

         Such legislation could dampen the growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium, and could, thereby, have a material adverse effect on our business, results of operations and financial condition. Other nations, including Germany, have taken actions to restrict the free flow of material deemed to be objectionable on the Internet. In addition, several connectivity carriers are seeking to have connectivity over the Internet regulated by the Federal Communications Commission in the same manner as other connectivity services. For example, America's Carriers Connectivity Association has filed a petition with the Commission for this purpose. In addition, because the growing popularity and use of the Internet has burdened the existing connectivity infrastructure and many areas with high Internet use have begun to experience interruptions in phone service, local telephone carriers, such as Pacific Bell, have petitioned the Commission to regulate Internet service providers and online service providers, in a manner similar to long distance telephone carriers and to impose access fees on these service providers. If either of these petitions is granted, or the relief sought therein is otherwise granted, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet, which could in turn decrease the demand for our products.

         Also it is possible that laws will be adopted or current laws interpreted in a manner to impose liability on online service providers, such as us, for linking to third party content providers and other Internet sites that include materials that infringe copyrights or other rights of others. Such laws and regulations if enacted could have an adverse effect on our business, operating results and financial condition. Moreover, the applicability to the Internet upon the existing laws governing issues such as property ownership, copyright defamation, obscenity and personal privacy is uncertain, and we may be subject to claims that our services violate such laws. Any such new legislation or regulation or the application of existing laws and regulations to the Internet could have a material adverse effect on our business, operating results and financial condition.

         In addition, as our products and services are available over the Internet in multiple states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state or foreign country. We are qualified to do business only in the states of Washington and California, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties and could result in the our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services may severely restrict the sale of new contracts and materially effect our ability to maintain our current customers.

         At present, we do not collect sales or other similar taxes in respect of sales and shipments of our products through Internet purchases. However, various states have sought to impose state sales tax collection obligations on out-of-state direct marketing companies similar to us. A successful assertion by one or more of these states that it should have collected or be collecting sales tax on the sale of our products could result in additional costs and corresponding price increases to its customers. The U.S. Congress has passed legislation limiting for three years the ability of states to impose taxes on Internet-based transactions. Failure to renew this legislation could result in the broad imposition of state taxes on e-commerce.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS


         We regard our service marks, trademarks, domain names, and similar intellectual property as critical to our success. We have applied for federal trademark or service mark registration of a number of names and terms, including "Insynq," "Your Internet Utility Company," "Interlynq," and "Idesq." Our domain names include, INSYNQ.com, CPA-ASP.com, ON-Q.net, SIMPLENETWORKS.net, APPLICATIONVAULT.com, MESSAGEIQ.com, OURACCOUNTING.com, OURBOOKEEPER.com, and RAPIDNETWORKS.com, all of which are now owned by us. We have also applied for a patent covering our multi-platform network application management and connectivity system: our InterLynQ and IdesQ components of our customer premise equipment solution.


         We rely on trademark, unfair competition and copyright law, trade secret protection and contracts such as confidentiality and license agreements with our employees, customers, partners, and others to protect our proprietary rights. Despite precautions, it may be possible for competitors to obtain and/or use the proprietary information without authorization, or to develop technologies similar to ours and independently create a similarly functioning infrastructure. Furthermore, the protection of proprietary rights in Internet-related industries is uncertain and still evolving. The laws of some foreign countries do not protect proprietary rights to the same extent, as do the laws of the United States. Protection for proprietary rights in the United States or abroad may not be adequate.

         We intend to continue to license certain technology from third parties such as Citrix, Microsoft, and others, for our technologies that support business systems. The market is evolving and we may need to license additional technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate licensed technology into our operations.

         Although we are not aware of any infringement or misappropriation of our intellectual property or similar proprietary rights, it may be anticipated that infringements and misappropriations will occur as our business grows and there is more brand loyalty attaching to our trade names and domain names. We intend to police against infringement or misappropriation. However, we cannot guarantee that we will be able to enforce our rights and enjoin the alleged infringers from their use of confusingly similar trademarks, service marks, telephone numbers, and domain names.

         In addition, third parties may assert infringement claims against us. We cannot be certain that our technologies or trademarks do not infringe valid patents, trademarks, copyrights, or other proprietary rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. Intellectual property litigation is expensive and time-consuming and could divert management resources away from running the business.

 RESTRUCTURING

         We have implemented cost restructuring strategies of our operations, both in sales and marketing and in our executive management team, and implemented certain cost-cutting measures. We believe this restructuring and the cost-cutting measures, which resulted in a workforce reduction of approximately 55 people - mostly in sales-related positions - in addition to changes to our executive management team, will allow us to:


         o        reduce operating costs;
         o        provide operational efficiencies; and

         o focus on the development of strategic business plans in preparation for future growth initiatives.


         As part of our corporate cost restructuring, we consolidated our sales activities into our corporate headquarters office located in Tacoma, Washington. We are planning a redeployment of a national direct sales force in the future to augment our relationship with outside sales organizations; however, there can be no assurance that the redeployment will occur.


         In addition to the restructuring, retroactive to September 1, 2000 we reduced salaries and benefits for certain members of executive management and certain other employees. Also, we have negotiated with many of our vendors to reduce the amounts owed or to extend more favorable payment terms. We have also entered into a letter of intent whereby our board of directors will designate a portion of our 10,000,000 shares of authorized preferred stock, which, pursuant to the letter of intent, will be sold to one individual in exchange for the cancellation of approximately $1,300,000 of our long-term debt. Should our directors authorize the designation of class A preferred stock and should a definitive preferred stock purchase agreement be entered into, the class A preferred stock issued to the debt holder will be convertible into 25% of our company.

         We believe that the combination of the restructuring, the salary reductions and negotiated trade payables and other liabilities will reduce our corporate overhead.

CUSTOMER SERVICE

         Our customer support service is comprised of Customer Service Representatives, Customer Support Representatives and is further supplemented by Senior Technical Support Representatives consisting of Microsoft, Citrix, Novell and Cisco Certified Engineers and Insynq Server Technicians. Customer Support is available via toll-free telephone lines to offer support for any aspect of the IQ Data Utility Service.

EMPLOYEES

         We currently have ten employees, including four full-time management, one part-time clerical, two technical people, two customer support personnel, one marketing and sales personnel. We may, from to time, review our staffing requirements.

MANAGEMENT

         Our board of directors consists of John P. Gorst, M. Carroll Benton and David D. Selmon, each of whom took this position upon or shortly after the consummation of the asset purchase on February 18, 2000, and continued in these positions after the re-incorporation merger effected on August 3, 2000. On November 19, 2001, our stockholders approved the election of Donald Kaplan as a director. Donald Kaplan subsequently resigned effective June 3, 2002.

         Our executive officers include:

         o John P. Gorst, Chief Executive Officer, President and Chairman of the Board;

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

         o M. Carroll Benton, Chief Administrative Officer, Secretary and Treasurer; and
         o        Joanie C. Mann, Vice President of Strategic Alliances.

         In September 2000, we appointed Stephen C. Smith as our interim chief financial officer. On May 6, 2002 we accepted Stephen Smith's resignation effective June 30, 2002. In April 2001, James R. Leigh, III, president and chief technology officer resigned from executive management to become our general manager of technical operations and subsequently resigned his position with us in November 2001.

NEED FOR ADDITIONAL CAPITAL

         Our securities purchase agreements with our debenture investors prohibit us from entering into any financial arrangement that would involve the issuance of common stock for a period of two years from the date of two registration statements filed October 3, 2001 and June 25, 2002, respectively, without offering a right of first refusal to the debenture investors.

DESCRIPTION OF PROPERTIES


         Our principal executive offices are located at 1127 Broadway Plaza, Suite 202, Tacoma, Washington, 98402, and our telephone number is (253) 284-2000. Under our current internal cost restructuring, we have leased, for a term of one year, new facilities, which consist of approximately 4,000 square feet and is located in Tacoma Washington. We pay a monthly fee of $2,100 for the use of these facilities. These new facilities consolidate all of our departments, such as, sales, customer, engineering and administrative services. We have consolidated our data center requirements to facilities located in Bellingham, Washington with a renewable one-year term for a monthly fee of $7,400.

         In addition, we terminated leased facilities in Newport Beach, California in 2000 and three leased facilities in Tacoma, Washington in 2001. We believe this consolidation arrangement is adequate to support our future operations.


         LEGAL PROCEEDINGS


         We are a party to a lawsuit filed in the Superior Court for the State of Washington for Pierce County, dated May 31, 2001, by William G. Hargin, former vice president of sales and marketing. The lawsuit alleged that we breached a written employment contract and breached a written termination agreement. Mr. Hargin alleged that under such contract and agreement, he was owed $114,858.39 plus 12% interest and options to purchase 1,500 fully vested shares of our common stock exercisable at $34.00 per share. In August 2001, we entered into a settlement and release agreement under the terms of which we were to pay Mr. Hargin $17,500 and issue a non-qualified stock option for 2,000 shares of common stock with an exercise price of $6.50 per share. As of September 10, 2002, we have not made the cash payment and the option remain unexercised.

         We are a party to a lawsuit filed in the Superior Court of New Jersey Hudson County, dated August 6, 2001, by PR Newswire Association, Inc., one of our vendors. The lawsuit alleged that we breached a promise to pay for goods and services rendered. PR Newswire alleged that under such promise it is owed $20,760. In February 2002, PR Newswire obtained a default judgment against us in the amount $16,500, plus reasonable attorney fees. As of September 10, 2002, the amount of the judgment is unpaid.


         On September 6, 2001, the Company was served with a summons and complaint by our former landlords, asserting:


         o a breach of a settlement agreement entered into in May 2001 to register 5,000 shares of common stock, valued at $80,000, in partial settlement of its then existing lease; and

         o        a default by us on two new long-term lease obligations.

         This lawsuit, dated October 4, 2001, was filed in Superior Court of Pierce County. Terms of the first lease call for base monthly payments of $12,046 for the period of August 1, 2001 to July 31, 2006, plus triple net charges estimated at approximately $3,038 per month and beginning in year two, an increase equal to the change in the annual consumer price index but not less than annual increase of 3%. Minimum aggregate lease payments and triple net charges approximate $954,500 over the term of the lease. Terms of the second lease call for monthly payments, beginning in June 2001 of approximately $4,000 per month, or a total of $80,000 for the remaining term of the lease from August 1, 2001 to May 31, 2003. On October 4, 2001, our former landlords filed a summons and complaint with local jurisdictional court for a summary judgment motion on all claims. All claims under this motion were initially denied. However, on May 10, 2002, the court awarded a partial summary judgment in favor of the former landlords for approximately $170,000. We anticipate filing a motion to request the court to vacate the partial summary judgment in light of new evidence and/or appeal the court's decision.


         As of May 6, 2003, we are delinquent in the payment of approximately $504,200 of business and payroll taxes, plus an estimated $311,000 of related assessed penalties and interest. The majority of the past due amount of approximately $732,000 is for payroll taxes, penalties and interest due to the Internal Revenue Service. In April 2002, the IRS filed a Federal Tax Lien on our assets for all past due employment taxes, penalties and accrued interest. We had submitted an Offer In Compromise to the Internal Revenue Service seeking relief on a portion of its overall obligation and to structure a payment plan on the settled amount of taxes due. We were notified on April 1, 2003 that the Offer In Compromise was denied. Management will resubmit a second offer or appeal the decision of the IRS. Unless the IRS agrees to a mutually agreeable workout, the IRS could take possession of our assets or we will be forced to cease operations and/or to file for bankruptcy protection.

         We were a party to a lawsuit, dated July 2, 2002, by Frank Codispoti, former director of sales and marketing. The lawsuit alleges breach of contract, wage and hour violations and violation of the Washington law against discrimination. We have reached a settlement of the matter and have agreed to pay Codispoti, in full settlement of his claims, $30,000 as follows: $3,000 upon execution of the settlement agreement; monthly payments of not less than $1,500 until the balance is paid in full. As of May 6, 2003 we have paid Codispoti $12,000.

          We are in default on our equipment lease agreement with Hewlett Packard. In April 1999, we entered into a forty-five month lease, payable $21,132.99 per month. As of May 6, 2003, we estimate the total amount due Hewlett Packard, including accrued interest, is approximately $868,600. We are attempting to renegotiate with the lessor and have initiated contact with them. When they are prepared to enter discussions we will attempt to negotiate for a lesser amount owed and we believe that given the current market conditions, we should be successful in such negotiations. However, there is no assurance that we will be successful in such attempts.

         We have defaulted on a Software License Agreement dated September 29, 2000 entered into with National Associates, Inc. (McAfee). Our agreement required us to purchase 10,000 licenses totaling $235,000. We have paid a total of $1,500 toward this obligation and the term of this agreement expired March 30, 2003. We have contacted National Associates, Inc. in an effort to amend the agreement and reduce the obligation to actual licenses sold. We anticipate settling this matter within the next few months by paying for the actual licenses sold since entering this agreement.

         We have defaulted on a Service Provider License Agreement dated September 6, 2000 entered into with Microsoft, Inc. Our agreement expired on October 31, 2002. We owe Microsoft approximately $184,000. We have initiated contact with Microsoft in an effort to setup a workout schedule for the past due amounts and enter into a new mutually beneficial licensing agreement. If we are unsuccessful, we may be forced to cease our operations.


MANAGEMENT

         DIRECTORS AND EXECUTIVE OFFICERS

         The names of our directors and executive officers, their principal occupations, and the year in which each of our directors and executive officers initially joined the board of directors are set forth below.

NAME                    AGE           POSITION

John P. Gorst           34            Chairman of the Board, Chief Executive
                                      Officer, President and Director
M. Carroll Benton       58            Chief Administrative Officer, Secretary,

                                      Treasurer and Director
David D. Selmon         46            Director

Joanie C. Mann          41            Vice President of Strategic Alliances


JOHN P. GORST has served as our Chairman of the Board, Chief Executive Officer and Director since February 2000, and served as our President since April 2001. Mr. Gorst, a co-founder of Insynq-WA, was with Insynq-WA from 1998 until its acquisition by Xcel Management, Inc. in 2000. Mr. Gorst has over twelve years experience in founding entrepreneurial technology ventures, specifically in the development of software and data services for businesses. The prior experience of Mr. Gorst includes serving as a co-founder of Microcomputer Training Professionals, Inc., a training/IS consulting business in conjunction with Nynex Business Centers of New York, from 1989 to 1991; Vice President and General Manager of Business Development for Relational Technology Professionals, Inc. from 1991 to 1993; and as Vice President and General Manager of Interactive Information Systems Corp. from 1996 to 1998.

M. CARROLL BENTON has served as our Chief Administrative Officer, Secretary, Treasurer and Director since February 2000. Ms. Benton was a co-founder of Insynq-WA and has been with us since its inception. Ms. Benton has worked with banking systems and higher education institutions where she assisted in information systems development and deployment strategies. She managed a 13 state insurance brokerage firm and has been a consultant to the small-to medium-sized business markets via accounting system design, support, and business practice analysis. Carroll also taught undergraduate accounting courses at several Puget Sound colleges and universities. Formerly with a local CPA firm, she brings us over 25 years of business and financial expertise.

DAVID D. SELMON has served as our director since February 2000. Mr. Selmon is a certified tax professional and has practiced with David Selmon, Inc. since 1982. In August 1999, a complaint against Mr. Selmon was filed by the National Futures Association, or NFA, alleging that Mr. Selmon violated high standards of commercial honor and just and equitable principals of trade in that he, along with others, aided and abetted an individual in acting in a manner which required such individual to be an NFA member or associated after such individual had been barred permanently from the NFA. Mr. Selmon, without admitting or denying the allegations raised in such complaint, agreed to withdraw from the NFA in all capacities and to refrain from applying in the future for any status with the NFA.

JOANIE C. MANN has served as our vice president of strategic alliances since February 2001, and served as our vice president of operations from July 2000 to February 2001. She brings over 18 years of experience in multi-user system design and implementation, voice and data networking integrations. Ms. Mann also has extensive experience in business process automation and a strong background in business accounting principles. Previous positions held include founder of Com-Pacific Resources, Inc., a network integration firm whose business operations were sold to Communications World International, for whom she worked from 1984 to 1993, manager of the Seattle-based computer telephony and data integration division of Commworld from 1994 to 1996, and IS Management Consultant for Interactive Information Systems from 1998 to 1999.

         There are no family relationships among any of our directors or executive officers. See "Certain Relationships and Related Transactions" for a description of transactions between our directors, executive officers and/or their affiliates.

         In a consulting agreement we assumed with One Click Investments, LLC, originally entered into on September 20, 1999, with Insynq-WA, One Click was granted the right to appoint one person to serve on our board of directors. One Click has not yet exercised the right to appoint a member to our board.

         In a business services agreement we assumed with Consulting & Strategy International, LLC, originally entered into on November 18, 1999, with Insynq-WA, CSI was granted the right to appoint two persons to serve on our board of directors, such members not to exceed forty percent (40%) of our board, subject to our stock becoming publicly traded. Pursuant to the purchase of Insynq-WA by Xcel, our stock began trading publicly on February 18, 2000. CSI has not yet exercised its right to appoint two members to our board.

         Pursuant to a consulting agreement we entered into with David D. Selmon, Mr. Selmon will receive 35 shares of our common stock for each full fiscal quarter he serves on our board beginning June 1, 2000. Mr. Selmon also receives $250 for each board meeting attended. To date, Mr. Selmon has received 31,500 shares as director compensation and 1,295,614 shares in lieu of cash payments for expenses.

EXECUTIVE COMPENSATION

         The following table summarizes the compensation earned by or paid to our Chief Executive Officer and the other most highly compensated executive officers whose total salary and bonuses exceeded $100,000 for services rendered in all capacities during the fiscal year ended May 31, 2002. We refer to these individuals as our named executive officers.

         The total compensation for the three fiscal years ended May 31, 2002 of John P. Gorst, our Chief Executive Officer, M. Carroll Benton, our Chief Administrative Officer, and James R. Leigh, III, our former President and Chief Technology Officer and current general manager of technical operations, is set forth below in the following Summary Compensation Table. No other person received cash compensation in excess of $100,000 during the fiscal year ended May 31, 2002.

                                                    ANNUAL COMPENSATION                   LONG-TERM AWARDS
                                                                                              SECURITIES
NAME AND PRINCIPAL                                                    OTHER ANNUAL        UNDERLYING OPTIONS         ALL OTHER
-------------------                                                   -------------       -------------------        ---------
POSITION                   YEAR      SALARY ($)      BONUS ($)     COMPENSATION ($) (3)           (#)             COMPENSATION ($)
--------                   ----      ----------      ---------     --------------------           ---             ----------------
John P. Gorst              2002       $112,000          --                  --                   42,196                  --
   President, Chief        2001       $160,000          --               $ 6,876                  754                    --
   Executive Officer       2000       $107,919        $1,624             $20,129                30,000 (2)               --

M. Carroll Benton          2002       $67,500           --                  --                   30,307

   Secretary, Treasurer
   and Chief               2001       $96,900           --               $ 6,876                  746                    --
   Administrative Officer  2000       $58,750         $8,060             $10,543                20,000 (2)               --

James R. Leigh, III (4)    2002       $ 53,852          --                  --                    728                    --
   Chief Technical         2001       $102,630          --               $ 6,876                  215                    --
   Officer                 2000       $ 74,957        $1,624             $25,000                 7,800                   --


(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers that are available generally to all of our salaried employees, and may not include certain perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or ten percent (10%) of any such officer's salary and bonus disclosed in the table.


(2) Represents options for class A common stock granted under our 2000 Executive Long Term Incentive Plan. As of May 6, 2003, these options have been exercised and have been converted to common stock pursuant to the terms of the Plan.


(3) Includes non-cash compensation, in the form of common stock, for services performed for us. During fiscal year 2001 each executive officer rescinded the non-cash compensation received in fiscal year 2000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

LONG TERM INCENTIVE AWARDS

         The following table provides information related to long-term incentive awards granted to our named executive officers during the fiscal year ended May 31, 2002. The information in this table reflects options granted by the board of directors under our 2000 Executive Long Term Incentive Plan and our 2000 Long Term Incentive Plan, which plans were approved by our stockholders on August 3, 2000.

------------------------------------ ------------ ----------------------------------------------------------
NAME AND PRINCIPAL POSITION          FISCAL YEAR                           AWARDS
                                                  ----------------------------------------------------------
                                                  NUMBER OF SHARES, UNITS     PERFORMANCE OR OTHER PERIOD
                                                      OR OTHER RIGHTS
                                                            (#)               UNTIL MATURATION OR PAYOUT
John P. Gorst, President, Chief         2002             42,196                      Vested upon grant
Executive Officer and Director

M. Carroll Benton, Secretary,           2002             30,307                      Vested upon grant
Treasurer; Chief Administrative
Officer and Director


James R. Leigh, III                     2002              728                        Vested upon grant
Chief Technical Officer (1)

--------------------------------------------------------------------------------


OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information related to options granted to our named executive officers during the fiscal year ended May 31, 2002. The information in this table reflects options granted by the board of directors under our 2000 Executive Long Term Incentive Plan and our 2000 Long Term Incentive Plan, which plans were approved by our stockholders on August 3, 2000.

         The following table sets forth each grant of stock options made during the fiscal year ended May 31, 2002, to the named executive officers:

                                                     % OF TOTAL
                            NUMBER OF SECURITIES   OPTIONS GRANTED
                                 UNDERLYING        IN FISCAL 2001   EXERCISE PRICE  EXPIRATION
           NAME                OPTIONS GRANTED           (1)           PER SHARE     DATE (3)
           ----                ---------------           ---           ---------     --------

John P. Gorst                        586                  *             $34.38        6/1/11
                                   15,000              10.96%            $1.30        12/1/11
                                   26,661              19.45%            $1.40        1/31/12
M. Carroll Benton                    307                  *             $34.38        6/1/11
                                   15,000              10.96%            $1.40        1/31/12
                                   15,000              10.96%            $1.40        1/31/12
James R. Leigh (2)                   728                  *             $34.38        6/1/11


o        Less than 1%

(1) Based on a total of 136,841 options granted during the fiscal year ended May 31, 2002.

(2) Options may terminate before their expiration date upon death, disability, or termination of employment.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

         The following table sets forth, for each of the named executive officers, information concerning the number of shares received during fiscal 2002 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on May 31, 2002.

                                                              NUMBER OF SECURITIES
                        SHARES ACQUIRED      VALUE             UNDERLYING OPTIONS       VALUE OF IN-THE-MONEY OPTIONS
                        ON EXERCISE (#) REALIZED ($)(1)         AT YEAR END (#)               AT YEAR-END ($)(2)
                                                          EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
         NAME
John P. Gorst               30,000             --            42,950           --              --              --
M. Carroll Benton           20,000             --            31,053           --              --              --
James R. Leigh, III           --               --             942             --              --              --

(1) Based on the difference between the option exercise price and the fair market value of our common stock on the exercise date as determined pursuant to the terms of the 2000 Long Term Incentive Plan and the 2000 Executive Long Term Incentive Plan.

(2) Based on the difference between the option exercise price and the closing sale price of $0.30 of our common stock as reported on the OTC Bulletin Board on May 31, 2002, the last trading day of our 2002 fiscal year. None of these options are currently in the money.


(3) Represents options for class A common stock granted under our 2000 Executive Long Term Incentive Plan. As of May 6, 2003, these options have been exercised and have been converted to common stock pursuant to the terms of the Plan.


EMPLOYMENT CONTRACT AND TERMINATION OF EMPLOYMENT AGREEMENTS

         In March 2000, we entered into executive employment agreements with each of John P. Gorst and M. Carroll Benton. Our board of directors approved the principal terms of the executive agreements on February 21, 2000, and on January 30, 2001, approved amendments to each executive agreement.

         The executive agreement, as amended, with Mr. Gorst, pursuant to which Mr. Gorst is employed as our chief executive officer, extends the initial term of employment from three to four years and provides for an annual salary of $225,000 during the first year; $175,000 during the second year; $200,000 during the third year and $275,000 during the fourth year of employment. In addition, the amended agreement provides the following:

         o at the end of the second year for the payment of payroll taxes with regard to sales of stock up to $30,000 and an option grant of 5,000 shares of common stock if our stock trades at or over $300.00 per share in any 30-day trading period during the year;

         o at the end of the third year a cash bonus of $30,000 and an option grant of 5,000 shares of common stock if our stock trades at or over $600.00 per share in a 30-day trading period during the year; and

         o at the end of the fourth year a cash bonus of $30,000 and an option grant of 5,000 shares of common stock granted if our stock trades at or over $1,200.00 per share in a 30-day trading period during the year.


         All other provisions of the original employment agreement remain the same.


         The executive agreement, as amended, with Ms. Benton, pursuant to which Ms. Benton is employed as our chief administrative officer, extends the initial term of employment from three to four years and provides for an annual salary of $135,000 during the first year; $125,000 during the second year; $140,000 during the third year; and $165,000 during the fourth year of employment. In addition, the amended agreement provides, (a) at the end of the second year for an option grant of 3,000 shares of common stock if our stock trades at or over $300.00 per share in a 30-day trading period during the year; (b) at the end of third year an option grant of 3,000 shares of common stock if our stock trades at or over $600.00 per share in a 30-day trading period during the year; (c) and at the end of the fourth year an option for 3,000 shares of common stock if our stock trades at or over $1,200.00 per share in a 30-day trading period during the year. All other provisions of the original employment agreement remain the same.


         We entered into an employment agreement with James R. Leigh, III, effective as of February 20, 2000, providing for his employment as our chief technical officer. Mr. Leigh was appointed as our President on September 22, 2000. The employment agreement provides for an initial employment term of three years and for automatic one-year renewals thereafter unless terminated by either party in writing on or before ninety days prior to the end of a current term of the agreement. Under the terms of the employment agreement, Mr. Leigh will be paid an annual salary of no less than $105,000 plus $8,000 bonus for the first year of employment. This salary will be increased to no less than $130,000 in the second year and no less than $150,000 in the third year. Mr. Leigh has been granted options to purchase a total of 7,800 shares of our common stock as follows: 500 vested options at an exercise price of $50.00 and 7,300 options which will vest and are exercisable at an exercise price of $100.00 as follows:
24,334 shares vested on February 20, 2001, and thereafter in increments of 1/24
(203) each month beginning March 20, 2001, and continuing until 2003. The agreement contains both non-disclosure and non-competition clauses. Effective April 4, 2001, Mr. Leigh resigned his position as both president and chief technical officer to become our general manager of technical operations. Mr. Leigh retains his stock options. Subsequently, in November 2001, Mr. Leigh resigned his position with us.

         We entered into an employment agreement with Stephen C. Smith, effective as of September 18, 2000, providing for Mr. Smith's interim employment as chief financial officer. The initial employment agreement provided for an initial employment term of fifteen weeks, which would be continued on a weekly basis for a period of one (1) year, on such terms and conditions set forth in the employment agreement. Under the terms of the employment agreement, Mr. Smith will be paid a weekly salary of no less than $100 per week plus a signing bonus of $2,500 and an incentive stock option to purchase 600 shares of our common stock at an exercise price of $30.00 per share. The agreement contains both non-disclosure and non-competition clauses. On December 1, 2000, Mr. Smith executed Amendment No. 1 to his employment agreement in which his base salary was increased to $2,500 per week to be received for any week he is located at our headquarters. All of the options granted under the original employment agreement were terminated. On July 20, 2001, Mr. Smith executed Amendment No. 2 to his employment agreement in which he will receive a stock option in the amount of 2,500 shares of common stock on the filing date of each Form 10-KSB and a stock option in the amount 250 shares of common stock on the filing date of each Form 10-QSB with an exercise price determined on the date of filing. In addition, Mr. Smith will receive $2,500 for each week he is located at our headquarters.

         We entered into an employment agreement with Joanie C. Mann on February 20, 2000, providing for her employment as our vice president of operations. The employment agreement provides for an initial employment term of three years, and automatic one-year renewals thereafter, unless terminated by either party in writing on or before ninety days prior to the end of a current term of the agreement. Under the terms of the employment agreement, Ms. Mann will be paid an annual salary of no less than $85,000 for the first year of employment. This salary will be increased to no less than $110,000 in the second year and no less than $125,000 in the third year. Ms. Mann has been granted options to purchase a total of 4,500 shares of our common stock as follows: 500 options that are currently exercisable at an exercise price of $50.00 and 4,000 options which will vest and are exercisable at an exercise price of $100.00 as follows: 1,334 shares on February 20, 2001, and thereafter in increments of 1/24 (112) each month beginning March 20, 2001, and continuing until 2003. The agreement contains both non-disclosure and non-competition clauses. On September 25, 2000, Ms. Mann executed Amendment No. 1 to her agreement in which she agreed to a thirty percent (30%) reduction in salary until the earlier of (a) an elapse of three months or (b) we receive $1 million in financing. Also on September 25, 2000, Ms. Mann executed Amendment No. 2 to her agreement in which she received an increase in her base salary to $95,000 per year. In February 2001, Ms. Mann assumed the position of vice president of strategic alliances.

         We may enter into other employment agreements from time to time with other executives and key employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Interactive is a company wholly owned by M. Carroll Benton, our Chief Administrative Officer, Secretary and Treasurer. John P. Gorst, our Chief Executive Officer, was also Vice President and general manager of

Interactive. During their time at Interactive, Ms. Benton and Mr. Gorst began developing the "Insynq Project," which later developed into our current business. On September 16, 1998, Interactive transferred to Charles Benton, husband of Ms. Benton and then a creditor of Interactive, all of Interactive's title and interest in and to


         o        certain equipment and other tangible personal property; and

         o the intellectual properties, computer software, trademarks, copyrights, ideas, work-in-progress, and other tangible and intangible property comprising the system known as the "Insynq Project" to retire a $200,000 debt obligation owed by Interactive to Charles Benton.

         These assets later developed into Insynq's IQ Delivery System. Mr. Benton contributed all of the "Insynq Project" intellectual property assets to Insynq-WA in exchange for the initial 55,000 shares of common stock issued by Insynq-WA at the time of its formation. On the same date, Mr. Benton sold the equipment and other tangible property to the newly formed Insynq-WA, in exchange for a $70,000 promissory note. Mr. Benton then sold 27,500 shares to each of Ms. Benton and Mr. Gorst in exchange for a $65,000 note from each of them secured by the shares. During the start-up operations of Insynq-WA, the business contacts of Interactive were utilized in the purchase of supplies and other items for Insynq-WA. As of September 30, 1999, Insynq-WA owed Interactive $117,024 related to these purchases, and on November 12, 1999, the board of Insynq-WA approved the issuance of 1,180 shares of its common stock in full payment of this debt, after a board determination that the shares of Insynq-WA should be valued at $100 per share.

         On September 22, 2000, we executed a Release Agreement with M. Carroll Benton, our chief administrative officer, secretary and treasurer, John Gorst, our chief executive officer, Charles Benton, the husband of Ms. Benton, Interactive Information Systems, an entity owned by Ms. Benton, and entities controlled by Mr. Benton, which, with certain exceptions, releases the parties from any and all claims, if any, arising from the parties' prior relationships and dealings prior to the release date. Among the consideration given for the Release Agreement, we granted Mr. Benton registration rights to register his shares of common stock. In addition, Mr. Gorst, Mr. Benton and Ms. Benton executed a Release Agreement (the Gorst Release) to fully and finally release Mr. Gorst personally of any obligations arising under the $65,000 promissory note he owed to Mr. Benton secured by shares of our stock he originally purchased from Mr. Benton, as well as a general release of Mr. Gorst, with certain exceptions, by Mr. and Mrs. Benton and certain entities affiliated with them. In consideration of the Gorst Release, Mr. Gorst agreed to transfer 1,500 shares of our common stock held by him to Mr. Benton, and Ms. Benton transferred approximately 980 shares of common stock held by her to Mr. Benton.

         On October 17, 2000, we executed a Lock-Up and Waiver Agreement with Mr. Benton with respect to the 4,965 shares of our common stock owned by him. Under the agreement, he waived any rights he may have to exercise any registration right for a period of 180 trading days after a contemplated registration statement is filed with the SEC. This agreement was amended on November 30, 2000, to allow Mr. Benton to sell 500 shares per calendar quarter during the term of the lock up agreement.

         On October 31, 2000, we executed a Consulting Agreement with CFB Associates, Inc., and specifically Charles F. Benton, CPA, for him to provide consulting services on general operational issues for a period of three (3) months. We have agreed to compensate CFB in the amount of $350 per hour. For previous consulting services performed by Mr. Benton, we have agreed to guarantee Mr. Benton a minimum of eighty-six (86) hours at this rate. Additionally, we agree to pay to CFB $5,000 per month for eight (8) consecutive months beginning November 30, 2000. On November 1, 2001, we amended the term of the agreement effective August 1, 2001 through November 30, 2002.

         On June 1, 2000, we entered into a Master Licensing Agreement with My Partner Online, Inc. (MPO), a company two-thirds owned by M. Carroll Benton and Charles Benton. The agreement is for a term of five (5) years with an automatic one-year extension unless either party notifies the other of termination within ninety (90) days. Either party for breach or insolvency may terminate the agreement at any time. Under the agreement, MPO has a non-exclusive, worldwide license to promote, market, distribute and sublicense application hosting services, bundled or unbundled with MPO products. MPO must use reasonable commercial efforts to market, promote, and distribute our services by marketing them through their sales activity. We have agreed to charge MPO a below-market rate for subscription pricing and to forgive the $5,000 monthly maintenance fee in exchange for the right to exercise an option to purchase a five percent (5%) equity position in MPO. On November 29, 2000, this agreement was amended to specifically detail the services MPO is to provide, and also requires that MPO purchase 100 of our seats at $50.00 per seat for a period of twelve
(12) months, beginning on December 1, 2000. On November 1, 2001, we amended the term of the agreement through December 1, 2002.


         On November 28, 2000, we executed an Independent Consultant Agreement with MPO and Summer J. Mathews, MPO's president. The Consultant Agreement was for a term of three (3) months beginning December 1, 2000, and was automatically renewable for additional three (3) month terms unless terminated by either party upon thirty (30) days notice. For consulting services, we have agreed to pay a consulting fee of $15,000 in the form of shares of our common stock at $96.75 per share. We also agreed to register these shares within 45 days of their issuance.


         On June 21, 2001, in exchange for the waiver of certain registration rights by One Click Investments, LLC, John P. Gorst gifted to One Click 10,000 shares of common stock with voting rights retained by Gorst and agreed that One Click's securities dated August 2000 and January 2001 will be included in the next SB-2 Registration that we file and the February 2000 warrants were re-priced at an exercise price of $25 per share of common stock with an exercise date extending to December 31, 2004, with a cashless provision. Subsequently, in exchange for a waiver of registration rights previously granted, One Click's February 2000 warrants were re-priced at an exercise price of $5 per share of common stock and One Click rescinded the stock gifted by John P. Gorst.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding beneficial ownership of our common stock as of May 20, 2003.


         o by each person who is known by us to beneficially own more than 5% of our common stock;
         o        by each of our officers and directors; and
         o        by all of our officers and directors as a group.

NAME                                                                                        NUMBER        PERCENT


   John P. Gorst (1)                                                                      5,660,792         25.4%
   M. Carroll Benton (2)                                                                  4,471,586         20.0%
   David D. Selmon (3)                                                                    1,377,184          6.2%
   Tomina Associates, Ltd                                                                 1,300,000          5.9%
   Warfield Capital, Ltd.                                                                 1,200,000          5.5%
   Joanie C. Mann (4)                                                                       390,733          1.7%

                                                                                     -----------------------------

All executive officers and directors as a group (4 persons)  (5)(6)                      11,900,295         52.7%

                                                                                     =============================

(1) This includes (a) 1,000 shares of common stock held by One Click Investments, LLC, (b) 11,500 shares of common stock held by Kathleen McHenry,
(c) 3,500 shares of common stock held by Hagens Berman LLP, (d) 16,000 shares of common stock held by Cellini Investments, Ltd to which Mr. Gorst holds a voting proxy and as to which Mr. Gorst disclaims beneficial ownership. Also includes 242,949 shares of common stock issuable upon the exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of February 21, 2003.

(2) Includes 4,465 shares of common stock held by Charles Benton, the husband of Ms. Benton, as to which Ms. Benton disclaims beneficial ownership. Also includes 231,052 shares of common stock issuable upon the exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of February 21, 2003.


(3) Includes 50,070 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of May 20, 2003.

(4) Includes 5,449 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will be come exercisable within 60 days of May 20, 2003.

(5) Includes 529,520 shares of common stock issuable upon exercise of outstanding stock options held by our executive officers that are presently exercisable or will become exercisable within 60 days of May 20, 2003.


(6) Adjusted for the two-for-one stock split effected on August 3, 2000 and a one for one hundred stock split effected December 23, 2002. On October 16, 2002, pursuant to an exchange agreement, each of the officers and directors converted a majority of their shares of common stock into shares of our Series A Convertible Preferred Stock. On December 23, 2002, we entered into an Agreement of Plan of Merger, whereby we reincorporated in the state of Nevada and each of the Series A Convertible Preferred stock holders of our Company received ten shares of common stock of Nevada for each share of Series A Convertible Preferred Stock outstanding. Furthermore, each shareholder of common stock of our Company received one share of common stock of Insynq Nevada for each 100 shares of our Company outstanding.

                            DESCRIPTION OF SECURITIES

                                  COMMON STOCK


         We are authorized to issue up to 500,000,000 shares of Common Stock, par value $0.001. As of May 20, 2003, there were 22,033,335 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.


         We have engaged Colonial Stock Transfer Company, Inc., located in Salt Lake City, Utah, as independent transfer agent or registrar.

                                 PREFERRED STOCK


         We are authorized to issue up to 10,000,000 shares of Preferred Stock, par value $0.001. As of May 6, 2003, there were no shares of preferred stock outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.


                            LONG TERM INCENTIVE PLANS

         On March 31, 2000, our board of directors adopted the following incentive plan:

INSYNQ, INC. 2000 LONG TERM INCENTIVE PLAN


         Our Insynq, Inc. 2000 Long Term Incentive Plan provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to our directors, officers, employees and consultants. At the adoption of this plan, we set aside 166,753 shares of common stock, which may be issued upon the exercise of options granted. On November 19, 2001, our shareholders approved an amendment to the plan, which would set aside an additional 150,000 shares of common stock for a total of 316,753 shares of common stock, which may be issued upon the exercise of options granted. As of May 20, 2003, options available for issuance are 125,390.


2002 DIRECTORS, OFFICERS AND CONSULTANTS STOCK OPTION, STOCK WARRANT AND STOCK AWARD PLAN


         The 2002 Directors, Officer and Consultants Stock Option, Stock Warrant and Stock Award Plan provides for the issuance of incentive and non-qualified stock options, restricted stock, unrestricted bonuses and past salaries and fees payable in unrestricted stock and convertible preferred stock. At the adoption of this plan, we set aside 16,000,000 shares of common stock, which may be issued upon the exercise of options granted. As of May 20, 2003, we have issued 2,700,000 shares of common stock under this Plan and 450,000 options have been issued and are outstanding.


         Our board of directors administers the above plans and our board may amend or terminate the plans if it does not cause any adverse effect on any then outstanding options or unexercised portion thereof. All options generally have an exercise price equal the fair value of the underlying common stock on the date of grant, vest immediately and expire in ten years.

                                    WARRANTS


         In connection with a Securities Purchase Agreements dated June 2001, January 2002 and September 2002, we have issued 5,200,000 warrants to purchase shares of common stock and we are obligated to issue an additional 300,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.25 per share.


                             CONVERTIBLE SECURITIES

         To obtain funding for our ongoing operations, we entered into the following securities purchase agreements:

JUNE 29, 2001


         On June 29, 2001, we entered into a private financing transaction with three investors for a total of $1,200,000, 12% convertible debentures. The debentures are convertible into shares of common stock at the lesser of (i) $0.30 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by sixty percent (60%). The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,400,000 shares of common stock at $0.25 per share, which all remain outstanding. The terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, we may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis. As of April 30, 2003, principal in the amount of $1,123,950 plus accrued interest of approximately $202,544 is outstanding. These obligations were to be repaid or converted into common stock on or before the conversion (maturity) date. On March 6, 2003, these convertible debentures have been amended to provide a maturity date of March 6, 2004 upon which these obligations are to be repaid or converted into common stock at the investor's option.


JANUARY 24, 2002


         On January 24, 2002, we entered into a second agreement to issue $550,000, 12% convertible debentures, and 2,200,000 warrants to four investors. The debentures are convertible into shares of common stock at the lesser of (i) $0.30 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by sixty percent (60%). The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,200,000 shares of common stock at $0.25 per share, which all remain outstanding. Terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, we may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis. As of April 30, 2003, principal in the amount of $550,000 plus accrued interest of approximately $74,160 is outstanding. These obligations were to be repaid or converted into common stock on or before the conversion (maturity) date. On March 6, 2003, these convertible debentures have been amended to provide a maturity date of March 6, 2004 upon which these obligations are to be repaid or converted into common stock at the investor's option.


SEPTEMBER 27, 2002

         On September 27, 2002, we entered into a securities purchase agreement with four investors for the sale of (i) $450,000 in convertible debentures and
(ii) a warrants to buy 900,000 shares of our common stock. The investors are obligated to provide us with the funds as follows:


         o        $300,000 has been disbursed to date; and
         o an aggregate of $150,000 will be disbursed at the rate of $30,000 per month on the final business day of each month ending in August 2003.

         The debentures bear interest at 12%, mature on one year from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

         o        $0.30; or
         o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.


         As of April 30, 2003, principal in the amount of $300,000 plus accrued interest of $14,359 is outstanding.


         The full principal amount of the convertible debentures is due upon default under the terms of convertible debentures. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.25 per share. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant. The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. We have granted the selling stockholders a security interest in all of our assets against the convertible debentures.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o        privately-negotiated transactions;
         o short sales that are not violations of the laws and regulations of any state or the United States;
         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        through the writing of options on the shares;
         o        a combination of any such methods of sale; and
         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.


         The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.


         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and
         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o obtain financial information and investment experience objectives of the person; and
         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and
         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.
         o disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS


         The securities included in this registration statement were subject to a previous registration statement, but are being registered again as a result of a change in the terms of the securities pursuant to an amendment on March 6, 2003 of the June 2001 and January 2002 private placements. We will undertake to file a post-effective amendment to reflect any changes to the table of selling shareholders.


         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming the selling stockholders sell all the shares registered below, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                        Total Shares of    Total          Shares of     Beneficial     Percentage    Beneficial     Percentage
                        Common Stock       Percentage     Common        Ownership      of Common     Ownership      of Common
                        Issuable Upon      of Common      Stock         Before the     Stock Owned   After the      Stock Owned
                        Conversion of      Stock,         Included in   Offering**     Before        Offering (3)   After
         Name           Debentures         Assuming       Prospectus                   Offering**                   Offering (3)
                        and/or Warrants*   Full           (1)
                                           Conversion
------------------------------------------------------------------------------------------------------------------------------------

AJW Offshore,          34,044,230(4)          60.71%        Up to       1,157,208        4.99%             --            --
Ltd. (2)                                                 68,088,460
                                                         shares of
                                                        common stock
                                                           (1)(5)

AJW Partners,          28,476,232(4)          56.38%        Up to       1,157,208        4.99%             --            --
LLC (2)                                                  56,952,464
                                                         shares of
                                                        common stock
                                                           (1)(5)

New Millennium         28,476,233 (4)         56.38%       Up to        1,157,208        4.99%             --            --
Capital                                                  56,952,465
Partners, II,                                            shares of
LLC(2)                                                  common stock
                                                           (1)(5)

AJW Qualified          11,136,004(4)          33.57%      Up to         1,157,208        4.99%             --            --
Partners, LLC                                           22,272,007
(2)                                                      shares of
                                                        common stock
                                                          (1)(5)

*This column represents an estimated number based on a conversion price as of a recent date of May 20, 2003, of $.02, divided into the principal amount.


**These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


         (1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on May 20, 2003, the conversion price would have been $.02. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         (2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners, II, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed above owned by New Millennium Capital Partners II, LLC. The selling stockholders have notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.


         (3) Assumes that all securities registered will be sold.


         (4) Such figure is the sum of (i) the outstanding principal and interest owed as of April 30, 2003 in connection with the 12% secured convertible debentures issued pursuant to the Securities Purchase Agreements dated June 2001 and January 2002 divided by the conversion price of $.02; and
(ii) the number of shares of common stock that are issuable upon exercise of the common stock purchase warrants issued pursuant to the Securities Purchase Agreements dated June 2001 and January 2002. Such figure does not include the shares of common stock issuable upon conversion of the 12% secured convertible debentures and common stock purchase warrants issued to pursuant to the Securities Purchase Agreement dated September 2002 as such securities are not being registered pursuant to this registration statement. Each of the four selling stockholders have participated in each of the private placements and received 12% secured convertible debentures and warrants, except that AJW Qualified Partners,

LLC did not participate in the private placement in June 2001. AJW Offshore Ltd., AJW Partners, LLC and New Millennium Capital Partners II, LLC received 12% secured convertible debentures in the aggregate of amount of $1,200,000 and 2,400,000 common stock purchase warrants in the June 2001 private placement. AJW Offshore Ltd., AJW Partners, LLC, New Millennium Capital Partners II, LLC and AJW Qualified Partners, LLC received 12% secured convertible debentures in the aggregate of amount of $550,000 and 2,200,000 common stock purchase warrants in the January 2002 private placement. Pursuant to the terms of the September 2002 private placement entered between the Company and AJW Offshore Ltd., AJW Partners, LLC, New Millennium Capital Partners II, LLC and AJW Qualified Partners, LLC we are required to issued an aggregate of $450,000 12% secured convertible debentures and 900,000 common stock purchase warrants. As of the date hereof, we have issued an aggregate of $300,000 12% secured convertible debentures and 600,000 common stock purchase warrants and are obligated to issue an additional 12% secured convertible debentures in the amount of $150,000 and 300,000 common stock purchase warrants under the September 2002 private placement.

         (5) Such figure represents 200% coverage of shares underlying our 12% secured convertible debentures and warrants, assuming full exercise of warrants, issued pursuant to the Securities Purchase Agreements dated June 2001 and January 2002, regardless of the 4.99% limitation.

         The shares being registered pursuant to this registration statement are issuable in connection with the 12% secured convertible debentures and warrants that were issued pursuant to the June 2001 and January 2002 private placements as of April 30, 2003 are as follows:

---------------------- ------------------------------------------- ---------------------------------------------

                              JUNE 2001 PRIVATE PLACEMENT                 JANUARY 2002 PRIVATE PLACEMENT


---------------------- ------------------------------------------- ---------------------------------------------

Investor                Principal      Interest       Warrants       Principal       Interest       Warrants

---------------------- ------------- -------------- -------------- -------------- --------------- --------------

AJW Offshore, Ltd.         $374,650     $67,514.61     799,998       $183,333.33      $24,720.04     733,332


---------------------- ------------- -------------- -------------- -------------- --------------- --------------

AJW Partners, LLC           374,650      67,514.61     800,004         91,666.67       12,360.02     366,668


---------------------- ------------- -------------- -------------- -------------- --------------- --------------

New Millennium              374,650      67,514.61     799,998         91,666.67       12,360.02     366,668
Capital Partners,
II, LLC


---------------------- ------------- -------------- -------------- -------------- --------------- --------------

AJW Qualified                    --             --       --           183,333.33       24,720.04     733,332
Partners, LLC

---------------------- ------------- -------------- -------------- -------------- --------------- --------------


Total                    $1,123,950    $202,543.84    2,400,000         $550,000      $74,160.12    2,200,000

---------------------- ------------- -------------- -------------- -------------- --------------- --------------



         The number of shares issuable pursuant to the 12% secured convertible debentures is calculated by dividing $1,950,653.96, the aggregate principal and interest of all of the debentures issued pursuant to the June 2001 and January 2002 private placements, by the conversion price of $.02, which is the market price of $.05 with a 60% discount. Therefore, the number of shares issuable is as follows:

$1,950,653.96/$.02 = 97,532,698 shares.

         We are required to register 200% of the shares issuable pursuant to our 12% secured convertible debentures and warrants. Therefore, in order to determine the number of shares registrable, you multiply the sum of the number of share issuable pursuant to the % secured convertible debentures by two as follows:

(97,532,698 + 4,600,000) * 2 = 204,265,396




                         TERMS OF CONVERTIBLE DEBENTURES

         To obtain funding for our ongoing operations, we entered into the following securities purchase agreements:

JUNE 29, 2001


         On June 29, 2001, we entered into a private financing transaction with three investors for a total of $1,200,000, 12% convertible debentures. The debentures are convertible into shares of common stock at the lesser of (i) $0.30 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by sixty percent (60%). The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,400,000 shares of common stock at $0.25 per share. The terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, we may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis. As of April 30, 2003, principal in the amount of $1,123,950 plus accrued interest of approximately $202,544 is outstanding. These obligations were to be repaid or converted into common stock on or before the conversion (maturity) date. These convertible debentures have been amended to provide a maturity date of March 6, 2004 upon which these obligations are to be repaid or converted into common stock at the investor's option.


JANUARY 24, 2002


         On January 24, 2002, we entered into a second agreement to issue $550,000, 12% convertible debentures, and 2,200,000 warrants to four investors. The debentures are convertible into shares of common stock at the lesser of (i) $0.30 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by sixty percent (60%). The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,200,000 shares of common stock at $0.25 per share. Terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, we may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis. As of April 30, 2003, principal in the amount of $550,000 plus accrued interest of approximately $74,160 is outstanding. These obligations were to be repaid or converted into common stock on or before the conversion (maturity) date. These convertible debentures have been amended to provide a maturity date of March 6, 2004 upon which these obligations are to be repaid or converted into common stock at the investor's option.


SEPTEMBER 27, 2002

         On September 27, 2002, we entered into a securities purchase agreement with four investors for the sale of (i) $450,000 in convertible debentures and
(ii) a warrants to buy 900,000 shares of our common stock. The investors are obligated to provide us with the funds as follows:


         o        $300,000 has been disbursed to date; and
         o an aggregate of $150,000 will be disbursed at the rate of $30,000 per month on the final business day of each month ending in August 2003.


         The debentures bear interest at 12%, mature on one year from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

         o        $0.30; or
         o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         The full principal amounts of the convertible debentures are due upon default under the terms of convertible debentures. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.


         As of April 30, 2003, principal in the amount of $300,000 and accrued interest of $14,359 is outstanding.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.25 per share. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

         The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

         We have granted the selling stockholders a security interest in all of our assets against the convertible debentures.

         A complete copy of the Securities Purchase Agreement and related documents were filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

                          SAMPLE CONVERSION CALCULATION

         The number of shares of common stock issuable upon conversion of the debentures is determined by dividing that portion of the principal of the debenture to be converted and accrued interest, if any, by the conversion price. For example, assuming conversion of $1,912,110.44, of debentures including accrued interest, on March 13, 2003, a conversion price of $.028 per share, the number of shares issuable upon conversion would be:


$1,950,653.96/$.02 = 97,532,698 shares

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, including accrued interest, in the amount of $1,950,653.96 issued pursuant to the Securities Purchase Agreements entered in June 2001 and January 2002 and the convertible debentures in the amount of $450,000 issued or to be issued pursuant to the Securities Purchase Agreement entered in September 2002, based on market prices 25%, 50% and 75% below the market price, as of May 20, 2003 of $.05.


% Below                                                                   Number
Outstanding         Price Per                  With Discount             of Shares                        % of
MARKET                 SHARE                     AT 60%                  ISSUABLE                         STOCK
------                 -----                     ------                  --------                         -----

25%                   $.0375                     $.0150                160,043,597                        87.901%
50%                   $.0250                     $.01                  240,065,396                        91.59%
75%                   $.0125                     $.005                 480,130,792                        95.61%



                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         On October 11, 2000, our board of directors decided to terminate our auditor, G. Brad Beckstead, CPA, for the quarter ended August 31, 2000. Grant Thornton LLP was appointed to be our auditor. Grant Thornton's office is located in at 701 Pike Street, Suite 1500, Seattle, Washington 98101. On November 19, 2001, a majority of our stockholders ratified the selection of Grant Thornton LLP for our fiscal year ending 2002.

         During the year ended May 31, 2000, and up to and including the present, there have been no disagreements between Beckstead and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Beckstead' report on our financial statements for the fiscal year ended May 31, 2000, indicated that substantial doubt existed regarding our ability to continue as a going concern.

         On July 22, 2002, our board of directors decided to terminate our auditor, Grant Thornton LLP. Weinberg & Co., P.A. was appointed to be our auditor. A majority of our stockholders ratified the change in accountants.

         During the year ended May 31, 2000, and up to and including the present, there have been no disagreements between Grant Thornton LLP and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Grant Thornton LLP `s report on our financial statements for the fiscal year ended May 31, 2001, indicated that substantial doubt existed regarding our ability to continue as a going concern.

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

         Weinberg & Company. P.A., Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at May 31, 2002 and 2001, and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Insynq, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at HTTP://WWW.SEC.GOV.

                          INDEX TO FINANCIAL STATEMENTS
                                  INSYNQ, INC.
                              FINANCIAL STATEMENTS


         As of February 28, 2003 and May 31, 2002 and for the Three and Nine
Months ended February 28, 2003 and February 28, 2002 (unaudited)


         Condensed Balance Sheets                                                                         F-2
         Condensed Statements of Operations                                                               F-3
         Condensed Statement of Stockholders' Deficit                                                     F-4
         Condensed Statements of Cash Flows                                                               F-6
         Notes to Condensed Financial Statements                                                          F-7 to F-15

      As of May 31, 2002 and For the Years Ended May 31, 2002 and May 31, 2001

         Independent Auditors' Report                                                                     F-16
         Balance Sheet                                                                                    F-17
         Statements of Operations                                                                         F-18
         Statements of Stockholders' Deficiency                                                           F-19
         Statements of Cash Flows                                                                         F-21
         Notes to Financial Statements                                                                    F-22 to F-36


                                  Insynq, Inc.

                            CONDENSED BALANCE SHEETS

                                                                  February 28, 2003             May 31, 2002

                                                                 ---------------------      ---------------------

                  ASSETS                                             (unaudited)

Current assets
    Cash ................................................            $     27,824             $      9,760
    Restricted cash .....................................                    --                     10,355
    Accounts receivable, net of allowance for doubtful
     accounts of $25,000 at February 28, 2003 and May 31,
     2002, respectively .................................                  53,804                   21,964
    Related party receivables ...........................                  74,552                   42,332
    Prepaid expenses ....................................                 223,916                  238,715

                                                                     ------------             ------------

                    Total current assets ................                 380,096                  323,126

                                                                     ------------             ------------

Equipment, net ..........................................                 306,504                  485,617

                                                                     ------------             ------------

Other assets
    Intangible assets, net ..............................                   7,085                   26,585
    Deposits ............................................                   7,205                    6,345

                                                                     ------------             ------------

           Total other assets ...........................                  14,290                   32,930

                                                                     ------------             ------------

           Total assets .................................            $    700,890             $    841,673

                                                                     ============             ============


                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
    Notes payable .......................................            $     18,586             $     19,833
    Related party notes payable .........................               1,308,274                1,315,429
    Accounts payable ....................................                 840,939                  983,516
    Accrued liabilities .................................               2,145,750                1,818,830
    Convertible debentures, net of discount
      of $257,680 and $458,971, respectively ............               1,656,270                  969,479
    Customer deposits ...................................                  45,230                   33,070
    Deferred compensation ...............................                 116,033                   61,043
    Capital lease obligations ...........................                 879,912                  818,840

                                                                     ------------             ------------

           Total current liabilities ....................               7,010,994                6,020,040

                                                                     ------------             ------------

Commitments and contingencies ...........................                    --                       --

Stockholders' deficit
    Preferred stock, $0.001 par value, 10,000,000
      shares authorized, 1,331,411 issued and - 0 -
      outstanding at February 28, 2003; and - 0 -
      issued and outstanding at May 31, 2002 ............                    --                       --
    Class A common stock, $0.001 par value,
      10,000,000 shares authorized, 50,000 shares issued
      and - 0 - outstanding at February 28, 2003; and
      50,000 issued and outstanding at May 31, 2002 .....                    --                         50
    Common stock, $0.001 par value, 500,000,000 shares
      authorized, 16,947,621 issued and outstanding as of
      February 28, 2003; and 594,570 shares issued and
      outstanding as of May 31, 2002 ....................                  16,948                      595
    Additional paid-in capital ..........................              18,639,391               17,654,731
    Notes receivable and interest from officers .........                (102,348)                 (93,604)
    Unearned compensation and services ..................                (203,385)                (143,149)
    Accumulated deficit .................................             (24,660,710)             (22,596,990)

                                                                     ------------             ------------

           Total stockholders' deficit ..................              (6,310,104)              (5,178,367)

                                                                     ------------             ------------

           Total liabilities and stockholders' deficit ..            $    700,890             $    841,673

                                                                     ============             ============



The accompanying notes are an integral part of these condensed financial statements.

                                  Insynq, Inc.

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (unaudited)



                                               Three months ended                  Nine months ended
                                                  February 28,                        February 28,

                                         -------------------------------     -------------------------------

                                            2003              2002              2003              2002

                                         ------------     --------------     ------------     --------------

Revenues .........................      $    271,527       $    285,626       $    757,631       $    707,919

                                        ------------       ------------       ------------       ------------

Costs and expenses
   Direct cost of services .......           193,735            278,118            573,044            952,656
   Selling, general and
     administrative
    Non-cash compensation ........           342,778            180,872            595,339            959,514
    Other ........................           252,843            448,776            864,909          1,697,045
   Network and infrastructure ....             1,606              3,741              3,408             36,526
   Research and development ......              --               14,617               --              109,848

                                        ------------       ------------       ------------       ------------

Total costs and expenses .........           790,962            926,124          2,036,700          3,755,589

                                        ------------       ------------       ------------       ------------

Loss from operations .............          (519,435)          (640,498)        (1,279,069)        (3,047,670)

                                        ------------       ------------       ------------       ------------

Other income (expense)
  Other income ...................             3,005              3,830             14,115              6,835
  Gain on forgiveness and
    settlements of debts .........             7,218            368,449            411,485            482,078
  Loss from disposal of assets ...              --                 --              (32,739)           (45,612)
  Interest expense
    Non-cash .....................          (287,831)          (311,570)        (1,119,540)          (658,964)
    Other ........................           (16,162)          (126,441)           (57,972)          (307,073)

                                        ------------       ------------       ------------       ------------

Total other (expense) ............          (293,770)           (65,732)          (784,651)          (522,736)

                                        ------------       ------------       ------------       ------------


Net loss .........................      $   (813,205)      $   (706,230)      $ (2,063,720)      $ (3,570,406)

                                        ============       ============       ============       ============


Net loss per share, basic and
  diluted ........................      $      (0.07)      $      (1.39)      $      (0.50)      $      (8.54)

                                        ============       ============       ============       ============

Weighted average of common shares,
  basic and diluted ..............        11,180,930            507,155          4,109,708            417,856
                                        ============       ============       ============       ============













The accompanying notes are an integral part of these condensed financial statements.

                                  Insynq, Inc.

                  Condensed Statement of Stockholders' Deficit
                                   (unaudited)

                       Nine months ended February 28, 2003

                                               Preferred Stock             Class A Common Stock                 Common Stock

                                        Shares             Amount           Shares        Amount           Shares          Amount

                                      ------------       ----------      ----------    ----------       ------------     ----------

Balance, May 31, 2002 ..............           --      $       --            50,000    $         50         594,570     $        595

                                       ------------    ------------    ------------    ------------    ------------     ------------

Issuance of common stock in
conjunction with exercise of options           --              --              --              --            10,705               11

Issuance of common stock in
conjunction with exercise of
warrants ...........................           --              --              --              --             2,500                2

Issuance of preferred and common
stock for consulting and marketing
services ...........................         80,000              80            --              --         3,046,500            3,047

Issuance of common stock for
employee compensation ..............           --              --              --              --            12,500               12

Issuance of common stock in
conjunction with conversion of
debentures .........................           --              --              --              --            36,000               36

Issuance of common stock in
conjunction with the conversion of
class A common stock ...............           --              --           (50,000)            (50)         50,000               50

Issuance of convertible preferred
stock in conjunction with exchange
of common stock ....................      1,251,410           1,251            --              --          (125,141)           (125)

Amortization of unearned
compensation .......................           --              --              --              --              --               --

Allocation of discount on
convertible debentures .............           --              --              --              --              --               --

Accrued interest on notes
receivable from officers ...........           --              --              --              --              --               --

Issuance of stock options and
warrants to non employees ..........           --              --              --              --              --               --

Issuance of common stock in
conjunction with the exchange of
preferred stock ....................  (1,331,410)         (1,331)              --              --        13,314,110           13,314

Issuance of common stock for
fractional shares in conjunction
with 100 to 1 split ................           --              --              --              --             5,877                6

Net loss for nine months ended
February 28, 2003 ..................           --              --              --              --              --               --


                                       ------------    ------------    ------------    ------------    ------------     ------------

Balance, February 28, 2003 .........           --      $       --              --      $       --        16,947,621     $     16,948

                                       ============    ============    ============    ============    ============     ============

(Continued from table above, first column repeated)

                                           Additional       Notes and        Unearned       Accumulated       Total
                                            Paid-In          Interest      Compensation       Deficit     Stockholders'
                                            Capital         Receivable                                      Deficit
                                                              From
                                                            Officers
                                          -----------       ----------     ------------     -----------   -------------

Balance, May 31, 2002 ..............      $ 17,654,731    $    (93,604)   $   (143,149)   $ (22,596,990) $ (5,178,367)

                                          ------------    ------------    ------------    -------------  -------------

Issuance of common stock in
conjunction with exercise of options             3,329            --              --              --             3,340

Issuance of common stock in
conjunction with exercise of
warrants ...........................                (2)           --              --              --              --

Issuance of preferred and common
stock for consulting and marketing
services ...........................           207,548            --              --              --           210,675

Issuance of common stock for
employee compensation ..............             3,738            --              --              --             3,750

Issuance of common stock in
conjunction with conversion of
debentures .........................             4,464            --              --              --             4,500

Issuance of common stock in
conjunction with the conversion of
class A common stock ...............              --              --              --              --              --

Issuance of convertible preferred
stock in conjunction with exchange
of common stock ....................            (1,126)           --              --              --              --

Amortization of unearned
compensation .......................               --             --           198,012                         198,012

Allocation of discount on
convertible debentures .............           490,000            --              --              --           490,000

Accrued interest on notes
receivable from officers ...........              --            (8,744)           --              --            (8,744)

Issuance of stock options and
warrants to non employees ..........           288,698            --          (258,248)           --            30,450

Issuance of common stock in
conjunction with the exchange of ...
preferred stock ....................           (11,983)           --              --              --              --

Issuance of common stock for
fractional shares in conjunction
with 100 to 1 split ................                (6)           --              --              --              --

Net loss for nine months ended
February 28, 2003 ..................              --              --              --        (2,063,720)     (2,063,720)

                                          ------------    ------------    ------------    -------------  -------------

Balance, February 28, 2003 .........      $ 18,639,391    $   (102,348)   $   (203,385)   $ (24,660,710) $  (6,310,104)

                                          ============    ============    ============    =============   ============





The accompanying notes are an integral part of this condensed financial statement.

                                  Insynq, Inc.

                       Condensed Statements of Cash Flows
                                   (unaudited)


                                                                                  Nine months ended February 28,

                                                                              ------------------------------------

                                                                                   2003                    2002

                                                                              -----------           --------------

  Cash flows from operating activities
      Net loss .....................................................          $(2,063,720)          $(3,570,406)
      Adjustments to reconcile net loss to net cash used in
        operating activities:
          Depreciation and amortization ............................              165,874               183,145
          Loss on disposal of assets ...............................               32,739               121,648
          Gain on forgiveness and settlement of debts ..............             (411,485)             (482,078)
          Issuance of stock for services ...........................              217,765               160,571
          Issuance of options and warrants for services ............               30,450                  --
          Amortization of unearned compensation ....................              198,013               691,140
          Discount on capital lease ................................               31,468                23,600
          Warrants and beneficial conversion features of debentures               691,291               743,168
          Capitalized interest on leased assets and notes receivable               40,381                64,989
             Changes in assets and liabilities:
              Accounts receivable - trade ..........................              (31,966)               (2,517)
              Related party receivables ............................              (32,220)               19,795
              Prepaid expenses .....................................               14,799              (195,185)
              Accounts payable .....................................              126,902               271,800
              Accrued liabilities ..................................              429,425               459,529
              Customer deposits ....................................               12,160               (13,308)
              Other assets .........................................                 --                  (5,345)
              Deferred compensation ................................               94,492                 4,035

                                                                              -----------           -----------

                 Net cash used in operating activities .............             (453,632)           (1,525,419)

                                                                              -----------           -----------

  Cash flows from financing activities
      Proceeds on notes payable ....................................                2,887                21,020
      Proceeds from related party notes payable ....................                3,684                80,056
      Payments on notes payable ....................................              (15,462)              (54,427)
      Proceeds from issuance of common stock and exercise of
        options and warrants .......................................                 --                  35,526
      Proceeds from convertible debentures .........................              490,000             1,500,000
      Payments on capital lease obligations ........................              (18,908)              (16,923)
      Proceeds from restricted cash released from escrow ...........               10,355               (51,147)
      Deposit refunds ..............................................                1,390                  --
      Deposits .....................................................               (2,250)                 --

                                                                              -----------           -----------

                 Net cash provided by financing activities .........              471,696             1,514,105

                                                                              -----------           -----------

  Net increase (decrease) in cash ..................................               18,064               (11,314)

  Cash at beginning of period ......................................                9,760                26,900

                                                                              -----------           -----------

  Cash at end of period ............................................          $    27,824           $    15,586

                                                                              ===========           ===========




The accompanying notes are an integral part of these condensed financial statements.

                                  Insynq, Inc.
                     Notes to Condensed Financial Statements
                                February 28, 2003
                                   (unaudited)


Note 1 - Business and Significant Accounting Policies

BUSINESS

Insynq, Inc. (the Company) is a Nevada corporation headquartered in Tacoma, Washington USA. The Company is an application hosting and managed software service provider that provides server-based computing access and services to customers who decide to augment all or part of their information technology requirements. Customers pay a monthly fee for their services and connect to Company's server farm primarily through either the Internet, wireless or DSL connection.

On July 25, 2002, the Board of Directors approved a re-incorporation merger of the Company with its wholly owned subsidiary, Insynq, Inc., a Nevada corporation, and to effectuate a 100:1 common stock exchange of the Company's currently issued and outstanding shares of common stock. The re-incorporation, which was effective as of December 23, 2002, resulted in the exchange of 59,013,393 common shares of the terminating entity, Insynq, Inc-Delaware, for 590,134 common shares of the surviving entity, Insynq, Inc-Nevada.

All shares and per share amounts have been retroactively restated to reflect this transaction.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments consist principally of cash, accounts and related party receivables, trade and related party payables, accrued liabilities, short and long-term obligations. The carrying amounts of such financial instruments in the accompanying balance sheet approximate their fair values. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 rescinds the provisions of SFAS No. 4 that requires companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding transition to the Motor Carrier Act of 1980 and amends the provisions of SFAS No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS 145 related to classification of debt extinguishments are effective for fiscal years beginning after May 15, 2002. Earlier application is encouraged.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Restructuring Costs." SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts and relocating plant facilities or personnel. Under SFAS 146, the Company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require the Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Under SFAS 146, a company cannot restate its previously issued financial statements and the new statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3. The Company does not believe the adoption of this standard will have a material impact the financial statements.

In December 2002, the Financial Accounting Standards Board Issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123". SFAS 148 amends FASB Statement No. 123,

"Accounting for Stock Based Compensation" and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock-based compensation and the related pro-forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002.

INTERIM CONDENSED FINANCIAL STATEMENTS

The condensed financial statements as of February 28, 2003 and for the three months and nine months ended February 28, 2003 and 2002 are unaudited. In the opinion of management, such condensed financial statements include all adjustments (consisting only of normal recurring accruals) necessary for the fair presentation of the financial position and the results of operations. The results of operations for the three and nine months ended February 28, 2003 and 2002, are not necessarily indicative of the results to be expected for the full year. The condensed balance sheet information as of May 31, 2002 was derived from the audited financial statements included in the Company's annual report Form 10-KSB. The interim condensed financial statements should be read in conjunction with that report.

RECLASSIFICATIONS

Certain reclassifications have been made to the previously reported statements to conform to the Company's current financial statement format.

Note 2 - Going Concern and Management Plans

The Company's financial statements for the three months and nine months ended February 28, 2003 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. For the nine months ended February 28, 2003, the Company had a net loss of $2,063,720 and a negative cash flow from operations of $453,632. The Company had a working capital deficit of $6,630,898 and a stockholders' deficit of $6,310,104 at February 28, 2003. The Company's working capital deficit as of February 28, 2003 may not enable it to meet certain financial objectives as presently structured.

As of February 28, 2003, and to the filing date of this report, the Company is not in compliance with the proper registration and licensing of certain software applications and products critical to support the customer base and its own internal operations. The Company has initiated negotiations with these software vendors in an effort to meet the licensing requirements. Should the Company not reach a satisfactory agreement with these vendors, and due to the vital and critical nature of these licenses to support its services, sales and operations, it may be forced to cease operations and/or to file bankruptcy.

As of February 28, 2003, the Company is in default on three capitalized lease obligations and six related party notes payable. The assets of an underlying computer equipment lease are critical to the Company's operations. The Company has initiated contact to restructure this significant lease obligation, and, due to the current economic climate and current market for the equipment, the Company anticipates that it can successfully restructure this obligation. As a contingency plan for the backup of this equipment, the Company entered into another equipment lease agreement in August 2001 for similar equipment to support its customer base. The Company is past due on six related party notes payable with principal totaling approximately $1,307,300. Total accrued interest related to these obligations is approximately $316,800. In addition, the Company has a letter of intent from one related party to convert approximately $1,300,000 of principal and accrued interest into preferred stock.

The development and marketing of the Company's technology and products will continue to require a commitment of substantial funds. Currently, pursuant to
Item 303(b)(1) and (3) of Regulation SB, the Company has no material capital commitments. However, should the Company be forced to seek other equipment in the open market, based on its inability to restructure its capital lease obligation, the Company would attempt to raise the necessary finances. These amounts, however, are currently not quantifiable.

As of February 28, 2003 the Company was delinquent on approximately $785,000 of its payroll and business taxes and related penalties and interest. The majority of the past due amount, or estimated at approximately $699,500, is for payroll taxes, penalties and interest due to the Internal Revenue Service (IRS). In April 2002, the IRS filed a Federal Tax Lien on the assets of the Company for all past due employment taxes, penalties and accrued interest. The Company had submitted an Offer In Compromise to the Internal Revenue Service seeking relief on a portion of its overall obligation and to structure a payment plan on the settled amount of taxes due. The Company was notified, on April 1, 2003, that the Offer In Compromise was denied. The Company expects to resubmit a second offer or appeal the decision of the IRS. Unless the Company and the IRS agree to a mutually agreeable workout, the IRS could take possession of the Company's assets or the Company will be forced to cease operations and/or to file for bankruptcy protection.

The condensed financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company is devoting its efforts into establishing a business in the new emerging Managed Services Provider industry. The Company is establishing alliances with Independent Software Vendors and Internet Service Providers to provide access to their applications for their customers and building new channels for marketing products to potential customers. As a result of these new alliances and products, the Company will be able to provide additional and enhanced services to customers. The Company is continuing to develop new products to enable the deployment of and on going management of the Company services.

The Company successfully implemented cost containment strategies and continues to devote significant efforts in the development of new products and opening new markets.

The Company continues to contact vendors with past due account balances with the intention of settling the balance due for cash, at either less than face, structure a long-term payment plans or offer common stock in lieu of debt. For the nine months ended February 28, 2003, the Company has settled approximately $14,315 in cash and/or common stock, re-priced warrants or a combination thereof. For the nine months ended February 28, 2003, this effort represents a gain on the forgiveness of debts of approximately $411,485 (See also Note 14, Other Disclosures).

However, the rate at which the Company expends its resources is variable, may be accelerated, and will depend on many factors. The Company will need to raise substantial additional capital to fund its operations and may seek such additional funding through public or private equity or debt financing. There can be no assurance that such additional funding, if any, will be available on acceptable terms. The Company's continued existence as a going concern is ultimately dependent upon its ability to secure additional funding for completing and marketing its technology and products, and, therefore, the success of its future operations.

Note 3 - Loss Per Common Share

Basic and diluted loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding available to common stockholders during the period. The weighted average number of common shares outstanding for basic and diluted loss per share was 11,180,930 and 507,155 for the three months ended February 28, 2003 and 2002, respectively, and, 4,109,708 and 417,856 for the nine months ended February 28, 2003 and 2002, respectively. Common stock equivalents have been excluded from the computation of diluted loss per share for the periods presented, as their effect would be anti-dilutive.

Note 4 - Notes Receivables - Officers

In January 2002, the Company entered into two promissory notes totaling $90,000 with two of its officers in conjunction with the exercise of non-qualified class A common stock options. Each note bears interest at 12% per annum, payable on or before June 2003 and is secured with shares of common stock. As of February 28, 2003 total accrued interest was approximately $12,350.

Note 5 - Notes Payable

The Company has the following notes payable:

                                                                February 28, 2003          May 31,
                                                                                            2002

                                                                -------------------     ----------------

     Note payable to bank, $15,000 revolving line of
     credit, bearing interest at prime plus 6.0% and is
     unsecured.  Prime rate of interest at February 28,
     2003 is 4.25%.......................................             $12,567             $13,277

     Two notes payable to vendors.  Both notes are past
     due.  One note is due on demand; the other note is
     serviced at $25 per month.  Interest is 18% and both
     are unsecured ......................................               6,019               6,556

                                                                      -------             -------

                                                                      $18,586             $19,833

                                                                      =======             =======



Note 6 - Related Party Notes Payable

The Company has short-term promissory notes with stockholders, a corporate officer, and a prior employee. All related party notes, plus accrued interest, and are generally due within one year of issuance or on demand and consist of the following at:

                                                                    February 28, 2003            May 31,
                                                                                                   2002

                                                                    -------------------     -------------------

     Note payable to stockholder, past due, originally due November 2, 2001, plus accrued interest; bearing interest at 10% and is unsecured. The Company has received a letter of intent to convert the principal and accrued interest, totaling approximately

     $1,300,000, into preferred stock .....................             $1,162,000             $1,162,000

     Various notes payable to related parties, past due,
     with various due dates ranging through April 20, 2002;
     bearing default interest ranging from 18% to
     21%, and are unsecured ...............................                145,274                153,429

     Note  payable to corporation owned by corporate
     officer.  Past due, originally due on October 23,
     2002, bearing interest at 10% and is unsecured .......                  1,000                   --

                                                                        ----------             ----------

                                                                        $1,308,274             $1,315,429

                                                                        ==========             ==========


Note 7- Accrued Liabilities

Accrued liabilities consist of the following as of:


                                             February 28, 2003        May 31, 2002

                                            -------------------     -------------------

     Salaries and benefits ........             $  223,763             $  264,490
     Taxes
          Payroll .................                464,068                515,182
          Business ................                 58,855                109,683
          Penalties and interest ..                276,801                233,296
     Interest .....................                585,973                272,506
     Licenses, consulting and other                536,290                423,673

                                                ----------             ----------

                                                $2,145,750             $1,818,830

                                                ==========             ==========


As of February 28, 2003 the Company was delinquent on approximately $785,000 of its payroll and business taxes and related penalties and interest. The majority of the past due amount, or estimated at approximately $699,500, is for payroll taxes, penalties and interest due to the Internal Revenue Service (IRS). In April 2002, the IRS filed a Federal Tax Lien on the assets of the Company for all past due employment taxes, penalties and accrued interest. The Company had submitted an Offer In Compromise to the Internal Revenue Service seeking relief on a portion of its overall obligation and to structure a payment plan on the settled amount of taxes due. The Company was notified, on April 1, 2003, that the Offer In Compromise was denied. The Company expects to resubmit a second offer or appeal the decision of the IRS. Unless the Company and the IRS agree to a mutually agreeable workout, the IRS could take possession of the Company's assets or the Company will be forced to cease operations and/or to file for bankruptcy protection.

The Company has consummated workout arrangements with three state taxing agencies for past due taxes. As of February 28, 2003, the Company owes approximately $20,700 pursuant to these workout agreements. Terms of these workouts require monthly payments ranging from $290 to $1,500, to include varying rates of interest, over periods ranging from ten to twenty-four months. The state taxing agencies filed either a warrant or a lien with local county authorities to protect their position during the respective workout periods. As of March 25, 2003 the Company has only two state tax workouts remaining.

Additionally, two liens have been filed by two other states for past due taxes, plus accrued penalties and interest. One lien, for approximately $28,000, is to a state for prior year's income taxes assessed to the predecessor company of Insynq, Inc. This amount has been disputed and amended returns to correct this deficiency have been filed, but not yet approved. The second lien is to another state for payroll taxes, penalties and interest totaling approximately $26,400. The Company has submitted a proposal for a workout settlement on this state's payroll taxes but has not yet received either acceptance or rejection of its offer.

Note 8 - Convertible Debentures

As of February 28, 2003, the Company is obligated to the investors who purchased secured convertible debentures over three separate private financing transactions. On March 6, 2003, the Company entered into an agreement with two groups of the investors to extend the maturity dates of certain debentures that were past due as February 28, 2003, and modify the conversion prices and certain other provisions of all three issuances as described below. (See also Note 15 - Subsequent Events.)

A summary the material transactions and balances due are as follows:

                                                                                                                           Warrants
                                                                                                            Total Amount   Issued in
                                                                                                             Due Per      Connection
                                           Issued                                                           Convertible      with
                                        Convertible  Unamortized   Principal    Principal       Accrued      Debenture   Convertible
Date of Issuance  Date of Maturity*      Debenture     Discount     Redeemed    Amount Due      Interest     Issuance      Debenture

----------------- ------------------- -------------- ------------ ------------ ------------ ------------- -------------- -----------

FIRST ISSUANCE
June 29, 2001     March 6, 2004*           $550,000     $--         $76,050       $473,950       $87,968       $561,918    1,100,000
August 10, 2001   March 6, 2004*            100,000      --           --           100,000        17,575        117,575      200,000
October 17, 2001  March 6, 2004*            150,000      --           --           150,000        24,851        174,851      300,000
November 2, 2001  March 6, 2004*            400,000      --           --           400,000        65,239        465,239      800,000

                                      -------------- ------------ ------------ ------------ ------------- -------------- -----------

                  Totals                 $1,200,000      $--        $76,050     $1,123,950      $195,633     $1,319,583    2,400,000

                                      -------------- ------------ ------------ ------------ ------------- -------------- -----------

SECOND ISSUANCE
January 24, 2001  March 6, 2004*           $300,000      $--        $ --          $300,000       $42,927       $342,927    1,200,000
July 3, 2002      March 6, 2004*            250,000       89,384      --           250,000        19,892        269,892    1,000,000

                                      -------------- ------------ ------------ ------------ ------------- -------------- -----------

                  Totals                   $550,000      $89,384    $ --          $550,000       $62,819       $612,819    2,200,000

                                      -------------- ------------ ------------ ------------ ------------- -------------- -----------

THIRD ISSUANCE
September 30,     September 30, 2003       $120,000      $69,616    $ --          $120,000        $6,118       $126,118      240,000
2002
November 6, 2002  November 6, 2003           30,000       20,433      --            30,000         1,150         31,150       60,000
December 6, 2002  December 6, 2003           30,000       23,014      --            30,000           796         30,796       60,000
January 31, 2003  January 31, 2004           60,000       55,233      --            60,000           572         60,572      120,000

                                      -------------- ------------ ------------ ------------ ------------- -------------- -----------

                  Totals                   $240,000     $168,296    $ --          $240,000        $8,636       $248,636      480,000

                                      -------------- ------------ ------------ ------------ ------------- -------------- -----------

Grand Total                              $1,990,000     $257,680    $76,050     $1,913,950      $267,088     $2,181,038    5,080,000

                                      ============== ============ ============ ============ ============= ============== ===========


                      * Amended
                    Maturity Dates


TERMS OF THE FIRST ISSUANCE OF CONVERTIBLE DEBENTURES

On June 29, 2001, the Company entered into a private financing transaction with three investors for a total of $1,200,000, 12% secured convertible debentures. Pursuant to the amended terms dated March 6, 2003, the debentures are convertible into shares of common stock at the lesser of (i) $0.30 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by sixty percent (60%). The convertible debentures carry attached warrants that allow the investors, under the terms of the warrants, to purchase up to 2,400,000 shares of common stock at $0.25 per share. The terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. However, these convertible debentures have been amended to provide a maturity date of March 6, 2004 upon which these obligations are to be repaid or converted into common stock at the investor's option. As of February 28, 2003, principal in the amount of $1,123,950 plus accrued interest of $195,633 is outstanding. All other terms of the debentures remain the same.

TERMS OF THE SECOND ISSUANCE OF CONVERTIBLE DEBENTURES

On January 24, 2002, the Company entered into a private financing transaction with three investors for a total of $550,000, 12% secured convertible debentures. Pursuant to the amended terms dated March 6, 2003, the debentures are convertible into shares of common stock at the lesser of (i) $0.30 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by sixty percent (60%). The convertible debentures carry attached warrants that allow the investors, under the terms of the warrants, to purchase up to 2,200,000 shares of common stock at $0.25 per share. The terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. However, these convertible debentures have been amended to provide a maturity date of March 6, 2004 upon which these obligations are to be repaid or converted into common stock at the investor's option. As of February 28, 2003, principal in the amount of $550,000 plus accrued interest of $62,819 is outstanding. All other terms of the debentures remain the same.

On January 24, 2002, we entered into a second agreement to issue $550,000, 12% secured convertible debentures, and 2,200,000 warrants to four investors. The debentures are convertible into shares of common stock at the lesser of (i) $0.30 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by sixty percent (60%). The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,200,000 shares of common stock at $0.25 per share. Terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, the Company may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis. As of February 28, 2003, principal in the amount of $550,000 plus accrued interest of approximately $62,819 is outstanding. These obligations were to be repaid or converted into common stock on or before the original conversion (maturity) date, one year from the date of issuance. However, these convertible debentures have been amended on March 6, 2003 to provide a maturity date of March 6, 2004 upon which these obligations are to be repaid or converted into common stock at the investor's option.

TERMS OF THE THIRD ISSUANCE OF CONVERTIBLE DEBENTURES

On September 27, 2002, the Company entered into a third securities purchase agreement with four investors for the sale of (i) $450,000 in convertible debentures and (ii) the issuance of warrants to buy 900,000 shares of its common stock. As of April 18, 2003 the investors are obligated to provide the Company with the funds as follows: (a.) $300,000 has already been disbursed, and, (b.) disburse the remaining $150,000 at the rate of $30,000 per month on the final business day of each successive month ending September 2003. As of April 18, 2003, the investors purchased an additional $60,000 of secured 12% convertible debentures from the Company, leaving an un-disbursed balance of $150,000.

The debentures bear interest at 12% per annum, mature one year from the date of issuance, and are convertible into common stock, at the investors' option, at the lower of:

         o        a. $0.30 per share; or
         o b. 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days prior to, but not including, the conversion date.

The full principal amount of the convertible debentures is due upon default under the terms of convertible debentures. In addition, the Company granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.25 per share. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of this warrant. The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the investor's position. The Company granted the investors a security interest in all of its assets against the convertible debentures

As of February 28, 2003, investors have purchased a total of $1,990,000 of convertible debentures, and have converted $76,050 of debentures and $27,993 of accrued interest into 193,232 shares of common stock.

Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, as determined by the Black-Sholes pricing model, and using the intrinsic value method, the Company recorded $490,000 of discounts equal to the fair market value of the beneficial conversion feature and the warrants as a credit to additional paid-in capital for the nine months ended February 28, 2003. For the nine months ended February 28, 2003 the Company amortized $691,291 of discounts on the convertible debentures as interest expense. The unamortized discount at February 28, 2003 is $257,680.

The fair market values of the warrants are estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123. As of the date of this report no warrant has been exercised.

For the nine months ended February 28, 2003, the Company amortized $691,291 of discounts on the convertible debentures as interest expense. The unamortized discount at February 28, 2003 is $257,680.

Note 9 - Capital Lease Obligations

As of February 28, 2003, the Company was in default on three capital lease obligations. Accordingly, the leases have been classified as a current obligation. In December 2002 the Company paid off one equipment lease in default. (See also Note 2.)

Note 10 - Preferred Stock

On July 25, 2002, the Board of Directors authorized the issuance of a series of preferred stock designated Series A Convertible Preferred in the amount 2,100,000 shares with a par value of $0.001, which designation was filed and became effective in October 2002. Each share is entitled to vote 50 times the number of common stock, and, is convertible upon the merger, initially, at the rate of 10 shares of common stock for each full share of convertible preferred stock. On October 16, 2002 directors, officers, employees and one investor executed Exchange Agreements under which they exchanged 10 shares of common stock for one (1) share of Series A Convertible Preferred Stock. A total of 12,514,110 shares of common stock were exchanged for 1,251,410 shares of preferred stock. Under the Plan of Merger, effective December 23, 2002, all the preferred shares, totaling 1,331,410, were converted into 13,314,110 shares of common stock of the Nevada corporation.

Note 11 - Stock Options

On March 31, 2000, the Company's Board of Directors adopted two long-term incentive plans (Plans), the 2000 Long Term Incentive Plan (LTIP) and the 2000 Executive Long Term Incentive Plan (Executive LTIP). As of February 28, 2003 the LTIP had 111,840 options available for issuance and outstanding option granted totaled 125,390. As of February 28, 2003 the Executive LTIP had 4,000 shares of class A common shares available for issuance and had no outstanding options.

On July 25, 2002, the Board of Directors adopted a third incentive plan, the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (2002 SP). The 2002 SP provides for the issuance of incentive and non-qualified deferred stock incentives to certain executives, directors and key employees of the Company who contribute significantly to the long-term performance and growth of the Company. The Company may make awards in form of options, warrants, restricted common or convertible preferred or unrestricted common or convertible preferred and other awards, or any combination thereof. The Company has set aside 16,000,000 shares of common stock under this plan at its adoption. As of February 28, 2003, 450,000 shares of common stock under the 2002 SP have been set aside for consultants in conjunction with agreements yet to been performed.

Note 12 - Warrants

For the nine-month period ended February 28, 2003, the Company issued 1,480,000 warrants to purchase common stock in connection with the sale of the Company's convertible debentures. Outstanding warrants to purchase common stock as of February 28, 2003 totaled 5,506,053. In addition, 5,050,000 warrants to purchase common stock have been reserved, but not issued, under the Company's 2002 SP. (See also Note 8 - Convertible Debentures.)

Note 13 - Contingencies and Commitments

On September 6, 2001, the Company was served with a summons and complaint by its former landlords, asserting: (a.) a breach of a settlement agreement entered into in May 2001 to register 5,000 shares of common stock, valued at $80,000, in partial settlement of its then existing lease, and, (b.) a default by the Company on two new long-term lease obligations. Terms of the first lease call for base monthly payments of $12,046 for the period of August 1, 2001 to July 31, 2006, plus triple net charges estimated at approximately $3,038 per month and beginning in year two, an increase equal to the change in the annual consumer price index but not less than annual increase of 3%. Minimum aggregate lease payments and triple net charges approximate $954,500 over the term of the lease. Terms of the second lease call for monthly payments, beginning in June 2001 of approximately $4,000 per month, or a total of $80,000 for the remaining term of the lease from August 1, 2001 to May 31, 2003. On October 4, 2001, the Company's former landlords filed a summons and complaint with local jurisdictional court for a summary judgment motion on all claims. All claims under this motion were initially denied. However, on May 10, 2002, the Court awarded a partial summary judgment in favor of the former landlords for approximately $170,000. The Company has previously recorded approximately $170,000 of expense related to this award.

It is the opinion of management and its legal counsel that the settlement agreement signed in May 2001 requiring the signing of the two new leases was entered into under economic duress, based on misrepresentation, and, was signed in bad faith on the part of the former landlords. As such, it is management's opinion that the settlement agreement and the two lease agreements are void.

Management believes that the ultimate outcome of this litigation will be that the former landlords will not be successful in their assertions under their claim(s). Any additional claim under this dispute is not recognized in the accompanying financial statements. The Company denies the allegations under this claim and believes this claim is without merit and intends to continuously and vigorously defend against this lawsuit.

On October 9, 2002, the Company settled an alleged grievance filed by a former employee for $30,000. As of February 28, 2003, the Company recorded an expense of $30,000 and made five $1,500 monthly payments pursuant to terms of the settlement.

Note 14 - Other Disclosures

GAIN ON FORGIVENESS AND SETTLEMENTS OF DEBTS

The Company has executed complete settlements and reductions of the outstanding obligations due certain creditors and employees. For the nine months ended February 28, 2003 the Company has settled approximately $425,800 of obligations for approximately $14,315 in cash and/or common stock, re-priced warrants or any combination thereof. In connection with the settlements and forgiveness of debts, the Company recorded in other income, $7,218 and $411,485 for the three and nine months ended February 28, 2003, respectively.

NON-CASH INVESTING AND FINANCING

Non-cash investing and financing activities included the following for the nine months ended:

                                                                                  February 28,
                                                                            2003                  2002

                                                                        ----------------------------------

Discount on convertible debentures ........................             $  490,000             $1,442,549
Convertible debentures converted into common stock ........                  4,500                 64,050
Accrued liabilities converted into common stock ...........                   --                   83,819
Accounts payable converted into common stock ..............                   --                    8,000
Notes payable converted into warrants .....................                   --                   14,000
Accrued liabilities converted into warrants ...............                   --                    3,500
Promissory notes receivable issued for class A common stock                   --                   90,000



SUPPLEMENTAL CASH FLOWS INFORMATION

                                           February 28,
                                     2003               2002

                                  --------------- ----------------

Cash paid for interest             $12,745             $27,981



SELLING, GENERAL AND ADMINISTRATIVE EXPENSES FOR THE NINE MONTHS ENDED ARE:

                                                              February 28,
                                                       2003                  2002

                                                 --------------------------------------

Salaries ...........................             $   492,120             $   563,660
Benefits ...........................                   9,943                  20,643
Rent ...............................                  20,433                 154,886
Consulting .........................                 534,787               1,207,508
Legal, accounting and professional .                 180,238                 397,684
Telephone and utilities ............                  17,072                  39,046
Taxes ..............................                  10,850                  73,953
Administration, supplies and repairs                  22,850                  18,834
Travel and entertainment ...........                  16,616                  22,475
Insurance ..........................                   4,417                    (406)
Other and settlements ..............                 150,922                 158,276

                                                 -----------             -----------

         Total .....................             $ 1,460,248             $ 2,656,559

                                                 ===========             ===========

Non-cash compensation ..............             $   595,339             $   959,514


                                      F-14

Other ..............................                 864,909               1,697,045

                                                 -----------             -----------


         Total                                   $ 1,460,248             $ 2,656,559

                                                 ===========             ===========



Note 15 - Subsequent Events

The March 6, 2003 amendments to the convertible debentures increased the discount price of the common stock upon conversion, and also increased the number of warrants issued in connection with the debentures. The Company will re-value the beneficial conversion feature and the warrants in the fourth quarter of the fiscal year 2003. This will result in additional interest expense on the convertible debentures in future periods.

On April 11, 2003, pursuant to the exercise of 5,050,000 warrants held by consultants, the Company issued 5,050,000 shares of common stock.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Insynq, Inc.

We have audited the accompanying balance sheet of Insynq, Inc. (the "Company") as of May 31, 2002 and the related statements of operations, stockholders' deficiency, and cash flows for the years ended May 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Insynq, Inc. as of May 31, 2002 and the results of its operations and its cash flows for the years ended May 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has a net loss of $4,599,430 and a negative cash flow from operations of $1,567,369 for the year ended May 31, 2002 and has a working capital deficiency of $5,696,914 and a stockholders' deficiency of $5,174,763 at May 31, 2002. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEINBERG & COMPANY, P.A.

Boca Raton, Florida
September 6, 2002

                                             Insynq, Inc.
                                            Balance Sheet
                                            May 31, 2002

                                                                Assets

                    Current assets
                     Cash ....................................................             $      9,760
                     Restricted cash, held in escrow .........................                   10,355
                     Accounts receivable, net of allowance for doubtful
                         accounts of $25,000 .................................                   21,964
                     Related party receivables ...............................                   68,601
                     Prepaid expenses ........................................                  238,715
                                                                                           ------------

                            Total current assets .............................                  349,395
                                                                                           ------------

                   Equipment, net ............................................                  485,617
                                                                                           ------------

                    Other assets
                     Interest receivable - related party .....................                    3,604
                     Intangible assets, net ..................................                   26,585
                     Deposits ................................................                    6,345
                                                                                           ------------

                   Total other assets ........................................                   36,534
                                                                                           ------------

                   Total assets ..............................................             $    871,546
                                                                                           ============
                    Liabilities and Stockholders' Deficiency
                   Current liabilities
                     Convertible debentures, net of discount of $458,971 .....             $    969,479
                     Related party notes payable .............................                1,315,429
                     Notes payable ...........................................                   19,833
                     Capitalized lease obligations ...........................                  818,840
                     Accounts payable ........................................                  983,516
                     Accrued liabilities .....................................                1,845,099
                     Customer deposits .......................................                   33,070
                     Deferred compensation ...................................                   61,043
                                                                                           ------------

                   Total current liabilities .................................                6,046,309
                                                                                           ------------

                    Stockholders' deficiency
                     Preferred stock, $0.001 par value, 10,000,000 shares

                     authorized, no shares issued and outstanding ............                     --
                     Class A common stock, $0.001 par value, 10,000,000 shares
                     authorized, 50,000 shares issued and outstanding ........                       50
                     Common stock, $0.001 par value, 250,000,000 shares
                     authorized, 594,570 shares issued and outstanding .......                      595
                     Additional paid-in capital ..............................               17,654,731
                     Notes receivable from officers ..........................                  (90,000)
                     Unearned compensation ...................................                 (143,149)
                     Accumulated deficiency ..................................              (22,596,990)

                                                                                           ------------

                   Total stockholders' deficiency ............................               (5,174,763)
                                                                                           ------------

                   Total liabilities and stockholders' deficiency ............             $    871,546
                                                                                           ============



The accompanying notes are an integral part of these financial statements.

                                  Insynq, Inc.
                            Statements of Operations

                                                                              Years ended May 31,
                                                                   --------------------------------------
                                                                         2002                      2001
                                                                   -------------             ------------
         Revenues ....................................             $    889,136              $    493,008
                                                                   ------------              ------------

         Costs and expenses
                 Direct cost of services .............                1,150,849                 1,258,932
                 Selling, general and administrative
                   Non-cash compensation .............                1,075,459                 4,242,072
                   Other .............................                2,067,653                 4,572,004
                 Network and infrastructure costs ....                   37,347                   154,445
                 Research and development ............                  123,598                   296,703
                                                                   ------------              ------------

         Total costs and expenses ....................                4,454,906                10,524,156
                                                                   ------------              ------------

         Loss from operations ........................               (3,565,770)              (10,031,148)
                                                                   ------------              ------------


         Other income (expense)
                 Other income ........................                  474,528                    11,569
                 Loss on disposal of equipment .......                  (48,302)                 (114,464)
                 Interest expense
                   Non-cash ..........................               (1,015,044)               (3,680,583)
                   Other .............................                 (444,842)                 (260,592)
                                                                   ------------              ------------

         Other expense, net ..........................               (1,033,660)               (4,044,070)
                                                                   ------------              ------------

         Net loss ....................................             $ (4,599,430)             $(14,075,218)
                                                                   ============              ============

         Net loss per common share - basic and diluted             $     (10.01)             $     (56.74)

                                                                   ============              ============




















The accompanying notes are an integral part of these financial statements.

                                  Insynq, Inc.
                     Statements of Stockholders' Deficiency
                        Years Ended May 31, 2002 and 2001

                                                    Class A Common Stock             Common Stock
                                                                                                                   Additional
                                                                                                                    Paid In
                                                      Shares     Amount      Shares               Amount            Capital
                                                     ---------- ---------- ------------          ----------       ------------
Balance, May 31, 2000 ...........................       --      $--            196,208           $    196       $  3,152,328
                                                     ---------- ---------- ------------          ----------       ------------

Issuance of common stock for cash ...............       --       --              6,920                  7            313,184

Issuance of common stock in conjunction with

exercise of options .............................       --       --             36,557                 36            434,422

Issuance of common stock in conjunction with

exercise of warrants ............................       --       --              1,330                  1             39,159

Issuance of common stock for consulting and marketing services received and record unearned

income ..........................................       --       --             29,587                 30          2,601,793

Issuance and rescission of common stock for

compensation ....................................       --       --              5,266                  5            121,018


Issuance of common stock for accounts payable ...       --       --              6,970                  7            135,236

Issuance of common stock in conjunction with

conversion of debentures and accrued interest ...       --       --             18,558                 19          2,315,495

Issuance of common stock for notes payable and

accrued interest ................................       --       --             16,585                 17          1,938,533


Issuance of common stock for put options ........       --       --             17,330                 17          1,071,768

Allocation of discount on convertible debentures        --       --               --                 --              900,000

Allocation of discount on notes payable with

attached warrants ...............................       --       --               --                 --              229,000

Issuance of warrants to non employees and record

unearned compensation ...........................       --       --               --                 --              991,952

Issuance of stock options to non employees and
record unearned compensation ....................       --       --               --                 --              352,006

Issuance of stock options to employees with
exercise price below fair market value on date of
grant ...........................................       --       --               --                 --              867,810

Net loss, year ended May 31, 2001 ...............                --               --                 --                 --
                                                     -------  ------      ------------       ------------       ------------


Balance, May 31, 2001 ...........................       --       --            335,311                335         15,463,704

(Continued from table above, first column repeated)

                                                       Notes
                                                    Receivable                                                 Total
                                                       From          Unearned          Accumulated          Stockholders'
                                                     Officers      Compensation        Deficiency            Deficiency

                                                   ------------    ------------       ------------         -------------
Balance, May 31, 2000 ...........................       $--                $--        $ (3,922,342)        $   (769,818)
                                                   ------------    ------------       ------------         ------------

Issuance of common stock for cash ...............        --               --                  --               313,191

Issuance of common stock in conjunction with
exercise of options .............................        --               --                  --               434,458

Issuance of common stock in conjunction with
exercise of warrants ............................        --               --                  --                39,160

Issuance of common stock for consulting and
marketing services received and record unearned
income ..........................................        --           (509,046)               --             2,092,777

Issuance and rescission of common stock for
compensation ....................................        --               --                  --               121,023

Issuance of common stock for accounts payable ...        --               --                  --               135,243

Issuance of common stock in conjunction with
conversion of debentures and accrued interest ...        --               --                  --             2,315,514

Issuance of common stock for notes payable and
accrued interest ................................        --               --                  --             1,938,550

Issuance of common stock for put options ........        --               --                  --             1,071,785

Allocation of discount on convertible debentures         --               --                  --               900,000

Allocation of discount on notes payable with
attached warrants ...............................        --               --                  --               229,000

Issuance of warrants to non employees and record
unearned compensation ...........................        --            (13,205)               --               978,747

Issuance of stock options to non employees and
record unearned compensation ....................        --           (203,466)               --               148,540

Issuance of stock options to employees with
exercise price below fair market value on date of
grant ...........................................        --               --                  --               867,810

Net loss, year ended May 31, 2001 ...............        --               --           (14,075,218)        (14,075,218)
                                                        ---       ------------        ------------        ------------


Balance, May 31, 2001 ...........................        --           (725,717)        (17,997,560)         (3,259,238)

                                   Continued


                                                             Class A Common                 Common Stock
                                                                 Stock                                                   Additional
                                                                                                                          Paid In
                                                                                                                          Capital
                                                       Shares           Amount         Shares            Amount
                                                      ---------        --------     ------------        ---------     --------------

Issuance of common stock for cash ............            --              --             3,556                4           31,996

Issuance of common stock in conjunction with

exercise of warrants .........................            --              --               282             --              3,526

Issuance of common stock for non employee

compensation and record unearned compensation             --              --            40,700               41          229,539


Issuance of common stock for trade debt ......            --              --            32,772               33           86,307


Rescission of common stock issued to employees            --              --            (5,400)              (5)         (91,795)

Issuance of common stock in conjunction with

exercise of options by employees .............            --              --            30,117               30          127,744

Issuance of common stock in conjunction with

conversion of debentures and accrued interest             --              --           157,232              157           99,386

Allocation of discount for convertible
debentures with warrants and beneficial
conversion features ..........................            --              --              --               --          1,442,549

Adjustment to re-price warrants ..............            --              --              --               --            107,803

Stock options issued in lieu of payment of
promissory note and accrued liability ........            --              --              --               --             17,500

Issuance of Class A common stock and record

notes receivable from officers ...............          50,000              50            --               --             89,950

Recognition of forgiveness of debts by related
parties ......................................            --              --              --               --             46,522

Amortization of unearned compensation ........            --              --              --               --               --

Net loss, year ended May 31, 2002 ............            --              --              --               --               --
                                                  ------------    ------------    ------------     ------------     ------------

Balance, May 31, 2002 ........................          50,000    $         50         594,570     $        595     $ 17,654,731

                                                  ============    ============    ============     ============     ============

(Continued from table above, first column repeated)

                                                          Notes
                                                       Receivable                                          Total
                                                         From          Unearned        Accumulated      Stockholders'
                                                        Officers     Compensation      Deficiency        Deficiency
                                                       ----------    ------------      -----------      -------------
Issuance of common stock for cash ...........             --               --               --             32,000

Issuance of common stock in conjunction with
exercise of warrants .........................            --               --               --              3,526

Issuance of common stock for non employee
compensation and record unearned compensation             --           (180,000)            --             49,580

Issuance of common stock for trade debt ......            --               --               --             86,340

Rescission of common stock issued to employees            --               --               --            (91,800)

Issuance of common stock in conjunction with
exercise of options by employees .............            --               --               --            127,774

Issuance of common stock in conjunction with
conversion of debentures and accrued interest             --               --               --             99,543

Allocation of discount for convertible
debentures with warrants and beneficial
conversion features ..........................            --               --               --          1,442,549

Adjustment to re-price warrants ..............            --               --               --            107,803

Stock options issued in lieu of payment of
promissory note and accrued liability ........            --               --               --             17,500

Issuance of Class A common stock and record
notes receivable from officers ...............         (90,000)            --               --               --

Recognition of forgiveness of debts by related
parties ......................................            --               --               --             46,522

Amortization of unearned compensation ........            --            762,568             --            762,568

Net loss, year ended May 31, 2002 ............            --               --         (4,599,430)      (4,599,430)
                                                  ------------     ------------     ------------     ------------

Balance, May 31, 2002 ........................    $    (90,000)    $   (143,149)    $(22,596,990)    $ (5,174,763)
                                                  ============     ============     ============     ============















The accompanying notes are an integral part of these financial statements

                                  Insynq, Inc.
                            Statements of Cash Flows

                                                                                  Years ended May 31,
                                                                            -------------------------------------
                                                                                2002                 2001
                                                                            ----------------    -----------------
Cash flows from operating activities

    Net Loss                                                               $(4,599,430)        $(14,075,218)

    Adjustments to reconcile net loss to cash used in
        operating activities:
        Depreciation and amortization ............................             243,422              279,329
        Loss on disposal of equipment ............................              48,302              114,464
        Loss on forfeited deposit ................................              71,000                 --
        Forgiveness of debts .....................................            (463,767)                --
        Capitalized interest on leased assets and notes receivable              85,442                 --
        Issuance and rescission of common stock for services and
         compensation ............................................             162,722            2,246,975
        Issuance of options and warrants for services ............             762,568            1,127,287
        Issuance of options to employees under fair market value .                --                867,810
        Warrants issued with debt and capital leases .............              31,467            1,392,967
        Warrants and beneficial conversion features of debentures            1,095,132            2,287,616
        Change in assets and liabilities:
           Accounts receivable and related party receivables .....              36,994              (63,054)
           Prepaid expenses ......................................            (176,753)             (14,705)
           Inventories ...........................................                --                 29,512
           Deposits ..............................................              (5,345)              93,584
           Accounts payable ......................................             345,090              795,282
           Accrued liabilities ...................................             858,533            1,167,466
           Customer deposits .....................................             (16,614)                 398
           Deferred compensation .................................             (46,132)             107,175
                                                                          ------------         ------------

               Net cash used in operating activities .............          (1,567,369)          (3,643,112)
                                                                          ------------         ------------

Cash flows from investing activities:
    Purchase of equipment ........................................                --                (68,862)

                                                                          ------------         ------------

               Net cash used in investing activities .............                --                (68,862)
                                                                          ------------         ------------

Cash flows from financing activities:
    Proceeds from notes payable and related party notes payable
                                                                               109,387            2,129,887
    Proceeds from issuance of common stock .......................                --
                                                                                                    734,320
    Proceeds from exercise of stock options and warrants .........              35,526                 --
    Proceeds from on convertible debentures ......................           1,500,000              800,000
    Payments on short term notes payable .........................                --                (18,133)
    Payments on capital lease obligations ........................             (23,137)             (14,006)
    Payments on notes payable ....................................             (61,192)                --
    Restricted cash - held in escrow .............................             (77,000)                --
    Payments from restricted cash - held in escrow ...............              66,645                 --
                                                                          ------------         ------------

               Net cash provided by financing activities .........           1,550,229            3,632,068
                                                                          ------------         ------------

Net (decrease) in cash ...........................................             (17,140)             (79,906)
Cash at beginning of period ......................................              26,900              106,806
                                                                          ------------         ------------

Cash at end of period ............................................        $      9,760         $     26,900
                                                                          ============         ============





Supplemental non-cash investing and financing activities - See Note 20. The accompanying notes are an integral part of these financial statements.

                                  Insynq, Inc.
                          Notes To Financial Statements
                                  May 31, 2002


Note 1 - Nature of Business

Insynq, Inc. (the Company) is a Delaware corporation headquartered in Tacoma, Washington USA. The Company is an application hosting and managed software service provider that provides server-based computing access and services to customers who decide to augment all or part of their information technology requirements. Customers pay a monthly fee for their services and connect to Company's server farm primarily through either the Internet, wireless or DSL connection.


On July 25, 2002, the Board of Directors approved a re-incorporation merger of the Company with its wholly owned subsidiary, Insynq, Inc., a Nevada corporation, and to effectuate a 100:1 common stock exchange of the Company's currently issued and outstanding shares of common stock. The re-incorporation, which was effective as of December 23, 2002, resulted in the exchange of 59,013,393 common shares of the terminating entity, Insynq, Inc-Delaware, for 590,134 common shares of the surviving entity, Insynq, Inc-Nevada.

All shares and per share amounts have been retroactively restated to reflect this transaction


 Note 2 - Basis of Presentation

On February 18, 2000, the Company closed an asset purchase transaction (Acquisition) in which Xcel Management, Inc. (Xcel), a non-operating public shell company, acquired substantially all of the assets of Company. Under accounting principles generally accepted in the United States of America, the Acquisition was considered to be a capital transaction in substance, rather than a business combination. That is, the Acquisition was equivalent to the issuance of stock by the Company for the net monetary assets of Xcel accompanied by a recapitalization, and was accounted for as a change in capital structure. Accordingly, the accounting for the Acquisition was identical to that resulting from a reverse acquisition, except that no goodwill was recorded. Under reverse takeover accounting, the post-reverse-acquisition financial statements of the "legal acquirer" Xcel, are those of the "legal acquiree" Insynq (the accounting acquirer).


On August 3, 2000, Xcel completed a re-incorporation as a Delaware corporation and changed its' name to Insynq, Inc. In connection with the re-incorporation, the stockholders unanimously voted for the adoption of a plan of re-capitalization pursuant to which the issued and outstanding shares of the Company's common stock, would forward split, two-for-one, so that holders of common stock would receive two shares of the Company's $0.001 par value common stock for each share held. The 99,154 shares of common stock outstanding immediately prior to the reorganization were converted to 198,308 shares of common stock, and outstanding options and warrants to purchase shares were converted into options and warrants entitling the holders to purchase twice as many shares upon exercise of such options and warrants. Loss per share calculations includes the Company's change in capital structure for all periods presented.


The Company was considered a development stage company, as defined under Statement of Financial Accounting Standards No. 7, through May 31, 2001. Although the Company is still devoting substantially all of its present efforts to establishing its core business, its planned business operations have commenced, and, accordingly operating revenues are being generated. As a result, the company is no longer considered a development stage company beginning in the fiscal year 2002.


 Note 3 - Summary of Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:

REVENUE RECOGNITION

The Company's principal source of revenue is generated from application hosting, managed software and related type services.

Payments received in advance of the service, even if non-refundable, are recorded as customer deposits. Generally, any prepaid amount is an advance payment and is applied to the last month service fee. Revenues are recognized over the service period. Revenue from the sale of computer hardware is recorded upon delivery, or upon installation when specified under contact terms. Customer discounts are recorded as a reduction of revenue.

EQUIPMENT

Equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the assets ranging between three to seven years. Leasehold improvements are depreciated over the lesser of the useful lives of the improvements or the term of the lease. Depreciation and amortization begins in the period when the asset is placed in service.

INTANGIBLE ASSETS

Intangible assets consist of the rights to a proprietary data utility services system acquired by the Company. The cost is being amortized over sixty months. Accumulated amortization totaled $103,415 as of May 31, 2002.

LONG-LIVED ASSETS

Long-lived assets, including, but not limited to, equipment and identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If such review indicates that the asset is impaired, when the carrying amount of an asset exceeds the sum of its expected future cash flows on an undiscounted basis, the asset's carrying amount is written down to fair value. The Company believes that no impairment of the carrying amount of its long-lived assets existed at May 31, 2002.

CLASS A COMMON STOCK


The Board of Directors is authorized to issue of up to 10,000,000 shares of Class A common stock pursuant to which the holders are entitled to three votes for each share held, on all matters submitted to stockholders, which voting power may be used by the holders of such stock to create voting impediments or otherwise delay or prevent a change in control or to modify the rights of holders of the Company's common stock. On January 31, 2002, 50,000 options to purchase Class A common stock were exercised by two officers. As of May 31, 2002, 50,000 shares of Class A common stock are issued and outstanding. The exercise of these options and purchase of the stock is more fully discussed in Notes 6 and 15.


LOSS PER SHARE


Basic loss per share is based on the weighted average number of common shares outstanding during the period. The weighted average number of common shares outstanding was 459,434 and 248,086 for the years ended May 31, 2002 and 2001, respectively. Diluted loss per share includes the effect of all potentially dilutive common stock issuances. Diluted loss per share is not presented because the effect would be anti-dilutive. Potentially issuable common stock from options and warrants are:

                                                                                                May 31,
                                                                                         2002             2001

                                                                                  ------------------------------------

                   Description of Securities    Footnote references

                --------------------------------------------------------

                Options Exercisable             Note 15 - Options                 127,133                    86,951

                Warrants                        Note 16 - Warrants                167,373                   127,524

                                                                                  ------------------------------------

                                          Totals                                  294,506                   214,475

                                                                                  ====================================



RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed in the period incurred.

ADVERTISING EXPENSE

Advertising costs are expensed in the period incurred. For the years ended May 31, 2002 and 2001, advertising costs totaled $33,746 and $198,726, respectively.

CONCENTRATIONS OF CREDIT RISK

The Company sells the majority of its services throughout North America. The majority of the Company's sales are made to customers who are billed monthly on open account and no collateral is required. For the year ended May 31, 2002, approximately thirty-two percent (32%) of revenues were from five customers, one, is a related party that is owned by the husband of a director and officer of the corporation, comprised nine percent (9%) of the total revenues.
The Company has established eight vendor relationships that are critical to the day-to-day operations. The vendors are in the software, hardware, systems and communications industries. These vendors supply software and hardware to run the programs and systems, and provide the means through which the Company connects and communicates with its customers.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments, consists principally of cash, accounts and related party receivables, trade and related party payables, accrued liabilities, short and long-term obligations. The carrying amounts of such financial instruments in the accompanying balance sheet approximate their fair values. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications have been made to the 2001 presentation in order to conform to the 2002 presentation.

NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes Accounting Principles Board ("APB") Opinion No. 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001. Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

SFAS No. 142 is effective for the fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No.

142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for the fiscal years beginning after June 15, 2002, with earlier application encouraged.

In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The provisions of the statement are effective for financial statements issued for the fiscal years beginning after December 15, 2001.

The adoption of these pronouncements is not expected to have a material effect on the Company's financial position or results of operations.


Note 4 - Going Concern and Management Plan

The Company's financial statements for the year ended May 31, 2002 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. For the year ended May 31, 2002, the Company has a net loss of $4,599,430 and a negative cash flow from operations of $1,567,369. The Company had a working capital deficiency of $5,696,914 and a stockholders' deficiency of $5,174,763 at May 31, 2002. The Company's working capital deficiency as of May 31, 2002 may not enable it to meet certain objectives as presently structured.

The Company is also in default on a capitalized lease obligation and certain related party notes payable as discussed in Notes 8 and 11, respectively. The assets of this underlying lease are critical to the Company's operations. The Company has initiated contact to restructure this lease obligation, and, due to the current economic climate and current market for the equipment, the Company anticipates that it can successfully restructure this obligation. As a contingency plan for the backup of this equipment, the Company entered into another equipment lease agreement in August 2001 for similar equipment to support its customer base.

The development and marketing of the Company's technology and products will continue to require a commitment of substantial funds. Currently, pursuant to
Item 303(b)(1) and (3) of Regulation SB, the Company has no material capital commitments. However, should the Company be forced to seek other equipment in the open market, based on its inability to restructure its capital lease obligation, the Company would attempt to raise the necessary finances. These amounts, however, are currently not quantifiable.

The Company has retained legal counsel for representation in current negotiations with the Internal Revenue Service (IRS) regarding an Offer In Compromise and eventually structuring a payment plan for past due taxes. The IRS has required the Company to meet certain conditions in order to proceed with the offer and negotiations, one of which is to be current on all payroll tax deposits and reporting. If the Company is unsuccessful in its offer, the IRS could seize and sell some, if not all, the assets of the Company or the Company will be forced to file for bankruptcy. (See also Note 7.)

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company is devoting its efforts into establishing a business in the new emerging Managed Services Provider industry. The Company is establishing alliances with Independent Software Vendors (ISV) to provide access to their applications for their customers and building new channels for marketing products to potential customers. As a result of these new alliances and products, the Company will be able to provide additional and enhanced services to customers. The Company is continuing to develop new products to enable the deployment of and on going management of The Company services. In addition, on December 21, 2001, the Company completed negotiations with a national communication corporation. After another year of market testing and product development, the telecommunication firm has agreed to go to market with these services. These bundled services or products will be delivered on a subscription basis.

Over the past eighteen months, the Company successfully implemented cost containment strategies and continues to devote significant efforts in the development of new products and opening new markets. The Company initiated vendor negotiations on many past due accounts with favorable results in improved payment terms, and/ or reductions in the total amounts due. As a result of such negotiations, the Company has recognized, in other income, approximately $463,000 of forgiveness of debt in the accompanying statement of operations for the year ended May 31, 2002. Also, the Company has a letter of intent with a related party to convert $1,300,000 of principle and accrued interest into preferred stock. Management anticipates initiating negotiations with the holders of its convertible debentures to amend the terms of the Securities Purchase Agreements on those portions due.

However, the rate at which the Company expends its resources is variable, may be accelerated, and will depend on many factors. The Company will need to raise substantial additional capital to fund its operations and may seek such additional funding through public or private equity or debt financing. There can be no assurance that such additional funding, if any, will be available on acceptable terms. The Company's continued existence as a going concern is ultimately dependent upon its ability to secure additional funding for completing and marketing its technology and products, and, therefore, the success of its future operations.


Note 5 - Equipment

Equipment consists of the following as of May 31, 2002:

         Capitalized leased equipment                            $    668,959
         Equipment                                                    145,467
         Software                                                      97,443
         Computer hardware                                             81,820
         Furniture and fixtures                                        43,990
                                                                 -------------
                                                                    1,037,679

               Less accumulated depreciation                          552,062
                                                                 -------------
                                                                 $    485,617
                                                                 =============

Accumulated depreciation on capitalized lease equipment totaled $344,974 at May 31, 2002


Note 6 - Notes Receivable From Officers


In January 2002, the Board of Directors authorized the Company to enter into two promissory notes totaling $90,000 with two of its officers in conjunction with the exercise of non-qualified Class A common stock options. Each note bears interest at 12%, are due June 2003, and are secured with 50,000 shares of Class A common stock. These notes receivable have been reflected in the Statement of Stockholders' Deficiency. (See also Note 15.)



 Note 7 - Accrued Liabilities

Accrued liabilities consist of the following as of May 31, 2002:

Salaries and benefits ........        $  290,759
Taxes
     Payroll .................           515,182
     Business ................           109,683
     Penalties and interest ..           233,296
Interest .....................           272,506
Licenses, consulting and other           423,673
                                      ----------
                                      $1,845,099
                                      ==========

As of May 31, 2002, the Company was delinquent on approximately $848,000 of its payroll and business taxes and related penalties and interest. The majority of the past due amount, or approximately $704,000, is for payroll taxes, penalties and interest due to the Internal Revenue Service
(IRS). In April 2002, the IRS filed a Federal Tax Lien on the assets of the Company for all past due employment taxes, penalties and accrued interest. The Company has submitted an Offer In Compromise (OIC) to the Internal Revenue Service seeking relief on a portion of its overall obligation and structure a payment plan on the settled amount of taxes due. The OIC is subject to the Company remaining current on all current and future payroll tax deposits and reporting. Unless the Company and the IRS agree to a mutually agreeable workout, the IRS could take possession of the Company's assets or the Company will be forced to file for bankruptcy.

The Company has made other workout arrangements with four State taxing agencies for past due taxes totaling approximately $60,000. Terms of these workouts require monthly payments ranging from $290 to $1,000, to include varying rates of interest, over periods ranging from ten to twenty-four months. Two of the above State taxing agencies filed either a warrant or a lien with local County authorities to protect its position during their respective workout periods.

Additionally, two liens have been filed by two other States for past due taxes, plus accrued penalties and interest. One lien, for approximately $28,000, is to a state for prior year's income taxes assessed to the predecessor company of Insynq, Inc. This amount has been disputed and amended returns to correct this deficiency have been filed, but not yet approved. The second lien is to another state for payroll taxes, penalties and interest totaling approximately $29,000.


Note 8 - Related Party Notes Payable

The Company has short-term promissory notes with stockholders, a corporate officer, and a prior employee.

All related party notes, plus accrued interest, are due within one year or on demand and consist of the following at May 31, 2002:

     Note payable to stockholder, past due, originally due November 2, 2001, plus accrued interest; bearing interest at 10% and is unsecured.  The
     Company has received a letter of intent to convert the principle and
     accrued interest, totaling approximately $1,300,000, into preferred stock.     $   1,162,000

     Various notes payable to related parties, past due, with various due dates ranging through April 20, 2002; bearing default interest ranging from 18%
     to 21%, and are unsecured                                                            147,529

     Note payable to officer, due March 5, 2003, bearing interest at 12%,
     secured with equipment                                                                 5,900
                                                                                    --------------

                                                                                    $   1,315,429
                                                                                    =============



On July 17, 2000, the Company entered into two stockholder promissory note agreements totaling $255,000. In addition, the stockholders were granted warrants to purchase a total of 3,250 shares of common stock at a price of $200 per share. The Company recorded a discount on the loans, totaling $229,000, for the fair value of warrants granted. The Company recognized $229,000 of interest expense on the discount for the year ended May 31, 2001. In November 2000, the loans were converted into 5,100 shares of common stock at $50 per share.

In October 2000, the Company entered into three additional stockholder loans totaling $500,000. These notes were also converted, in November 2000, into 10,000 shares of common stock at $50 per share. As an inducement to the holders to convert the loans, the Company agreed to convert the loans into common stock at a price below the fair market value of the common stock at the time of conversion. This resulted in additional interest expense totaling $1,132,500 for the year ended May 31, 2001.

On December 1, 2000, the Company entered into a promissory note agreement with a stockholder for $50,000 with interest at prime, plus 3%. The principal and accrued interest was converted to 1,485 shares of common stock on January 30, 2001.


For the year ended May 31, 2002, the Company entered into four additional short-term promissory notes to related parties totaling $86,787. During the same period, certain parties forgave a total of $45,458 of related party promissory notes. Two officers also loaned the Company $21,000 in January 2002 and were repaid in the same month.


Note 9 - Notes Payable

The Company has a $15,000 revolving line of credit with a bank. As of May 31, 2002, the balance was $13,277. This note is unsecured and bears interest at prime plus 6%. Prime at May 31, 2002 was 4.75%. The outstanding amount is included in notes payable in the accompanying balance sheet.

The Company has two notes payable to two vendors. Both notes are past due. Monthly installment payments were $1,692, including default interest at 18%, and are unsecured. At May 31, 2002, the outstanding balance of the notes amounted to $6,556, and is included in notes payable in the accompanying balance sheet.


At May 31, 2001, the Company had an additional note payable totaling $14,000 due on demand. The holder of this note was issued warrants in September 2001, as part of a settlement agreement, with terms essentially equal to the value of the note. The warrants were exercised in July 2002 and converted into 2,000 shares of common stock valued at $14,000.



Note 10 - Convertible Debentures


On June 29, 2001, the Company entered into a private financing transaction with three investors for a total of $1,200,000, 12% convertible debentures. The debentures are convertible into shares of common stock at the lesser of (i) $18 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by fifty percent (50%). The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 24,000 shares of common stock at $4 per share. The terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, the Company may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis. Two issuances of convertible debentures totaling $574,450 plus accrued interest of approximately $44,509 matured on June 29, 2002 and August 14, 2002. These obligations are in default and were to be converted into cash and/or common stock on or before the conversion (maturity) date. (See also Note 21.)

On January 24, 2002, the Company entered into a second agreement to issue $550,000, 12% convertible debentures, and 22,000 warrants. The debentures are convertible into shares of common stock at the lesser of (i) $0.80 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by 50%. The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 22,000 shares of common stock at the lesser of $070 per share or the average of the lowest three trading prices during the twenty trading days immediately prior to exercise. Terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, the Company may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis. As of May 31, 2002, the Company received $300,000 of debentures from this agreement and issued 12,000 warrants. On July 10, 2002, the Company received the final $250,000 of convertible debentures and issued 10,000 warrants. (See also
Note 21.)


As a condition to the January 24,2002 convertible debenture agreement, $77,000 was held back in escrow for the purpose of settling certain creditor payables. As of May 31,2002, $66,645 was disbursed to various creditors. On June 27, 2002 the Company received $10,355, the remaining undistributed funds held in escrow.


As of May 31, 2002, the investors have purchased a total of $1,500,000 of convertible debentures, and have converted $71,550 of debentures and $27,993 of accrued interest into 157,232 shares of common stock.


For the year ended May 31, 2002, the Company recorded discounts on the convertible debentures totaling $1,446,300, equal to the fair value of the warrants, as determined using the Black Scholes pricing model, and the intrinsic value of the beneficial conversion features, aggregating $1,446,300. The Company recognized $987,329 of interest expense on the discounts for the year ended May 31, 2002. The unamortized discount at May 31, 2002 was $458,971.

Note 11 - Capital Lease Obligations

The Company leases equipment under four capital leases, each expiring in 2003. As of May 31, 2002, the Company's principal capital lease (for computer hardware, printers and related infrastructure) obligation is in default; accordingly, the entire lease obligation, plus imputed interest is classified as a current obligation on the accompanying balance sheet.

The following is a schedule of future minimum lease payments together with the present value of the minimum payments under capital lease obligations as of May 31, 2002:

                           Year ending May 31, 2003
         -------------------------------------------------------------

         Future minimum lease payments                           $    856,523
          Less amount representing interest and discount               37,683
                                                                 --------------

         Present value of minimum lease payments                 $    818,840
                                                                 ==============

         Current portion                                         $    818,840
         Long-term portion                                                  -
                                                                 --------------

                                                                 $    818,840
                                                                 ==============


 Note 12 - Put Option Obligation


During the year ended May 31, 2001, pursuant to amended conversion agreements with four investors (stockholders), the Company exchanged 4,107 of the investors' put shares for 21,437 shares of common stock. The recorded amount of the converted put shares was $1,071,785.



Note 13 - Commitments and Contingencies

OPERATING LEASES

The Company conducts a substantial portion of its operations utilizing leased facilities for its corporate headquarters and for its server farm racks.

A one-year lease was entered into for its corporate offices on August 1, 2001. It terminated on July 31, 2002. Rent was $1,600 per month for the term of the lease. Currently, the company is on a month-to-month agreement with the same terms and monthly rent of $1,600.

On March 1, 2002 the Company entered into a twenty-four month lease by which it receives racking and bandwidth for its server farm. Terms require escalating monthly payments starting at $3,000 per month and on the twenty-first month payments are maximized at $7,900 through the term of the remaining lease.

In October 2002, the Company entered into a thirty-six month equipment lease. Payments are $3,000 per month.

The following is a schedule of approximate future minimum operating lease payments under non-cancelable leases greater than one year as of May 31, 2002:

     Years ending May 31,
-------------------------------

             2003               $     111,000
             2004                     104,000
             2005                      12,000

                                -------------

                                $     227,000
                                =============


For the years ended May 31, 2002 and 2001, rent expense for facilities and racking, including a forfeited lease deposit, was approximately $255,700 and $375,000, respectively.

LAWSUITS


The Company was party to a lawsuit filed by a prior employee. The lawsuit claim is for approximately $115,000 (plus accrued interest) for unpaid wages, severance, bonuses, benefits and expenses. The Company has settled the matter calling for a cash payment of $17,500 and the issuance of a non-qualified stock option for 2,000 shares of common stock with an exercise price of $6.50 per share. As of May 31, 2002, the Company has not paid the cash settlement and the stock options remain unexercised.

The Company has settled a lawsuit filed by a prior employee and paid the claimant $10,000 in cash and issued 850 shares of common stock resulting in a charge to operations of $39,233 for the year ended May 31, 2001.

The Company settled threatened litigation by a prior employee with the issuance of non-qualified stock option for 1,141 shares of common stock with an exercise price of $7.10 per share and cash payments totaling $15,277. As of May 31, 2002, the stock options remain unexercised.

The Company settled threatened litigation by a former acquisition target relating to allegations of an improper termination of acquisition proceedings and the repayment of a $14,000 loan, the Company entered into a settlement agreement. The agreement provided for the issuance of: (a) 2,000 options to purchase shares of common stock at an exercise price of $7.00 per share, and,
(b) 500 options to purchase shares of common stock at an exercise price of $7.00 for the participating attorney. As a result, the Company charged $17,500 to operations for the year ended May 31, 2002.

On September 6, 2001, the Company was served with a summons and complaint by its former landlords, asserting: (a.) a breach of a settlement agreement entered into in May 2001 to register 5,000 shares of common stock, valued at $80,000, in partial settlement of its then existing lease, and, (b.) a default by the Company on two new long-term lease obligations. Terms of the first lease call for base monthly payments of $12,046 for the period of August 1, 2001 to July 31, 2006, plus triple net charges estimated at approximately $3,038 per month and beginning in year two, an increase equal to the change in the annual consumer price index but not less than annual increase of 3%. Minimum aggregate lease payments and triple net charges approximate $954,500 over the term of the lease. Terms of the second lease call for monthly payments, beginning in June 2001 of approximately $4,000 per month, or a total of $80,000 for the remaining term of the lease from August 1, 2001 to May 31, 2003. On October 4, 2001, the Company's former landlords filed a summons and complaint with local jurisdictional court for a summary judgment motion on all claims. All claims under this motion were initially denied. However, on May 10, 2002, the Court awarded a partial summary judgment in favor of the former landlords for approximately $170,000. As of May 31, 2002, the Company recorded approximately $170,000 of expense related to this award. The Company will file a motion requesting the Court to vacate the partial summary judgment in light of new evidence and/or appeal the Court's decision.


It is the opinion of management and its legal counsel that the settlement agreement signed in May 2001 requiring the signing of the two new leases was entered into under economic duress, based on misrepresentation, and, was signed in bad faith on the part of the former landlords. As such, it is management's opinion that the settlement agreement and the two lease agreements are void.

Management believes that the ultimate outcome of this litigation will be that the former landlords will not be successful in their assertions under their claim(s). Any additional claim under this dispute is not recognized in the accompanying financial statements. The Company denies the allegations under this claim and believes this claim is without merit and intends to continuously and vigorously defend against this lawsuit.

Certain vendors of the Company have also indicated in writing that if they do not receive satisfactory payment of amounts owed to them that they may file suit against the Company.

CONSULTING AGREEMENTS

During the year ended May 31, 2001, the Company had several on-going agreements with investor relation consultants, financial advisory, advertising and marketing consultants, and sales persons. Terms of these agreements range from six months to three years and most have automatic renewable provisions. Compensation for these agreements may be in the form of cash or cash plus common stock or options. Certain agreements contain provisions that are performance based only, whereby an individual representing the Company must consummate an acceptable transaction before the common stock or stock options will be issued. Short-term (six months or less) monthly cash fees for consultants approximated $18,500 and one long-term agreement (three years) is $10,000 per month. As of May 31, 2002, all but the three-year agreement have been terminated or fulfilled.


On July 1, 2001, the Company entered into a six-month agreement with an independent consultant/advisor, in which the consultant provided expertise in financing, mergers and acquisitions. The agreement called for a total of $67,500 paid over the term of the contract. The consultant also received 20,000 shares of common stock in July 2001 valued at $180,000. An additional 5,000 shares of common stock will be available for issue to the consultant if there is an acquisition of another company.


In July 2001, the Company extended the business consulting agreement entered into on October 31, 2000 with a related party to a corporate officer, for an additional eight (8) months through November 30, 2002. The agreement calls for a continuation of services at $5,000 per month.


The Company has an agreement with a consulting group to provide financial advisory services from June 1, 2002 to August 31, 2002 for $35,100 and 9,000 shares of common stock.


EMPLOYMENT CONTRACTS


As of May 31, 2002, the Company has three employment contracts with its key officers and an employee. Each agreement calls for a base annual compensation, currently ranging between $110,000 and $200,000. Each agreement contains wage escalation clauses effective on the anniversary date of the agreement. The agreements generally are written for three to four years in duration. Each agreement has an incentive clause with rights to exercise vested stock options agreements at a predetermined price, generally granted at market value, and range between $1.80 and $200.00 per share. A total 57,000 options had been granted under these agreements, of which 50,000 were exercised during this fiscal year. (See also Note 15.)



Note 14 - Common Stock

On November 19, 2001, by a majority vote of the stockholders, the Company authorized an additional 150,000,000 shares of common stock, increasing the total to 250,000,000.


 Note 15 - Stock Options

On March 31, 2000, the Company's Board of Directors adopted two long-term incentive plans (Plans), described as follows:

2000 LONG TERM INCENTIVE PLAN (LTIP)


The LTIP provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to directors, officers, employees and consultants. At the adoption of this plan, the Company set aside 166,753 shares of common stock, which may be issued upon the exercise of options granted. On November 19, 2001 the stockholders approved an amendment to the LTIP, which would set aside an additional 150,000 shares of common stock for a total of 316,753 shares of common stock, which may be issued upon the exercise of options granted. As of May 31, 2002, options available for issuance are 110,697.


2000 EXECUTIVE LONG TERM INCENTIVE PLAN (EXECUTIVE LTIP)


The Executive LTIP provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and restricted stock to executive officers of the Company. The Company set aside 54,000 shares of Class A common stock under this plan at its adoption. On December 10, 2001, the Company was authorized by the Board of Directors to re-price all of the Executive LTIP stock options from an exercise price of $5.00 per share to an exercise price $1.80 per share, which was the fair market value on December 10, 2001. On January 31, 2002, all outstanding non-qualified stock options totaling 50,000 shares were exercised into Class A common stock in exchange for two promissory notes totaling $90,000, as described in Note 6. In accordance with generally accepted accounting principles (GAAP), because of the reduction of the exercise price and the consideration received by the Company, the two non-recourse notes collateralized by the shares issued, these transactions are accounted for as modifications of the original option agreements requiring variable accounting and the promissory notes are classified as a reduction of stockholders' equity.


The Company's Board of Directors administers the Plans and the Board may amend or terminate the Plans if it does not cause any adverse effect on any then outstanding options or unexercised portion thereof. All options generally have an exercise price equal the fair value of the underlying common stock on the date of grant, vest immediately and expire in ten years.

The Company's stock option plan is subject to the provisions of SFAS No 123, Accounting for Stock-Based Compensation. Under the provisions of this standard, employee and director stock-based compensation expense is measured using either the intrinsic-value method as prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees and related Interpretations, or the fair value method described in SFAS No. 123. The Company has elected to account for its employee and director stock-based awards under the provisions of APB Opinion No. 25. Under APB Opinion No. 25, compensation cost for stock options is measured as the excess, if any, of the fair value of the underlying common stock on the date of grant over the exercise price of the stock option.

The Company is required to implement the provisions of SFAS No. 123 for stock-based awards to those other than employees and directors. Stock-based compensation expense for all equity instruments is recognized on an accelerated basis based on the related service or vesting periods. Companies choosing the intrinsic-value method are required to disclose the pro forma impact of the fair value method on net income. The pro forma effect on net loss and loss per share are as follows for the years ended May 31:

                                                  2002                     2001
                                           --------------------      ------------------

         Net loss as reported                $(4,599,430)             $(14,075,218)
         Pro forma net loss                  $(5,212,032)             $(17,054,018)


         Loss per share as reported              $(10.01)                  $(56.74)
         Pro forma loss per share                $(11.00)                  $(69.00)


The fair value of options granted under the Company's stock option plans during the years ended May 31, 2002 and 2001 was estimated on the date of grant, using the Black-Scholes pricing model with the following assumptions:

                                                                                  2002        2001
         Weighted average of expected risk-free interest rates                 4.50%          6.50%
         Expected years from vest date to exercise date                        3 - 10        2 - 10
         Expected stock volatility                                              194%           90%
         Expected dividend yield                                                 0%             0%

A summary of the Company's LTIP and Executive LTIP stock option activity is as follows:

                                                                               Weighted Average
                          Activity                       Number of Shares        Exercise Price
         -------------------------------------------     ----------------      ----------------

         Balance at May 31, 2000 ...........                 70,118                $ 51.00
         Options granted ...................                 85,688                  41.00
         Option exercised ..................                (28,163)                 11.00
         Options forfeited .................                 18,518)                178.00

                                                           --------                -------

         Balance at May 31, 2001 ...........                109,125                  65.00
         Options granted ...................                146,841                   5.20
         Options exercised .................                (90,756)                  3.30
         Options forfeited .................                (28,073)                 65.60

                                                           --------                -------

         Balance at May 31, 2002 ...........                137,137                $ 24.00

                                                           ========                =======

         Exercisable options at May 31, 2002                127,132                $ 24.60

                                                           ========                =======

The weighted average remaining contractual life, in years, and weighted average exercise price of options outstanding as of May 31,

2002 were as follows:

                                     Weighted          Weighted
  Range of                            Average           Average                        Weighted
  Exercise                           Exercise         Remaining     Options           Average
    Price           Options            Price          Contractual Exercisable at      Exercise
      $           Outstanding            $               Life        May 31,             $

1.00 - 30.00         97,645             2.20             9.05        96,145             2.00
34.00 - 71.00        25,361            36.60             3.28        19,461            37.30
100.00 - 103.00       4,500           100.30             7.34         2,833           100.50
163.00 - 231.00       9,631           176.30             3.93         8,693           173.80

                    137,137                                         127,132

The weighted average fair value of the options granted during the years ended May 31, 2002 and 2001 were $24.00 and $66.00, respectively.

During the year ended May 31, 2002, the Company granted 7,672 options to non-employees, of which 6,917 options were exercised and 720 options expired. Exercise prices of granted options to non-employees ranged between $1.70 and $15.00 per share.



Note 16 - Warrants


Warrants outstanding to purchase common stock as of May 31, 2002 totaled 167,373. Warrant exercise prices, exclusive of warrants attached to convertible debentures (see Note 10) range between $2.40 and $375.00 per share of common stock. Substantially all warrants will expire on or before May 31, 2006.


During the year ended May 31, 2001, the Company recorded unearned services totaling $344,051 for the fair value of warrants granted to consultants as a reduction of stockholders' equity in the accompanying financial statements. Such amount is being amortized ratably over the service period.

During the year ended May 31, 2002, the Company recorded an additional $180,000 of unearned compensation for the fair value of warrants granted to a consultant as a reduction of stockholders' equity and amortized ratably over the service period.

Warrants issued by the Company are valued on the date of grant using the Black-Scholes valuation model and applied similarly to options granted.


Note 17 - Employee Benefits

On May 1, 2000 the Company adopted a 401(k) retirement plan (the plan). The plan is funded by voluntary employee contributions. In addition, the Company provided a mandatory matching contribution up to a stipulated percentage of an employee's contributions. The Company's matching contributions to the 401(k) plan totaled $251 and $5,393 in 2002 and 2001, respectively. Effective January 1, 2002 the company amended the 401(k) retirement plan to discontinue the mandatory matching requirement. The amended plan calls for discretionary rights to match employee contributions. On June 7, 2002 the Board approved the termination of the 401(k) retirement plan.


Note 18 - Income Taxes

The Company utilizes the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized based on the anticipated future tax effects arising from the differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases of assets and liabilities using enacted tax rates.

The income tax provision reconciled to the tax computed at the statutory federal rate is as follows for the year ended May 31, 2002 and 2001 are:

                                                          2002                      2001
                                                          ----                      ----

      Tax benefit at federal statutory rate of 34%     $ (1,535,000)                $ (4,785,000)
      Permanent differences                                 415,000                    1,015,000
                                                    -----------------      -----------------------
      Increase in valuation allowance                    (1,120,000)                  (3,770,000)
                                                          1,120,000                    3,770,000
                                                    -----------------      -----------------------
                                                       $    --                      $      --
                                                    =================      =======================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred Federal income tax are as follows at May 31, 2002:


          Deferred tax asset
          Net operating loss carryforwards                $      10,714,000
          Amortization                                               20,000
          Capitalized interest                                       30,000
          Accrued vacation                                           18,000
          Allowance for doubtful accounts                             8,000
          Deferred compensation                                      21,000
          Employee stock options                                    352,000
          Warrants issued to consultants                            840,000
                                                          ------------------
          Total deferred tax assets                              12,003,000
                                                          ------------------

          Deferred tax liability
              Depreciation                                           77,000
                                                          ------------------
           Total deferred tax liabilities                            77,000
                                                          ------------------

          Net deferred tax assets                                11,926,000
          Valuation allowance                                   (11,926,000)
                                                          ------------------
                                                           $       -
                                                          ==================

The Company has recorded a valuation allowance for the full amount of the deferred tax assets due to the uncertainty of future utilization of net operating loss carryforwards and realization of other deferred tax assets. At May 31, 2002, net operating loss carryforwards totaling approximately $35,000,000, and expiring through 2022, are available to offset future taxable income. Utilization of these carryforwards is significantly dependent on future taxable income, and, any future tax benefit is further limited due to a change of control in the Company's ownership as defined by the Internal Revenue Code,
Section 382.


Note 19 - Related Party Transactions

During the years ended May 31, 2002 and 2001, the Company sold $74,617 and $41,400 of services, respectively, and received $60,000 and $37,500, respectively, of consulting services from two parties related to a corporate officer, director and stockholder. Also, see Notes 6, 8, 13 and 15 for related party transactions.


Note 20 - Other Disclosures

Non-cash investing and financing activities, and supplemental cash flow information, for the years ended May 31, 2002 and 2001 are:

                                                                                 2002              2001
                                                                                 ----              ----
Discount for warrants granted and beneficial conversion features on ...       $1,446,300       $  900,000
   convertible debentures
Conversion of debentures and accrued interest into common stock .......           71,550        2,315,512
Notes payable and accrued interest forgiven by related parties ........           46,522             --
Accrued liabilities converted into common stock .......................           39,840             --
Note payable converted into warrants ..................................           14,000             --
Accounts payable converted to common stock ............................            8,000          154,557
Accrued liabilities converted into warrants ...........................            3,500             --
Notes payable and interest converted to common stock ..................             --          1,938,550
Conversion of put options into common stock ...........................             --          1,071,785
Discount for warrants granted with short term notes payable and capital
    leases ............................................................             --            229,000
Equipment purchased under capital leases ..............................             --             15,669

Cash paid for interest ................................................       $   31,688       $   17,411

Selling, general and administrative expenses for the years ended May 31,2002 and 2001 are:

                                                  2002                  2001
                                                  ----                  ----

Salaries .........................            $  654,646            $2,861,649
Benefits .........................                22,560                67,663
Rent .............................               143,903               375,641
Consulting .......................             1,339,586             3,561,058
Legal, accounting and professional               422,105               854,283
Telephone and utilities ..........                51,033               105,442
Taxes ............................               104,141               212,917
Supplies and repairs .............                23,558                78,226
Travel and entertainment .........                43,596               158,927
Insurance ........................                 1,113               117,563
Other ............................               336,871               420,707
                                              ----------            ----------
         Total: ..................            $3,143,112            $8,814,076
                                              ==========            ==========

Non-cash compensation ............            $1,075,459            $4,242,072
Other ............................             2,067,653             4,572,004
                                              ----------            ----------
         Total: ..................            $3,143,112            $8,814,076
                                              ==========            ==========


Note 21 - Subsequent Events

On July 10, 2002, the Company received $250,000 from the issuance of additional convertible debentures. These funds are from the private financing transaction with four investors under which the investors initially purchased $300,000 on January 24, 2002 from a total of $550,000 12% convertible debentures. (See Note 10 for similar terms and provisions of this transaction.)

Two convertible debenture issuances totaling $574,450 plus accrued interest of approximately $44,509 had maturity dates on June 29, 2002 and August 17, 2002, respectively. These obligations were to be converted into cash and/or common stock on or before the conversion (maturity) dates. These two financial instruments are in default and are subject to default interest at fifteen percent (15%) per annum.


On July 25, 2002, the Board of Directors approved a re-incorporation merger of the Company with its wholly owned subsidiary,

Insynq, Inc., a Nevada corporation, and to effectuate a 100:1 common stock exchange of the Company's currently issued and outstanding shares of common stock. The re-incorporation, which was effective as of December 23, 2002, resulted in the exchange of 59,013,393 common shares of the terminating entity, Insynq, Inc-Delaware, for 590,134 common shares of the surviving entity, Insynq, Inc-Nevada.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

                            NATURE OF EXPENSE AMOUNT


SEC Registration fee .......       $   975.11
Accounting fees and expenses        10,000.00*
Legal fees and expenses ....        35,000.00*
Miscellaneous ..............         3,092.83*
                  TOTAL ....       $49,067.94*
                                   ==========



o        Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         The following sets forth information regarding all sales of our unregistered securities during the past three years. All of these shares were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, or were exempt by reason of the application of Regulation S. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with us or otherwise, to information about us. Unless otherwise indicated, the issuances of the securities described below were affected without the involvement of underwriters. Where applicable, each of the disclosures has been adjusted to account for the 1.41056 to 1 stock split of Insynq-WA, the 1 for 2 stock split of Xcel effective on January 24, 2000, the 2 for 1 stock split of Insynq-Delaware effective on August 3, 2000 and the 100 for 1 stock split effective December 23, 2002.

         On February 20, 2000, we entered into a consulting agreement with Vijay Alimchandani (VJ), under the terms of which we engaged VJ to provide us with general consulting services for which we granted options to VJ as follows: (a) 5,000 shares, exercisable at any time prior to February 21, 2005, at a price of $25 per share; and (b) 4,000 shares, exercisable one year from the commencement date of the contract, for a period of five years, at an exercise price of $50.00 per share. We also agreed to grant to VJ (a) an additional option, entitling him to purchase a total of 1,800 shares for a five-year period beginning at the end of 24 months from the date of the agreement, if such agreement is extended by us, at price of $75 per share; and (b) bonus options of between 500 to 1,000 shares to be granted at the discretion of the board of directors at an exercise price of not more than $150 per share. On July 10, 2001, we entered into an agreement to provide professional services with Central Software Services Inc. (Central Software). Under the terms of the agreement, the previous agreement with VJ, dated February 20, 2000, was cancelled in its entirety. For a term of six months, Central Software will provide professional services in the form of identifying and negotiating acquisition opportunities and other merger consulting as appropriate. Under the terms of the agreement, Central Software received 20,000 shares of restricted common stock at $7.00 per share and monthly payments of $10,000. In addition, we will issue an additional 5,000 shares of restricted shares of common stock upon the successful completion of each acquisition.

         On or about April 6, 2000, we sold a total of 619 shares of common stock to two investors, The Perry Family Trust and John Anderson, under the terms of which the Perry Trust and Mr. Anderson were granted a total of 619 warrants to purchase shares of common stock at an exercise price of $325 per share.

         On or about April 26, 2000, we sold a total of 2,857 shares of common stock to Plazacorp Investors Limited, an Ontario corporation, at a price of $175 per share. In connection with this sale, Plazacorp was granted warrants to purchase an additional 5,714 shares of common stock, exercisable at any time for a five (5) year period, at a price of $275 per share with respect to 2,857 shares, and $375 per share with respect to the remaining 2,857 shares. In connection with this transaction, Plazacorp was granted registration rights under a Registration and Repurchase Agreement (the "Agreement") requiring us to file a registration statement by October 31, 2000 and to cause the registration statement to be effective on or before January 31, 2001. In the event we did not file a registration statement by October 31, 2000, or the registration statement was not declared effective by December 13, 2000, Plazacorp had the right, but not the obligation, to require us to repurchase the shares (but not shares issuable on exercise of the warrants), at a price of $250 per share. On November 1, 2000, we entered into an Agreement with Plazacorp under which Plazacorp agreed to relinquish its right to require us to repurchase the 2,857 shares at $250 in exchange for the conversion of those shares into the right to receive 14,287 shares with an agreed value of $50 per share.

         On or about May 17, 2000, we sold a total of 1,250 shares of common stock at a price of $200 per share to the following investors: Raymond Betz - 2,500 shares; Timothy Horan - 5,000 shares; and International Fluid Dynamics, Inc. (IFD) - 5,000 shares. In connection with this transaction, the purchasers were granted warrants to purchase an equivalent number of additional shares (or a total of 1,250 shares), at any time on or before May 17, 2005, at an exercise price of $300 per share. In connection with this transaction, the purchasers were granted registration rights under a Registration and Repurchase Agreement (the "Agreement") requiring us to file a registration statement by October 31, 2000, and to cause the registration statement to be effective on or before January 31, 2001. In the event we did not file a registration statement by October 31, 2000, or the registration statement was not declared effective by January 31, 2001, the purchasers had the right, but not the obligation, to require us to repurchase the shares (but not shares issuable on exercise of warrants), at a price of $286 per share. On November 1, 2000, we entered into an Agreement with each of Betz, Horan and IFD under which each agreed to relinquish the right to require us to repurchase their respective number of shares at $286 in exchange for the conversion of those shares into the right to receive an aggregate of 71,500 shares with an agreed value of at $50 per share.

         On May 26, 2000, we entered into a consulting agreement with MQ Holdings, Inc. (MQ), under the terms of which we issued a total of 4,000 shares of restricted common stock to two individuals - Mark DeStefano and T J Jesky - for services to be rendered in assisting us in our corporate and securities filings, and other consulting services. Under the terms of the consulting agreement, we filed an S-8 registration statement for the registration of the shares issued on October 4, 2000. In December 2000, MQ Holding, rescinded 2,000 shares of common stock with no future claims.

         On or about June 15, 2000, we entered into a non-exclusive financial advisory agreement with Sunstate Equity Trading, Inc., a Florida corporation, which is a member of the NASD, under the terms of which we have engaged Sunstate, on a non-exclusive basis, to provide financial advisory services and advice. In consideration of the services undertaken by Sunstate, we issued to Sunstate a total of 1,250 shares of restricted common stock. This agreement was amended on September 22, 2000, to include the provision of additional services by Sunstate, including, but not limited to, sponsoring us in conferences with various investments groups. In consideration of these additional services, we issued to Sunstate an additional 2,500 shares of restricted common stock.

         On June 16, 2000, we entered into a private financing transaction with two investors, Travin Partners, L.L.L.P. (TPL) and TCA Investments, Inc. (TCA), under the terms of which TPL and TCA each loaned us the sum of $325,000 (the loans), and were sold convertible debentures and granted warrants, described below. The loans are payable pursuant to the terms of identical convertible debentures, providing for full payment on or before June 16, 2002 (the due date), with interest at the current Bank of America prime rate, plus 1/2%. All accrued interest under each Debenture is payable only in shares of our common stock at a price of $71 per share. In addition to the Debentures, TPL and TCA were granted warrants entitling each of them to purchase a total of 4,577 shares of our common stock at a price of $100 per share, at any time after November 15, 2000 and before June 15, 2005. On November 1, 2000, we entered into an Agreement with each of TPL and TCA under which each agreed to relinquish its right to convert the debentures into shares of common stock at $71 per share in exchange for the conversion of those debentures into the right to receive an aggregate of 13,000 shares with an agreed value of $50 per share.

         On July 17, 2000, we entered into a private financing transaction with two investors, International Fluid Dynamics, Inc. (IFD) and Garnier Holdings, Inc. (Garnier), under the terms of which IFD and Garnier each loaned us the sum of $127,500 (the loans), and were granted warrants described below. The loans are payable pursuant to the terms of a promissory note (the note), providing for full payment on or before August 1, 2000 (the due date), with interest compounded annually at the Chase Manhattan Bank, N.A. rate quoted as its prime. The warrants entitle each of IFD and Garnier to purchase a total of 3,250 shares of our common stock at a price of $200 per share at any time after December 28, 2000 and before July 17, 2005. If the notes were not paid by 5:00 p.m. CST on August 17, 2000, the exercise price would have decreased by one-half, or $100, and on and after each additional ten (10) day period that the notes remain unpaid, the exercise price would have decreased by an additional ten percent (10%). On November 1, 2000, we entered into an Agreement with each of Garnier and IFD under which each of them agreed to relinquish its right to payment under the promissory notes in exchange for the conversion of those notes into the right to receive an aggregate of 5,100 shares with an agreed value of $50 per share. Under that same agreement, each of Garnier and IFD agreed to lock in the exercise price of the warrants under the Warrant Agreement at $50 per share.

         On August 2, 2000, we entered into a private financing transaction with five foreign investors under the terms of which the investors purchased an aggregate of 2,000 shares of our common shares at a price of $60 per share.

         On August 4, 2000, we sold a total of 2,000 shares of common stock to One Click Investments, LLC, at a price of $60 per share. In connection with this sale, One Click was granted warrants to purchase an additional 2,000 shares of common stock, exercisable at any time for a five (5) year period, at a price of $200 per share.

         On August 24, 2000, we entered into a private financing transaction with certain foreign investors under the terms of which the investors purchased an aggregate of 1,350 of our common shares at a price of $29.63 per share.

         On September 11, 2000, we entered into a private financing transaction with two investors, Travin Partners, L.L.L.P. (TPL) and TCA Investments, Inc.
(TCA), under the terms of which Travin and TCA each loaned us the sum of $125,000 (the loans), and we issued the convertible debentures and granted warrants, described below. The loans were payable pursuant to the terms of identical convertible debentures providing for full payment on or before October 11, 2000 (the due date), with interest at the current Bank of America prime rate, plus1/2%. All principal and accrued interest under each debenture was convertible into shares of our common stock at a conversion price of (a) $1.00 per share or (b) sixty percent (60%) of the average of the bid price, whichever is lower on the date of conversion. In addition to the debentures, TPL and TCA were granted warrants entitling each of them to purchase a total of 1,250 shares of our common stock at a price of $100 per share, at any time after September 11, 2000 and before September 11, 2005. These warrants have a "cashless" exercise provision allowing TPL and/or TCA to exercise the warrants for a reduced number of shares pursuant to a formula set forth in the warrants. On November 1, 2000, we entered into an Agreement with each of TPL and TCA under which each agreed to relinquish its right to convert the debentures into shares of common stock in exchange for the conversion of those debentures into the right to receive an aggregate of 5,000 shares with an agreed value of $50 per share.

         On October 20, 2000, we entered into a private financing transaction with three investors, International Fluid Dynamics, Inc. (IFD), Plazacorp Investments Limited (Plazacorp) and Travin Partners, L.L.L.P. (TPL), under the terms of which IFD and TPL each loaned us the sum of $125,000 and Plazacorp loaned us the sum of $250,000 (the loans). The loans are payable pursuant to the terms of a promissory note (the note), providing for full payment on or before November 3, 2000 (the maturity date), with interest payable on the maturity date of ten percent (10%) per annum based on a 365-day year. On November 1, 2000, we entered into an Agreement with each of IFD, Plazacorp and TPL under which each of them agreed to relinquish its right to payment under the promissory notes in exchange for the conversion of those notes into the right to receive an aggregate of 10,000 shares with an agreed value of $50 per share.

         On November 1, 2000, we entered into a private financing transaction with Plazacorp Investments Limited (Plazacorp) under the terms of which Plazacorp agreed to loan us up to $1,120,000 (the loan). The loan is payable pursuant to the terms of a promissory note (the note), providing for full payment on or before November 2, 2001 (the maturity date), with interest payable on the maturity date of ten percent (10%) per annum based on a 365-day year. Under the terms of the note, upon our written request Plazacorp shall advance to us up to $300,000.00 under this note in each calendar month during which advances can be requested thereunder (a monthly advance). An advance can be requested during each of November 2000, December 2000 and January 2001 at any time after the 10th day of each month. During the term of the note and after the effective date of a registration statement filed with the SEC registering the shares of our common stock held by Plazacorp, we can request in writing, and Plazacorp shall pay within 10 business days of the written request, an advance of up to an additional $220,000.00 (an additional advance) for the payment of certain obligations of ours that are currently due and owing. Notwithstanding the foregoing, if we raise funds in a financing of either our debt or equity securities during the term of the note (a new financing), and (a) the new financing is up to, but does not exceed, $220,000.00, Plazacorp's obligation to advance the additional advance amount, if it has not already done so, shall be reduced dollar for dollar by the amount of the new financing, or (b) the new financing exceeds $220,000.00, Plazacorp shall not be obligated to advance the additional advance amount, if it has not already done so, and in addition, the obligation of Plazacorp to advance the monthly advances remaining to be advanced thereunder, if any, shall be reduced dollar for dollar by the amount of the funds raised in the new financing.

         On November 11, 2000, we entered into an agreement with Bridge 21, Inc., a Wyoming corporation, under the terms of which we have formed a relationship to provide seats to Bridge 21's members. In consideration of the relationship, we granted to Bridge 21 a total of 300 options to purchase our common stock at a price to be determined on the date of exercise based on certain performance goals.

         On December 7, 2000, for services rendered, we granted to Locke Liddell & Sapp LLP warrants to purchase 1,000 shares of common stock, exercisable at any time for a five (5) year period, at an exercise price of $50 per share.

         On February 19, 2001, we entered into a business advisory and consulting services agreement with Tarshish Capital Markets, Ltd., an Israel corporation, under the terms of which we have engaged Tarshish, on a best efforts basis, to seek funding sources for a private offering exempt from registration requirements. In consideration of the services undertaken by Tarshish, we will compensate Tarshish in the form of a success fee equal to 13% of funds so invested and warrants equal to 10% of the funds raised at an exercise price of 110% of the sales price of each transaction. In connection with the agreement, on March 2, 2001, four foreign investors purchased 1,350 shares of restricted stock at $25 per share and March 15, 2001, two foreign investors purchased 220 shares of restricted stock at $20 per share. In addition we issued to Tarshish warrants to purchase 135 shares at an exercise price of $27.50 per share and 22 shares at an exercise price of $22 per share.

         On March 5, 2001, for services rendered, we granted to Americom Technology, Inc., specifically Patrick Berkil, Ronald Richter and Patrick Richter (collectively, Americom), warrants to purchase an aggregate of 750 shares of restricted common stock, exercisable at any time for a one year period, at an exercise price of $43.20 per share.

         On March 26, 2001, we entered into a consulting agreement with Internet PR Group under the terms of which we have engaged Internet PR Group, on a non-exclusive basis, to provide investor relations and related advisory services and advice. The agreement is for an initial term of one year, and may be extended for additional terms as agreed upon by the parties. In consideration of the services undertaken by Internet PR Group, we issued to Internet PR Group a total of 2,250 shares of restricted common stock at $34.38 per share. In connection with this transaction, Internet PR Group was granted registration rights granting Internet PR Group (a) one demand registration right on or after November 1, 2001, and (b) "piggyback" registration rights.

         On March 22, 2001, we entered into a consulting agreement with Metromedia Research Group, LLC under the terms of which we have engaged Metromedia, on a non-exclusive basis, to provide investor relations and related advisory services and advice. The agreement is for an initial term of ninety days and must be renewed in writing by both parties. In consideration of the services undertaken by Metromedia, we issued a total 2,000 shares of restricted stock at $34.38 per share. In connection with this transaction, Metromedia was granted registrations rights granting Metromedia (a) one demand registration right on or after April 30, 2001, and (b) "piggyback" registration rights. On April 9, 2001 the consulting agreement was amended to include an additional issuance of 3,000 shares of restricted common stock, with a fair market value of $18 per share, as compensation for a designated consultant specializing in the small and micro-cap markets. All other provisions of the consulting agreement remain the same.

         On March 22, 2001, for services rendered, we granted to Ward and Associates, specifically William Collins, Stephen Ward, Cheryl Ward and Lucia Churches (collectively, Ward), warrants to purchase an aggregate of 220 shares of restricted common stock, exercisable at any time for a one year period, at an exercise price of $50 per share.

         On April 1, 2001, we entered into a consulting agreement with one entity for a term of three months. Under the terms of the agreement, in consideration of the services undertaken by the entity, we issued monthly, through the term of the agreement, (a) 1,250 shares of our common stock and (b) $25,000. The fair market value for each issuance of common stock was $32.81, $17 and $10, respectively.

         On April 1, 2001, we entered into a letter agreement with Barretto Pacific Corporation under the terms of which we have engaged Barretto, on a non-exclusive basis, to provide investor relations and related advisory services and advice. The agreement is for an initial term of one year and may be extended for such periods of time and upon such terms and conditions as may be mutually agreed upon, in writing, by the parties, and may be cancelled by either party giving the other party written notice received by the end of each three month period ending on July 1, 2001, October 1, 2001, and January 1, 2002. In consideration of the services undertaken by Barretto, we issued an initial payment of 920 shares of restricted stock with a fair market value of $32.81 per share, and, subsequent payments of $27,500, whether in cash or stock equivalents, payable quarterly through the term of the agreement, providing the agreement has not been terminated by either party. In connection with this transaction we have granted Barretto a warrant to purchase 1,000 shares of restricted common stock with an exercise price of $30 per share, of which 250 shares vest immediately and the remainder vest quarterly, provided the agreement has not been terminated, and are exercisable through November 1, 2002.

         On April 4, 2001, in consideration of past consulting services rendered to us, we granted a warrant to Robert J. Torres entitling him to purchase a total of 433 shares of restricted common stock at any time prior to April 4, 2002, at an exercise price of $25 per share.

         On April 12, 2001, we granted 200 shares of restricted common stock to each of our then 27 employees located at the Broadway Plaza, Tacoma Washington facility. The fair market value on the date of grant was $17 per share. Subsequently, the stock grants were rescinded on December 27, 2001.

         On or about April 25, 2001 we sold a total of 3,150 shares of common stock at a price of $7 per share to International Fluid Dynamics (IFD). In connection with this transaction, IFD was granted warrants to purchase an equivalent number of additional shares, at any time on or before the fifth anniversary date of the registration rate, of such securities, at an exercise price of $7 per share. In connection with this transaction, IFD was granted registration rights granting IFD one demand registration right on or after June 30, 2001.

         On or about May 3, 2001, we entered into a consulting agreement with DiabloStocks, Inc. under the terms of which we have engaged DiabloStocks, on a non-exclusive basis, to provide investor relations and related advisory services and advice. The agreement is for a term of one year. In consideration for the services undertaken by DiabloStocks, we issued to them a total of 2,900 shares of restricted common stock at $16 per share.

         On May 3, 2001, we entered into a consulting agreement with Eugene R. Zachman for a term of two years. Under the terms of the agreement, and in consideration of the services undertaken by Zachman, we issued a stock option for 7,500 shares of common stock under our 2000 Long Term Incentive Plan with a fair market value of $34.38, which will vest upon performance. On May 30, 2001 we amended the agreement to include a grant of 5,000 shares of our common stock upon the signing of certain contracts. In addition, we have agreed to register the grant on Form S-8.

         On or about May 4, 2001, for services rendered, we issued to Internet Solutions Partners, Inc. 666 shares of restricted stock at $15 per share.


         On May 17, 2001, we entered into a settlement agreement with our prior landlord Howe/Horizon Holdings, LLC, owner of the facilities located at 1101 Broadway Plaza, Tacoma WA and Horizon Holdings I, Inc. owner and landlord of the facilities located 1401 Court C, Tacoma WA. In connection with the settlement, we issued the following: (a) 2,900 shares of common stock and a warrant to purchase 8,000 shares of restricted common stock with an exercise price per share of $50 to Howe/Horizon Holdings and (b) 2,100 shares of restricted common stock and a warrant to purchase 2,000 shares of common stock with an exercise price of $50 per share to Horizon Holdings I. In connection with this transaction, we granted each of Howe/Horizon Holdings and Horizon Holdings I registration rights granting both one demand registration right on or after September 17, 2001.


         On May 17 2001, we entered into a consulting agreement with James Zachman for a term of six months. Under the terms of the agreement and in consideration of the services undertaken by Zachman, we will issue monthly payments of $4,500 and a stock option for 3,500 shares of common stock issued under our 2000 Long Term Incentive Plan with a fair market value of $19, which will vest upon performance. On May 30, 2001 we amended the agreement to include a grant of 5,000 shares of our common stock upon the signing of certain contracts. In addition, we have agreed to register the grant on Form S-8.

         On or about May 28, 2001, we entered into a selling agreement with Taconic Capital Partners, LP, Internet Solutions Partners, Inc, and Salvani Investments, Inc., specifically Joseph Salvani and Rene Jimenez, under the terms of which we agreed to issue an aggregate of 4,350 shares of common stock to the parties for entering into this agreement. In addition, pursuant to the agreement, if total sales during the campaign reach certain amounts, we will issue up to 15,000 additional shares as follows: (a) $750,000, we will issue an additional 4,350 shares; (b) $1.25 million we will issue an additional 2,900 shares; and (c) $2 million we will issue an additional 3,350 shares. We also agreed to file an S-8 registration statement within one month of signing of this agreement. The term of the selling agreement is for one year unless terminated with thirty (30) days written notice. On July 16, 2001 we terminated the selling agreement for non-performance.

         On June 29, 2001, we entered into a private financing transaction with three investors for a total of $1,200,000, 12% convertible debentures. The debentures are convertible into shares of common stock at the lesser of (i) $0.30 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by sixty percent (60%). The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,400,000 shares of common stock at $0.25 per share. The terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, we may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis. As of February 21, 2003, principal in the amount of $1,123,950 plus accrued interest of approximately $176,318 is outstanding. These obligations were to be repaid or converted into common stock on or before the conversion (maturity) date. These convertible debentures have been amended to provide a maturity date of March 6, 2004 upon which these obligations are to be repaid or converted into common stock at the investor's option.

         On September 1, 2001, we entered into a consulting agreement with one entity for a term of three months. Under the terms of the agreement, in consideration of the services undertaken the entity, we issued monthly, through the term of the agreement, (a) 1,000 shares of our common stock and (b) $21,500. The fair market value for each issuance is $6.50, $5.00 and $2.80, respectively.

         On September 3, 2001, in settlement of a loan dispute, we entered into a settlement agreement with Martin E. Darrah. In connection with the settlement, we issued the following: (a) 2,000 options to purchase shares of common stock with an exercise price per share of $7 to Mr. Darrah, and (b) 5,000 options to purchase shares of common stock with an exercise price of $7 per share to John Spencer, legal counsel to Mr. Darrah, as consideration for legal fees.

         On September 13, 2001, we offered a temporary re-pricing to the holders of our A and B warrants. Beginning September 15, 2001 and ending October 31, 2001, warrant holders could exercise the A warrant and the B warrant for $12.50 per share, which warrants are currently priced at $177 and $284, respectively. The warrant holder could exercise all or any part of their total holdings until October 31, 2001. A total of 282 shares of common stock were exercised as a result and the remaining A and B warrants to purchase 25,954 shares of common stock expired December 31, 2001.

         On January 1, 2002, we entered into a consulting agreement with one entity for a term or three months. Under the terms of the agreement, in consideration of the services undertaken by the entity, we issued monthly, through the term of the agreement, (a) 2,150 shares of our common stock, and (b) $13,500. The fair market value for each issuance is the first business of the month through the term of the agreement.

          On January 24, 2002, we entered into a second agreement to issue $550,000, 12% convertible debentures, and 2,200,000 warrants. The debentures are convertible into shares of common stock at the lesser of (i) $0.30 or (ii) the average of the lowest three trading prices in the twenty-day trading period immediately preceding the notice to convert, discounted by sixty percent (60%). The convertible debentures carry attached warrants that allow the investor, under the terms of the warrants, to purchase up to 2,200,000 shares of common stock at $0.25 per share. Terms of the debentures provide for full payment on or before one year from the date of issuance, plus accrued interest at 12% per annum. Pursuant to the agreement, we may not, without consent, (i) engage in any future equity financing involving the issuance of common stock for a period of six months from the date of closing, and (ii) may not engage in such transactions for a period of two years without first giving the investors the opportunity to purchase shares on a pro-rata basis. As of February 21, 2003, principal in the amount of $550,000 plus accrued interest of approximately $61,842.36 is outstanding. These obligations were to be repaid or converted into common stock on or before the conversion (maturity) date. These convertible debentures have been amended to provide a maturity date of March 6, 2004, upon which these obligations are to be repaid or converted into common stock at the investor's option.

         We entered into an employment agreement with Donald M. Kaplan, effective as of December 1, 2001, providing for Mr. Kaplan's employment. We agreed to issue to Mr. Kaplan a stock grant of 40,000 shares of our common stock and a compensatory non-qualified stock option to purchase 10,000 shares of common stock. The option shall be vested on the effective date of the agreement. On May 10, 2002, we issued to Mr. Kaplan 30,000 shares of common stock. On May 13, 2002, Mr. Kaplan rescinded the shares of common stock and we agreed to issue to Mr. Kaplan an option to purchase 40,000 shares of our common stock in lieu of the common stock grant, vesting on the effective date of the agreement. The option is exercisable anytime up to December 1, 2011 at an exercise price of fair market value of $2.40.

         On July 8, 2002, we granted stock six of our employees an aggregate of 900,000 share of common stock each at a fair market value on date of grant. On October 16, 2002, pursuant to an exchange agreement, these shares of common stock were converted into 90,000 shares of Series A Convertible Preferred Stock. On December 23, 2002, we entered into an Agreement of Plan of Merger whereby we reincorporated in the state of Nevada and each of the Series A Convertible Preferred stockholders received ten shares of common stock of Insynq Nevada for each share of Series A Convertible Preferred outstanding. As a result of the Agreement and Plan of Merger, the six employees held 900,000 shares of common stock of Insynq Nevada.

         On July 8, 2002, an officer forgave $24,501 in deferred compensation and the company granted 350,000 shares of common stock at a fair market value of $1,050. On October 16, 2002, pursuant to an exchange agreement, these shares of common stock were converted into 35,000 shares of Series A Convertible Preferred Stock. On December 23, 2002, we entered into an Agreement of Plan of Merger whereby we reincorporated in the state of Nevada and each of the Series A Convertible Preferred stock holders received ten shares of common stock of Insynq Nevada for each share of Series A Convertible Preferred outstanding. As a result of the Agreement and Plan of Merger, the officer held 350,000 shares of common stock of Insynq Nevada.

         In July 2002, we entered into a consulting agreement with one entity for a term or three months. Under the terms of the agreement, in consideration of the services undertaken by the entity, we issued monthly, through the term of the agreement, (a) 3,000 shares of our common stock, and (b) $13,500. The fair market value for each issuance is the first business of the month through the term of the agreement.

         On September 27, 2002, we entered into a securities purchase agreement with four investors for the sale of (i) $450,000 in convertible debentures and
(ii) a warrants to buy 900,000 shares of our common stock. The investors are obligated to provide us with the funds as follows:


         o        $300,000 has been disbursed to date; and
         o an aggregate of $150,000 will be disbursed at the rate of $30,000 per month on the final business day of each month ending in August 2003.


         The debentures bear interest at 12%, mature on one year from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

         o        $0.30; or
         o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         The full principal amounts of the convertible debentures are due upon default under the terms of convertible debentures. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.25 per share. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant. The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. We have granted the selling stockholders a security interest in all of our assets against the convertible debentures.

         On December 18, 2002, we entered into a consulting agreement. Under the terms of the agreement, in consideration of the services undertaken, we issued 250,000 shares of common stock. The fair market value is $0.05 per share.

         On February 1, 2003, we entered into a consulting agreement. Under the terms of the agreement, in consideration of the services undertaken, we issued 87,500 shares of common stock under the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan at the fair market value of $0.06 per share and 300,000 warrants to purchase common stock at $0.40 per share.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

ITEM 27.  EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Insynq, Inc., a Nevada corporation.

EXHIBIT NUMBER                           DESCRIPTION


2.1 Asset Purchase Agreement, dated as of February 18, 2000, by and between Xcel Management, Inc. and Insynq, Inc. (Incorporated by reference to
         Exhibit 2 to the Company's Current Report on Form 8-K, filed March 3,
         2000).

3.1 Certificate of Incorporation of Insynq, Inc. (Incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K filed August 17, 2000).


3.2 Certificate of Incorporation of Insynq, Inc. as amended by Amendment No. 1 dated November 21, 2001. Incorporated by reference to Exhibit 3.1 to the Company's Amended Quarterly Report pm Form 10-QBS/A filed February 25, 2002).

3.3 By-Laws of Insynq, Inc. (Incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed August 17, 2000).

4.1 Form of Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.2 Form of Warrant Agreement issued to Consulting & Strategy International, LLC on February 24, 2000, as amended by Amendment No. 1 dated June 9, 2000, Amendment No. 2 dated July 31, 2000, Amendment No. 3 dated August 31, 2000, Amendment No. 4 dated October 1, 2000, Amendment No. 5 dated October 28, 2000 and Amendment No. 6 dated December 1, 2000 (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.3 Amendment No. 7 dated February 1, 2001 and Amendment No. 8 dated February 27, 2001, to Warrant Agreement issued to Consulting & Strategy International, LLC on February 24, 2000. (Incorporated by reference to
         Exhibit 4.2 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001).

4.4 Letter Agreement dated January 31, 2001 between Consulting & Strategy International, LLC and Insynq, Inc. (Incorporated by reference to
         Exhibit 4.4 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

4.5 Form of Warrant Agreement issued to International Fluid Dynamics, Inc. on May 17, 2000. (Incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.6 Form of Registration and Repurchase Agreement issued to International Fluid Dynamics, Inc. on May 17, 2000, as amended. (Incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.7 Form of Warrant Agreement issued to Plazacorp Investors Limited on April 26, 2000. (Incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10- KSB filed September 13, 2000).

4.8 Form of Registration and Repurchase Agreement issued to Plazacorp Investors Limited on April 26, 2000, as amended. (Incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.9 Form of Warrant Agreement issued to TCA Investments, Inc. on June 16, 2000, as amended by Amendment No. 1 dated August 31, 2000, Extension dated September 5, 2000, Amendment No. 2 dated September 14, 2000, Amendment No. 3 dated October 1, 2000, Amendment No. 4 dated October 28, 2000 and Amendment No. 5 dated December 1, 2000 (Incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

4.10 Amendment No. 6 dated February 28, 2001, to Warrant Agreement issued to TCA Investments, Inc. on June 16, 2000 (Incorporated by reference to
         Exhibit 4.7 to the Company's Quarterly Report on Form10-QSB filed April 20, 2001).

4.11 Form of Convertible Debenture issued to TCA Investments, Inc. on June 16, 2000, as amended by Amendment No. 1 dated August 31, 2000, Extension dated September 5, 2000, Amendment No. 2 dated September 14, 2000, Amendment No. 3 dated October 1, 2000 and Amendment No. 4 dated October 28, 2000. (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.12 Form of Warrant Agreement issued to Garnier Holdings, Ltd. on July 17, 2000, as amended by Amendment No. 1 dated September 22, 2000, Amendment No. 2 dated October 1, 2000, Amendment No. 3 dated October 19, 2000, Amendment No. 4 dated October 28, 2000 and Amendment No. 5 dated December 1, 2000. (Incorporated by reference to Exhibit 4.9 to the Company's Registration Statement on Form SB-2 filed December 14, 2001)

4.13 Amendment No. 6 dated February 27, 2001, to Warrant Agreement issued to Garnier Holdings, Ltd. on July 17, 2000 (Incorporated by reference to
         Exhibit 4.9 to the Company's Quarterly Report on Form10-QSB filed April 20, 2001).

4.14 Form of Promissory Note issued to Garnier Holdings, Ltd. on July 17, 2000, as amended by Extension No. 1 dated September 11, 2000 and Extension No. 2 dated October 1, 2000. (Incorporated by reference to
         Exhibit 4.10 to the Company's Quarterly Report on Form 10- QSB filed October 23, 2000).

4.15 Form of Warrant Agreement issued to One Click Investments, LLC on August 4, 2000. (Incorporated by reference to Exhibit 4.11 to the Company's Annual Report on Form 10- KSB filed September 13, 2000).

4.16 Form of Registration Rights Agreement issued to One Click Investments, LLC on August 4, 2000. (Incorporated by reference to Exhibit 4.12 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.17 Form of Warrant Agreement issued to Series A & B warrant holders. (Incorporated by reference to Exhibit 4.13 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.18 Form of Warrant Agreement issued to One Click Investments, LLC on September 20, 1999, as amended. (Incorporated by reference to Exhibit
         4.14 to the Company's Annual Report on Form 10-KSB filed September 13,
         2000).

4.19 Form of Warrant Agreement issued to Hewlett-Packard on June 1, 1999. (Incorporated by reference to Exhibit 4.15 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

4.20 Form of Registration Agreement issued to Hewlett-Packard on February 20, 2000. (Incorporated by reference to Exhibit 4.16 to the Company's Amendment No. 1 to Annual Report on Form 10-KSB/A filed December 6,
         2000).

4.21 Form of Subscription Agreement between TCA Investments, Inc. and Insynq, Inc. dated June 16, 2000. (Incorporated by referenced to
         Exhibit 4.17 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.22 Form of Subscription Agreement between TCA Investments, Inc. and Insynq, Inc. dated September 11, 2000. (Incorporated by reference to
         Exhibit 4.17 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.23 Form of Warrant Agreement issued to TCA Investments, Inc. dated September 11, 2000, as amended by Amendment No. 1 dated December 1, 2000. (Incorporated by reference to Exhibit to Exhibit 4.19 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.24 Form of Convertible Debenture issued to TCA Investments, Inc. dated September 11, 2000, as amended by Amendment No. 1 dated October 6, 2000 and Amendment No. 2 dated October 19, 2000. (Incorporated by reference to Exhibit 4.20 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.25 Form of Consent of Plazacorp Investors Limited to the Extension of the filing of the Registration Statement on Form SB-2 dated September 22, 2000. (Incorporated by reference to Exhibit 4.21 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.26 Form of Consent of Plazacorp Investors Limited to the Extension of the filing of the Registration Statement on From SB-2 dated October 2, 2000. (Incorporated by reference to Exhibit 4.22 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.27 Form of Consent of TCA Investments, Inc. to Extension of the filing of the Registration Statement on From SB-2 dated September 22, 2000. (Incorporated by reference to Exhibit 4.23 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.28 Form of Consent of TCA Investments, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated October 2, 2000. (Incorporated by reference to Exhibit 4.24 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.29 Form of Consent of International Fluid Dynamics, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated September 22, 2000. (Incorporated by reference to Exhibit 4.25 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.30 Form of Consent of International Fluid Dynamics, Inc. to Extension of the filing of the Registration Statement on Form SB-2 dated October 2, 2000. (Incorporated by reference to Exhibit 4.26 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.31 Registration Rights Agreement dated September 22, 2000 between Charles Benton and Insynq, Inc. (Incorporated by reference to Exhibit 4.27 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.32 Form of Promissory Note issued to International Fluid Dynamics, Inc. on October 20, 2000. (Incorporated by reference to Exhibit 4.28 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

4.33 Agreement dated November 1, 2000 between International Fluid Dynamics, Inc. and Insynq. (Incorporated by reference to Exhibit 4.29 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.34 Agreement dated November 1, 2000 between Travin Partners, L.L.L.P. and Insynq. (Incorporated by reference to Exhibit 4.30 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.35 Agreement dated November 1, 2000 between TCA Investments, Inc. and Insynq. (Incorporated by reference to Exhibit 4.31 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.36 Agreement dated November 1, 2000 between Plazacorp Investors Limited and Insynq. (Incorporated by reference to Exhibit 4.32 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.37 Agreement dated November 1, 2000 between Garnier Holdings, Ltd. and Insynq. (Incorporated by reference to Exhibit 4.33 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.38 Agreement dated November 1, 2000 between International Fluid Dynamics, Inc. and Insynq. (Incorporated by reference to Exhibit 4.34 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.39 Agreement dated November 1, 2000 between Timothy Horan and Insynq. (Incorporated by reference to Exhibit 4.35 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.40 Agreement dated November 1, 2000 between Raymond Betz and Insynq. (Incorporated by reference to Exhibit 4.36 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.41 Agreement dated November 1, 2000 between Travin Partners, L.L.L.P. and Insynq. (Incorporated by reference to Exhibit 4.37 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.42 Form of Warrant Agreement dated December 7, 2000 between Locke Liddell & Sapp LLP and Insynq. (Incorporated by reference to Exhibit 4.38 to the Company's Registration Statement on Form SB-2 filed December 14,
         2000)

4.43 Lock-Up and Waiver Agreement dated October 17, 2000, as amended by Amendment No.

         1 dated December 1, 2000, by Charles F. Benton. (Incorporated by reference to Exhibit 4.39 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.44 Lock-Up and Waiver Agreement dated October 17, 2000 by John P. Gorst. (Incorporated by reference to Exhibit 4.40 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.45 Lock-Up and Waiver Agreement dated October 17, 2000 by M. Carroll Benton. (Incorporated by reference to Exhibit 4.41 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.46 Lock-Up and Waiver Agreement dated October 15, 2000 by Vijay Alimchandani. (Incorporated by reference to Exhibit 4.42 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.47 Lock-Up and Waiver Agreement dated October 16, 2000 by One Click Investments LLC. (Incorporated by reference to Exhibit 4.43 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

4.48 Promissory Note dated December 1, 2000 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.44 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001)

4.49 Agreement dated January 30, 2001 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.45 to the Company's Quarterly Report on Form 10- QSB filed April 20, 2001)

4.50 Registration Agreement dated January 30, 2001 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
         4.46 to the Company's Quarterly Report on Form 10-QSB filed April 20,
         2001)

4.51 Warrant Agreement dated February 20, 2001 between TCA Investments, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.47 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001)

4.52 Registration Agreement dated February 20, 2001 between TCA Investments, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.48 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001)

4.53 Form of Warrant Agreement dated March 5, 2001 between Patrick Birkel and Insynq, Inc. (Incorporated by reference to Exhibit 4.53 to the Company's Annual Report on Form 10- KSB filed July 31, 2001)

4.54 Warrant Agreement dated March 5, 2001 between Bransville Limited and Insynq, Inc. (Incorporated by reference to Exhibit 4.54 to the Company's Annual Report on Form 10- KSB filed July 31, 2001)

4.55 Form of Warrant Agreement dated March 22, 2001 between William R. Collins and Insynq, Inc. (Incorporated by reference to Exhibit 4.55 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.56 Registration Rights Agreement dated March 26, 2001 between Internet PR Group and Insynq, Inc. (Incorporated by reference to Exhibit 4.56 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.57 Warrant Agreement dated March 25, 2001 between Bransville Limited and Insynq, Inc. (Incorporated by reference to Exhibit 4.57 to the Company's Annual Report on Form 10- KSB filed July 31, 2001)

4.58 Form of Warrant Agreement dated April 25, 2001 between International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to
         Exhibit 4.58 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.59 Form of Subscription Agreement dated April 25, 2001 between International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.59 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.60 Form of Registration Agreement dated April 25, 2001 between International Fluid Dynamics, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 4.60 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.61 Warrant Agreement dated April 1, 2001 between Barretto Pacific Corporation and Insynq, Inc. (Incorporated by reference to Exhibit 4.61 to the Company's Annual Report on Form

         10-KSB filed July 31, 2001)

4.62 Form of Warrant Agreement dated May 17, 2001 between Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.62 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.63 Form of Registration Agreement dated May 17, 2001 between Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
         4.63 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.64 Securities Purchase Agreement dated June 29, 2001 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, Ltd and Insynq. Inc. (Incorporated by reference to Exhibit
         4.64 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.65 Form of Stock Purchase Warrant dated June 29, 2001 between AJW Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
         4.65 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.66 Form of Secured Convertible Debenture dated June 29, 2001 between AJW Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
         4.66 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.67 Guaranty and Pledge Agreement dated June 29, 2001 between M. Carroll Benton, AJW Partners, LLC, New Millennium Capital Partners II, LLC, and AJW/New Millennium Offshore, Ltd. (Incorporated by reference to Exhibit
         4.67 to the Company's Annual Report on Form 10-KSB filed July 31, 2001)

4.68 Registration Rights Agreement dated June 29, 2001 between AJW Partners, LLC, New Millennium Capital Partners II, LLC Millennium Capital Partners II, LLC and Insynq, Inc . (Incorporated by reference to
         Exhibit 4.68 to the Company's Annual Report on Form 10- KSB filed July 31, 2001)

4.69 Form of Securities Purchase Agreement dated January 24, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.1 to the Company's Amended Quarterly Report on Form 10-QSB/Q filed February 25, 2002)

4.70 Form of Stock Purchase Warrant dated January 24, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.2 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002)

4.71 Form of Secured Convertible Debenture dated January 24, 2002 AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.3 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002)

4.72 Form of Registration Rights Agreement dated January 24, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.4 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002)

4.73 Amendment No. 1 to Securities Purchase Agreement dated April 8, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.73 to the Company's Amended Registration Statement on Form SB2/A filed April 11,
         2002)

4.74 Amendment No. 2 to Securities Purchases Agreement dated May 14, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and Insynq, Inc.


4.75 Form of Stock Purchase Warrant dated September 27, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.1 to the Company's Form 10-QSB for the quarter ending August 31, 2002)


4.76 Form of Secured Convertible Debenture dated September 27, 2002 AJW Partners, LLC, New Millennium Capital Partners II, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.2 to the Company's Form 10-QSB for the quarter ending August 31, 2002)

4.77 Form of Securities Purchase Agreement dated September 27, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, and Insynq, Inc. (Incorporated by reference to Exhibit 4.3 to the Company's Form 10-QSB for the quarter ending August 31, 2002)

4.78 Form of Registration Rights Agreement dated September 27, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, and Insynq, Inc. (Incorporated by reference to Exhibit 4.4 to the Company's Form 10-QSB for the quarter ending August 31, 2002)

4.79 Stock Purchase Warrant dated November 5, 2002 between AJW Offshore, Ltd and Insynq, Inc. (Incorporated by reference to Exhibit 4.1 to the Company's Form 10-QSB for the quarter ending November 30, 2002)

4.80 Stock Purchase Warrant dated November 5, 2002 between AJW Qualified Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
         4.2 to the Company's Form 10-QSB for the quarter ending November 30,
         2002)

4.81 Secured Convertible Debenture dated November 5, 2002 between AJW Offshore, Ltd. and Insynq, Inc. (Incorporated by reference to Exhibit
         4.3 to the Company's Form 10-QSB for the quarter ending November 30,
         2002)


4.82 Secured Convertible Debenture dated November 5, 2002 between AJW Qualified Partners, LLC and Insynq, Inc. (Incorporated by reference to
         Exhibit 4.4 to the Company's Form 10- QSB for the quarter ending November 30, 2002)

4.83 Stock Purchase Warrant dated December 6, 2002 between AJW Offshore, Ltd and Insynq, Inc. (Incorporated by reference to Exhibit 4.4 to the Company's Form 10-QSB for the quarter ending November 30, 2002)

4.84 Stock Purchase Warrant dated December 6, 2002 between AJW Qualified Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
         4.5 to the Company's Form 10-QSB for the quarter ending November 30,
         2002)

4.85 Stock Purchase Warrant dated December 6, 2002 between AJW Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.6 to the Company's Form 10-QSB for the quarter ending November 30, 2002)

4.86 Secured Convertible Debenture dated December 6, 2002 between AJW Qualified Partners, LLC and Insynq, Inc. (Incorporated by reference to
         Exhibit 4.7 to the Company's Form 10- QSB for the quarter ending November 30, 2002)

4.87 Secured Convertible Debenture dated December 6, 2002 between AJW Offshore, Ltd. and Insynq, Inc. (Incorporated by reference to Exhibit
         4.8 to the Company's Form 10-QSB for the quarter ending November 30,
         2002)



4.88 Secured Convertible Debenture dated December 6, 2002 between AJW Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
         4.9 to the Company's Form 10-QSB for the quarter ending November 30,
         2002)


4.89 Stock Purchase Warrant dated January 29, 2003 between AJW Offshore, Ltd and Insynq, Inc. (Incorporated by reference to Exhibit 4.89 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)


4.90 Stock Purchase Warrant dated January 29, 2003 between AJW Qualified Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
         4.90 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)


4.91 Stock Purchase Warrant dated January 29, 2003 between AJW Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 4.91 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)


4.92 Secured Convertible Debenture dated January 29, 2003 between AJW Qualified Partners, LLC and Insynq, Inc. (Incorporated by reference to
         Exhibit 4.92 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)


4.93 Secured Convertible Debenture dated January 29, 2003 between AJW Offshore, Ltd. and Insynq, Inc. (Incorporated by reference to Exhibit
         4.93 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)


4.94 Secured Convertible Debenture dated January 29, 2003 between AJW Partners, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
         4.94 to the Company's Registration

         Statement on Form SB-2 filed March 18, 2003)


4.95 Letter Agreement dated March 6, 2003 amending the debentures and warrants issued in connection with the June 2001 and January 2002 Securities Purchase Agreement between Insynq, Inc. and AJW Partners, LLC, New Millennium Partners II, LLC, AJW Offshore, Ltd and AJW Qualified Partners, LLC(Incorporated by reference to Exhibit 4.95 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)


4.96 Letter Agreement dated March 6, 2003 amending the debentures and warrants issued in connection with the September 2002 Securities Purchase Agreement between Insynq, Inc. and AJW Partners, LLC, New Millennium Partners II, LLC, AJW Offshore, Ltd and AJW Qualified Partners, LLC (Incorporated by reference to Exhibit 4.96 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)



4.97* Amendment No. 1 to Securities Purchase Agreement dated May 21, 2003 by and among Insynq, Inc. and AJW Partners, LLC, New Millennium Partners II, LLC and AJW Offshore, Ltd.



4.98* Amendment No. 2 to Securities Purchase Agreement dated May 21, 2003 by and among Insynq, Inc. and AJW Partners, LLC, New Millennium Partners II, LLC, AJW Offshore, Ltd and AJW Qualified Partners, LLC


5.1* Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1 Insynq, Inc. 2000 Executive Long Term Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.2 Insynq, Inc. 2000 Executive Long Term Incentive Plan, as amended by Amendment No 1 dated August 14, 2001. (Incorporated by reference to
         Exhibit 10.7 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002)

10.3 Insynq, Inc. 2000 Long Term Incentive Plan, as amended by Amendment No. 1 dated September 1, 2000. (Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB filed October 23,
         2000).

10.4 Insynq, Inc. 2000 Long Term Incentive Plan as amended by Amendment No 3 dated November 21, 2001. (Incorporated by reference to Exhibit 10.6 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002)

10.5 Business Services Contract with Consulting & Strategy International, L.L.C. dated November 18, 1999, as amended by Amendment No. 1 dated August 31, 2000, Amendment No. 2 dated September 14, 2000, Amendment No. 3 dated October 1, 2000, Amendment No. 4 dated October 28, 2000, Amendment dated October 31, 2000, and Amendment No. 5 dated December 1, 2000 (Incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.6 Amendment No. 6 dated February 6, 2002, to Business Services Contract with Consulting & Strategy International, L.L.C. dated November 18, 1999 (Incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB filed April 20,2001).

10.7 Independent Marketing Consultant Agreement with Vijay Alimchandani dated February 20, 2000, as amended by Amendment No. 1 dated June 30, 2000. (Incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.8 Financial Public Relations Consulting Agreement with One Click Investments, LLC dated September 20, 1999, as amended by Amendment No. 1 dated June 30, 2000 and Amendment No. 2 dated October 31, 2000. (Incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.9 Amendment No. 3 dated January 30, 2001, to Financial Public Relations Consulting Agreement with One Click Investments, LLC dated September 20, 1999 (Incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001).

10.10 Form of Registration Rights Agreement upon the issuance of shares to investors under the bridge financing dated December 14, 1999. (Incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.11 Form of Registration Rights Agreement upon the issuance of shares to investors under the bridge financing dated January 24, 2000. (Incorporated by reference to Exhibit 10.7 to the

         Company's Annual Report on Form 10-KSB filed September 13, 2000)

10.12 Engagement Letter with Rosenblum Partners, LLC dated July 7, 2000. (Incorporated by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.13 Employment Agreement, dated as of February 20, 2000, between John P. Gorst and Xcel Management, Inc., as amended by Amendment No. 1 dated September 25, 2000. (Incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.14 Amendment No. 2 to Employment Agreement dated January 30, 2001, between John P. Gorst and Xcel Management, Inc. (Incorporated by reference to
         Exhibit 10.9 to the Company's Quarterly Report on Form10-QSB filed April 20, 2001).

10.15 Employment Agreement, dated as of February 20, 2000, between M. Carroll Benton and Xcel Management, Inc., as amended by Amendment No. 1 dated September 27, 2000. (Incorporated by reference to Exhibit 10.10 the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.16 Amendment No. 2 dated January 30, 2001, between M. Carroll Benton and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.10 to the Company's Quarterly Report on Form 10-QSB filed April 20, 2001).

10.17 Employment Agreement dated as of February 20, 2000, between James R. Leigh, III, and Xcel Management, Inc. (Incorporated by reference to
         Exhibit 10.11 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.18 Employment Agreement, dated as of February 20, 2000, between DJ Johnson and Xcel Management, Inc. (Incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-KSB filed September 13,
         2000).

10.19 Employment Agreement, dated as of February 20, 2000, between Joanie C. Mann and Xcel Management, Inc., as amended by Amendment No.1 dated September 25, 2000 and Amendment No. 2 dated September 25, 2000. (Incorporated by reference to Exhibit 10.13 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.20 Employment Agreement, dated as of February 20, 2000, between Jim Zachman and Xcel Management, Inc., as amended by Amendment No. 1 dated September 16, 2000 and Amendment No. 2 dated September 27, 2000. (Incorporated by reference to Exhibit 10.14 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.21 Employment Agreement, dated as of July 20, 1999, between Donald L. Manzano and Insynq, Inc.- Washington. (Incorporated by reference to
         Exhibit 10.15 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.22 Employment Agreement, dated as of July 20, 1999, between Carey M. Holladay and Insynq, Inc.- Washington. (Incorporated by reference to
         Exhibit 10.16 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.23 Employment Agreement, dated as of June 28 2000, between William G. Hargin and Xcel Management, Inc. (Incorporated by reference to Exhibit
         10.17 to the Company's Annual Report on Form 10-KSB filed September 13,
         2000).

10.24 Employment Agreement, dated as of June 5, 2000, between Barbara D. Brown and Xcel Management, Inc., as amended by Addendum No. 1 dated November 29, 2000. (Incorporated by reference to Exhibit 10.18 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.25 Employment Agreement, dated as of June 16, 2000, between Christopher Todd and Xcel Management, Inc. (Incorporated by reference to Exhibit
         10.19 to the Company's Annual Report on Form 10-KSB filed September 13,
         2000).

10.26 Employment Agreement, dated as of September 1, 2000, between David Wolfe and Insynq, Inc., as amended by Amendment No. 1 dated September 27, 2000, Amendment No. 1 dated October 19, 2000, Amendment No. 2 dated November 29, 2000 and Addendum dated December 7, 2000. (Incorporated by reference to Exhibit 10.20 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.27 Lease Agreement dated January 3, 2000 between Howe/Horizon Holdings LLC and Insynq, Inc., for 1101 Broadway Plaza, Tacoma, Washington, as amended by Amendment

         No. 1 dated October 26, 2000. (Incorporated by reference to Exhibit
         10.21 the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.28. Sublease Agreement dated November 1, 1999 between Duane and Wendy Ashby, d/b/a Cargocare and Insynq Data Utilities for the property in the Seafirst Plaza Building in Tacoma, Washington, at the Northwest corner of South 9th and A Streets. (Incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-KSB filed September 13, 2000)

10.29 Lease Termination Agreement dated April 1, 2001 between Duane and Wendy Ashby, d/b/a Cargocare and Insynq Data Utilities. (Incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.30 Lease Agreement dated March 21, 2000 between Walaire, Inc. and Insynq, Inc., for 3017 Douglas Boulevard, Suite 220 and 240, Roseville, California. (Incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.31 Master Licensing Agreement dated May 19, 2000 between Macola, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.24 to the Company's Annual Report on Form 10- KSB filed September 13, 2000).

10.32 Citrix iLicense Agreement dated March 2, 2000 between Citrix and Insynq, Inc. (Incorporated by reference to Exhibit 10.25 to the Company's Annual Report on Form 10- KSB filed September 13, 2000).

10.33 Citrix iBusiness Application Service Provider Agreement dated March 2, 2000 between Citrix and Insynq, Inc. (Incorporated by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.34 Master Licensing Agreement dated March 1, 2000 between Legacy Solutions and Insynq, Inc. (Incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.35 Master Licensing Agreement dated April 7, 2000 between Electronic Registry Systems, Inc. and Insynq, Inc. (Incorporated by reference to
         Exhibit 10.28 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.36 Master Licensing Agreement dated March 22, 2000 between Viking Software Services, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit
         10.29 to the Company's Annual Report on Form 10-KSB filed September 13,
         2000).

10.37 Master Licensing Agreement dated June 1, 2000 between My Partner Online and Insynq, Inc. (Incorporated by reference to Exhibit 10.30 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.38 Amendment B to Master Licensing Agreement dated November 1, 2001 between My Partner Online and Insynq, Inc. (Incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-QSB filed January 16, 2002)

10.39 Master Licensing Agreement dated April 24, 2000 between Veracicom and Insynq, Inc. (Incorporated by reference to Exhibit 10.31 to the Company's Annual Report on Form 10- KSB filed September 13, 2000).

10.40 Master Licensing Agreement dated August 21, 2000 between CastaLink.com, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.32 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.41 Application Hosting Agreement dated May 12, 2000 between Remedy Corporation and Insynq, Inc. (Incorporated by reference to Exhibit
         10.33 to the Company's Annual Report on Form 10-KSB filed September 13,
         2000).

10.42 Novell Internet Commercial Service Provider Agreement dated July 24, 2000 between Novell, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.34 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.43 Agreement to Provide Collaborative Management Services dated July 15, 1999 between Horizon Holdings I, LLC, and Insynq, Inc. (Incorporated by reference to Exhibit 10.35 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.44 Referral Partner Agreement dated July 29, 1999 between Global Crossing Telecommunications, Inc. and Insynq, Inc. (Incorporated by reference to
         Exhibit 10.36 to
         the Company's Annual Report on Form 10-KSB filed September 13, 2000).

10.45 Application Hosting and Delivery Agreement dated August 18, 2000 between Donor Management, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.37 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

10.46 Application Service Provider Agreement dated August 21, 2000 between Corel Corporation and Insynq, Inc. (Incorporated by reference to
         Exhibit 10.38 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

10.47 Application Services Agreement dated September 6, 2000 between Microsoft and Insynq, Inc. (Incorporated by reference to Exhibit 10.39 to the Company's Quarterly Report on Form 10-QSB dated October 23,
         2000).

10.48 Consulting Agreement dated September 20, 2000 between David D. Selmon and Insynq, Inc. (Incorporated by reference to Exhibit 10.40 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.49 Amendment No. 1 to Consulting Agreement dated September 12, 2001 between David D. Selmon and Insynq, Inc. (Incorporated by reference to
         Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB filed January 16, 2002)

10.50 Release Agreement dated September 22, 2000 with Charles Benton. (Incorporated by reference to Exhibit 10.41 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.51 Release Agreement dated September 22, 2000 with Charles Benton. (Incorporated by reference to Exhibit 10.42 to the Company's Quarterly Report on Form 10-QSB filed October 23, 2000).

10.52 Employment Agreement dated September 18, 2000 between Stephen C. Smith and Insynq, Inc. as amended by Amendment No. 1 dated December 1, 2000. (Incorporated by reference to Exhibit 10.43 to the Company's Quarterly Reported on Form 10-QSB filed October 23, 2000).

10.53 Amendment No. 2 dated July 20, 2001 to Employment Agreement between Stephen C. Smith and Insynq, Inc. (Incorporated by reference to Exhibit
         10.49 to the Company's Annual Report on Form 10-KSB filed July 31,
         2001).

10.54 Non-Exclusive Financial Advisory Agreement dated June 15, 2000 between Sunstate Equity Trading, Inc. and Xcel Management, Inc., as amended by Amendment No. 1 dated September 22, 2000. Incorporated by reference to
         Exhibit 10.44 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.55 Independent Consulting Agreement dated September 16, 2000 between Steven Tebo and Insynq, Inc. (Incorporated by reference to Exhibit
         10.45 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

10.56 Independent Consulting Agreement dated September 16, 2000 between Franklin C. Fisher and Insynq, Inc. (Incorporated by reference to
         Exhibit 10.46 to the Company's Quarterly Report on Form 10-QSB dated October 23, 2000).

10.57    Independent Consulting Agreement dated October 31, 2000 between Charles
         F. Benton and Insynq, Inc. (Incorporated by reference to Exhibit 10.47 to the Company's Registration Statement on Form SB-2 filed December 14,
         2000)

10.58 Amendment No. 1 to Consulting Agreement dated November 1, 2001 between Charles F. Benton and Insynq, Inc. (Incorporated by reference to
         Exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB filed January 16, 2002)

10.59 Independent Consulting Agreement dated November 28, 2000 between My Partner Online, Inc. and Insynq. Inc. (Incorporated by reference to
         Exhibit 10.48 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.60 Letter of Understanding dated November 11, 2000 and Agreement dated November 11, 2000 between Bridge 21, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.49 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.61 Contract of Engagement dated September 27, 2000 between Cardinal Securities, L.L.C. and Insynq, Inc. (Incorporated by reference to
         Exhibit 10.50 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.62 Agreement dated November 30, 2000 between Kathleen McHenry, John P. Gorst and

         Insynq, Inc. (Incorporated by reference to Exhibit 10.51 to the Company's Registration Statement on Form SB-2 filed December 14, 2000)

10.63 Voting Agreement dated November 30, 2000 between Kathleen McHenry, Hagens Berman LLP, John P. Gorst and Insynq, Inc. (Incorporated by reference to Exhibit 10.52 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.64 Registration Rights Agreement dated November 30, 2000 between Kathleen McHenry, Hagens Berman LLP and Insynq, Inc. (Incorporated by reference to Exhibit 10.53 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.65 Application Service Provider Reseller Agreement dated October 27, 2000 between Wireless Knowledge, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.54 to the Company's Registration Statement on Form SB-2 filed December 14, 2000).

10.66 Independent Consultant Agreement dated January 2, 2001 between One Click Investments, LLC and Eric Estoos and Insynq, Inc. (Incorporated by reference to Exhibit 10.55 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

10.67 Independent Consultant Agreement dated January 2, 2001 between Michael duPont and Insynq, Inc. (Incorporated by reference to Exhibit 10.56 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

10.68 Non-Exclusive Financial Advisory Agreement dated January 26, 2001 between Morgan Brewer Securities, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.57 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

10.69 Business Advisory and Consulting Services Agreement dated February 19, 2001 between Tarshish Capital Markets, LTD. and Insynq, Inc. (Incorporated by reference to Exhibit 10.58 to the Company's Quarterly Report on Form 10-QSB dated April 20, 2001).

10.70 Consulting Agreement dated March 22, 2001 between Metromedia Research Group LLC and Insynq, Inc., as amended dated April 9, 2001. (Incorporated by reference to Exhibit 10.65 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.71 Registration Rights Agreement dated March 22, 2001 between Metromedia Research Group, LLC and Insynq, Inc. (Incorporated by reference to
         Exhibit 10.66 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.72 Consulting Agreement dated March 23, 2002 between Internet PR Group and Insynq, Inc. (Incorporated by reference to Exhibit 10.67 to the Company's Annual Report on Form 10- KSB filed July 31, 2001).

10.73 Letter Agreement dated April 1, 2001 between Barretto Pacific Corporation and Insynq, Inc. (Incorporated by reference to Exhibit
         10.68 to the Company's Annual Report on Form 10-KSB filed July 31,
         2001).

10.74 Consulting Agreement dated April 1, 2001 between consultant and Insynq, Inc. (Incorporated by reference to Exhibit 10.69 to the Company's Annual Report on Form 10- KSB filed July 31, 2001).

10.75 Consulting Agreement dated May 3, 2001 and Amendment dated May 30, 2001 between Eugene R. Zachman and Insynq, Inc. (Incorporated by reference to Exhibit 10.70 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.76 Settlement Agreement dated May 17, 2001 between Howe/Horizon Holdings, LLC, Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.71 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.77 Equipment Co-Location License Agreement dated May 16, 2001 between Horizon Holdings I, LLC and Insynq, Inc. (Incorporated by reference to
         Exhibit 10.72 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.78 Lease Agreement dated May 10, 2001 between Howe/Horizon Holdings, LLC and Insynq, Inc. (Incorporated by reference to Exhibit 10.73 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.79 Consulting Agreement dated May 17, 2001 and Amendment dated May 30, 2001 between James Zachman and Insynq, Inc. (Incorporated by reference to Exhibit 10.74 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.80 Agreement to Provide Professional Service dated July 10, 2001 between Central Software Services and Insynq, Inc. (Incorporated by reference to Exhibit 10.75 to the Company's

         Annual Report on Form 10-KSB filed July 31, 2001).

10.81 Consulting Agreement dated May 3, 2001 between DiabloStocks, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.76 to the Company's Annual Report on Form 10- KSB filed July 31, 2001).

10.82 Selling Agreement dated May 28, 2001 between Taconic Capital Partners, LP, Internet Solutions Partners, Inc, Salvani Investments, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.77 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.83 Acquisition Purchase Agreement dated June 1, 2001 between Omnibus Subscriber Computing, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.78 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.84 Settlement Agreement dated June 21, 2001 between One Click Investments, LLC and John P. Gorst. (Incorporated by reference to Exhibit 10.79 to the Company's Annual Report on Form 10-KSB filed July 31, 2001).

10.85 Settlement Agreement dated February 15, 2002 between One Click Investments, LLC and Insynq, Inc. (Incorporated by reference to Exhibit
         10.11 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25, 2002)

10.86 Lease Agreement dated July 6, 2001 between Simon-Marten, LLC and Insynq, Inc. for 1127 Broadway Plaza, Suite 10, Tacoma, Washington, 98402. (Incorporated by reference to Exhibit 10.80 to the Company's Amended Registration Statement on Form SB2/A filed September 19, 2001)


10.87 Settlement Agreement dated September 6, 2001 between Martin E. Darrah and Insynq, Inc. (Incorporated by reference to Exhibit 10.81 to the Company's Registration Statement on Form SB-2 filed September 19, 2001.)

10.88 Consulting Agreement dated September 1, 2001 between consultant and Insynq, Inc. (Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10- QSB filed January 16, 2002)

10.89 Consulting Agreement dated January 1, 2002 between consultant and Insynq, Inc. (Incorporated by reference to Exhibit 10.8 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25,
         2002)

10.90 Services Agreement dated December 20, 2001 between Qwest Business Resources, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit
         10.9 to the Company's Amended Quarterly Report on From 10-QSB/A filed February 25, 2002)

10.91 Employment Agreement dated December 1, 2001 between Donald M. Kaplan and Insynq, Inc. (Incorporated by reference to Exhibit 10.10 to the Company's Amended Quarterly Report on Form 10-QSB/A filed February 25,
         2002)

10.92 Acquisition Purchase Agreement dated June 1, 2001 between Omnibus Subscriber Computing, Inc. and Insynq, Inc. (Incorporated by reference to Exhibit 10.92 to the Company's Registration Statement on From SB-2 filed June 11, 2002).

10.93 Managed Services Agreement dated December 1, 2001 between Omnibus Canada Corporation and Insynq, Inc. (Incorporated by reference to
         Exhibit 10.93 to the Company's Registration Statement on From SB-2 filed June 11, 2002).

10.94 Amendment No. 1 to Managed Services Agreement dated December 2, 2001 between Omnibus Canada Corporation and Insynq, Inc (Incorporated by reference to Exhibit 10.94 to the Company's Registration Statement on From SB-2 filed June 11, 2002).


10.95 Insynq, Inc. 2002 Director, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan. (Incorporated by reference to the Company's Information Statement on Form 14-C filed December 10, 2002).



10.96 Exchange Agreement dated October 16, 2002 between Kelly D. Miller and Insynq, Inc. (Incorporated by reference to Exhibit 10.96 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)



10.97 Exchange Agreement dated October 16, 2002 between Delores Hall and Insynq, Inc. (Incorporated by reference to Exhibit 10.97 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)



10.98 Exchange Agreement dated October 16, 2002 between William D. Schmechel and Insynq,

         Inc. (Incorporated by reference to Exhibit 10.98 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)



10.99 Exchange Agreement dated October 16, 2002 between Robert A. Harville and Insynq, Inc. (Incorporated by reference to Exhibit 10.99 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)




10.100 Exchange Agreement dated October 16, 2002 between Mark Rasanzoff and Insynq, Inc. (Incorporated by reference to Exhibit 10.100 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)



10.101 Exchange Agreement dated October 16, 2002 between Joanie C. Mann and Insynq, Inc. (Incorporated by reference to Exhibit 10.101 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)



10.102 Exchange Agreement dated October 16, 2002 between David D. Selmon and Insynq, Inc. (Incorporated by reference to Exhibit 10.102 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)



10.103 Exchange Agreement dated October 16, 2002 between International Fluid Dynamics and Insynq, Inc. (Incorporated by reference to Exhibit 10.103 to the Company's Registration Statement on Form SB-2 filed March 18,
         2003)



10.104 Exchange Agreement dated October 16, 2002 between M. Carroll Benton and Insynq, Inc. (Incorporated by reference to Exhibit 10.104 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)



10.105 Exchange agreement dated October 16, 2002 between John P. Gorst and Insynq, Inc. (Incorporated by reference to Exhibit 10.105 to the Company's Registration Statement on Form SB-2 filed March 18, 2003)


16.1     Letter on Change in Certifying Accountant (Incorporated by reference to
         Exhibit 1 to the Company's Current Report on Form 8- K/A filed May 23,
         2000).

16.2     Letter on Change in Certifying Accountant (Incorporated by reference to
         Exhibit 1 to the Company's Current Report on Form 8-K filed July 25, 2002.)

23.1*    Consent of Weinberg & Company, P.A. (filed herewith)

23.3*    Consent of legal counsel (see Exhibit 5)


o     Filed Herewith


ITEM 28. UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Tacoma, State of Washington, on May 22, 2003.


                                                              INSYNQ, INC.




                            By: /s/ John P. Gorst
                            ----------------


                            John P. Gorst, Chairman, CEO President, Principal Executive Officer

                            and Director




SIGNATURE                                                          TITLE                                       DATE

/s/ M. Carroll Benton                        Chief Administrative Officer, Secretary                        May 22, 2003
--------------------------------             Treasurer, Principal Accounting Officer,
                                             Principal Financial Officer and Director

    M. Carroll Benton



/s/ David D. Selmon                           Director                                                      May 22, 2003

--------------------------------
    David D. Selmon
